   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1998
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

          CITIGROUP INC.                               DELAWARE                               52-1568099
          CITIGROUP CAPITAL VI                         DELAWARE                               06-6446485
          CITIGROUP CAPITAL VII                        DELAWARE                               06-6446486
          CITIGROUP CAPITAL VIII                       DELAWARE                               06-1532080
          CITIGROUP CAPITAL IX                         DELAWARE                               06-1532083
          CITIGROUP CAPITAL X                          DELAWARE                               06-1532084
          CITIGROUP CAPITAL XI                         DELAWARE                               06-1532087
          CITIGROUP CAPITAL XII                        DELAWARE                               06-1532088
          CITIGROUP CAPITAL XIII                       DELAWARE                               06-1532089

     (EXACT NAME OF REGISTRANT AS          (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
      SPECIFIED IN ITS CHARTER)             INCORPORATION OR ORGANIZATION)             IDENTIFICATION NUMBERS)

                              153 EAST 53RD STREET
                               NEW YORK, NY 10043
                                 (212) 559-1000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                           STEPHANIE B. MUDICK, ESQ.
                         GENERAL COUNSEL-CORPORATE LAW
                                 CITIGROUP INC.
                              153 EAST 53RD STREET
                               NEW YORK, NY 10043
                                 (212) 559-1000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

      GREGORY A. FERNICOLA, ESQ.                FREDERICK W. KANNER, ESQ.
        SKADDEN, ARPS, SLATE,                      DEWEY BALLANTINE LLP
          MEAGHER & FLOM LLP                   1301 AVENUE OF THE AMERICAS
           919 THIRD AVENUE                      NEW YORK, NEW YORK 10019
       NEW YORK, NEW YORK 10022                       (212) 259-8000
            (212) 735-3000

                         ------------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as agreed upon by Citigroup Inc. and the Underwriters in light of market conditions.
                         ------------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                         ------------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                         ------------------------------

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE
                             (SEE FOLLOWING PAGE.)
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
                TITLE OF EACH CLASS                      AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING
          OF SECURITIES TO BE REGISTERED                  REGISTERED               UNIT(1)              PRICE(2)(3)
Debt Securities of Citigroup Inc.(5)...............
Index Warrants of Citigroup Inc.(6)................
Preferred Stock of Citigroup Inc.(7)...............
Depositary Shares of Citigroup Inc.(8).............
Common Stock of Citigroup Inc.(9)..................
Capital Securities of the Trusts(10)...............
Junior Subordinated Debt Securities of Citigroup
  Inc.(10).........................................
Guarantees of Capital Securities of the Trusts and
  certain back-up obligations(11)..................
Common Stock of Citigroup Inc. reserved for
  issuance upon conversion or exchange of Debt
  Securities, Preferred Stock, Depositary Shares
  (12).............................................
Total (13).........................................     $4,150,000,000                                $4,150,000,000


                TITLE OF EACH CLASS                        AMOUNT OF
          OF SECURITIES TO BE REGISTERED              REGISTRATION FEE(4)
Debt Securities of Citigroup Inc.(5)...............
Index Warrants of Citigroup Inc.(6)................
Preferred Stock of Citigroup Inc.(7)...............
Depositary Shares of Citigroup Inc.(8).............
Common Stock of Citigroup Inc.(9)..................
Capital Securities of the Trusts(10)...............
Junior Subordinated Debt Securities of Citigroup
  Inc.(10).........................................
Guarantees of Capital Securities of the Trusts and
  certain back-up obligations(11)..................
Common Stock of Citigroup Inc. reserved for
  issuance upon conversion or exchange of Debt
  Securities, Preferred Stock, Depositary Shares
  (12).............................................
Total (13).........................................       $1,153,700

(1) The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of the Debt Securities, Index Warrants, Preferred Stock, Depositary Shares and Junior Subordinated Debt Securities of Citigroup Inc. and the Capital Securities of the Trusts registered hereby will not exceed $6,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(3) Exclusive of accrued interest, distributions and dividends, if any.

(4) A filing fee aggregating $545,750 was previously paid in connection with registration statements filed earlier relating to the registration of $1,850,000,000 aggregate principal amount of securities which are being included in this Registration Statement. The filing fee of $1,153,700 relates solely to the registration of $4,150,000,000 aggregate principal amount of securities not previously registered.

(5) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time. Includes Debt Securities which may be purchased by underwriters to cover over-allotments, if any.

(6) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Index Warrants representing rights to receive an amount of cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures or changes in an index or differences between two or more indices as may be sold, from time to time.

(7) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock of Citigroup Inc. as from time to time may be issued at indeterminate prices. Includes Preferred Stock which may be purchased by underwriters to cover over-allotments, if any.

(8) Subject to note (13) below, there is being registered hereunder an indeterminate number of Depositary Shares as may be issued in the event that Citigroup Inc. elects to offer fractional interests in the Preferred Stock registered hereby. Includes Depositary Shares which may be purchased by underwriters to cover over-allotments, if any.

(9) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Common Stock of Citigroup Inc. as from time to time may be issued at indeterminate prices. Includes Common Stock which may be purchased by underwriters to cover over-allotments, if any.

(10) Subject to note (13) below, there is being registered hereunder an indeterminate number of Capital Securities of Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII (each a "Trust") and such indeterminate principal amount of Junior Subordinated Debt Securities of Citigroup Inc. as may from time to time be issued at indeterminate prices. Includes Capital Securities which may be purchased by underwriters to cover over-allotments, if any. Junior Subordinated Debt Securities may be issued and sold to any Trust, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Capital Securities upon a dissolution of such Trust and the distribution of the assets thereof.

(11) Includes the rights of holders of the Capital Securities under any Guarantees and certain back-up undertakings, comprised of the obligations of Citigroup Inc., to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Capital Securities) and such obligations of Citigroup Inc. as set forth in the Amended and Restated Declaration of Trust of each Trust and the related Indenture, in each case as further described in the Registration Statement. The Guarantees, when taken together with Citigroup Inc.'s obligations under the Junior Subordinated Debt Securities, the related Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Citigroup Inc. of payments due on the Capital Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

(12) Such indeterminate number of shares of Common Stock as may be issued upon conversion of or in exchange for any Debt Securities, Preferred Stock or Depositary Shares that provide for such conversion or exchange are being registered hereby. No separate consideration will be received for the Common Stock issuable upon such conversion or exchange.

(13) As described in note (4) above and the paragraph below, this Registration Statement relates to the registration of $4,150,000,000 aggregate principal amount of securities being registered hereby and an additional $1,850,000,000 aggregate principal amount of securities previously registered. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $6,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

    Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectuses and Prospectus Supplement included in this Registration Statement also relate to the Debt Securities of Citigroup Inc. (formerly Travelers Group Inc.) and the Trust Preferred Securities of Citigroup Capital VI (formerly Travelers Capital VI) and Citigroup Capital VII (formerly Travelers Capital
VII), the Junior Subordinated Debt Securities of Citigroup Inc., the Guarantees of Trust Preferred Securities of such Citigroup Capital Trusts and certain back-up obligations, the Preferred Stock and the Depositary Shares previously registered under Registration Statements on Form S-3 (Nos. 333-51201 and 333-42575) of Citigroup Inc. and such Citigroup Capital Trusts, as applicable. A filing fee of $457,250 was paid in connection with the $1,550,000,000 of securities that remain eligible to be sold under the Registration Statement on Form S-3 (No. 333-51201) of Citigroup Inc. as of December 15, 1998. A filing fee of $88,500 was paid in connection with the $300,000,000 of securities that remain eligible to be sold under the Registration Statement on Form S-3 (No. 333-42575) of Citigroup Inc. and such Citigroup Capital Trusts as of December 15, 1998.

                               INTRODUCTORY NOTE

    This Registration Statement contains (i) a form of Prospectus (the "Basic Prospectus") relating to Debt Securities, Index Warrants, Preferred Stock, Depositary Shares and Common Stock of Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup" or the "Company"), (ii) a form of Prospectus Supplement to the Basic Prospectus relating to the offering by Citigroup of its Medium-Term Senior Notes, Series A, and Medium-Term Subordinated Notes, Series A, in registered form (the "MTN Prospectus Supplement") and (iii) a form of Prospectus (the "Capital Securities Prospectus") relating to Junior Subordinated Debt Securities of Citigroup and to the Capital Securities of Citigroup Capital VI (formerly Travelers Capital VI), Citigroup Capital VII (formerly Travelers Capital VII), Citigroup Capital VIII (formerly Travelers Capital VIII), Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII (each a "Citigroup Trust" or a "Trust" and collectively the "Citigroup Trusts" or the "Trusts"). The Capital Securities Prospectus may be used for one or more offerings by Citigroup and the respective Citigroup Trusts. To the extent required, the information in the Capital Securities Prospectus, including financial information, will be updated at the time of such offerings.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1998
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                     [LOGO]

May Offer--

                                DEBT SECURITIES
                                 INDEX WARRANTS
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK

    We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and any accompanying Prospectus Supplement carefully before you invest.

                            ------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES OR INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                            ------------------------

           , 1998

                               PROSPECTUS SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE TERMS OF OUR SECURITIES, YOU SHOULD CAREFULLY READ THIS DOCUMENT AND THE PROSPECTUS SUPPLEMENT THAT EXPLAINS THE SPECIFIC TERMS OF THE SECURITIES WE ARE OFFERING. YOU SHOULD ALSO READ THE DOCUMENTS WE HAVE REFERRED TO IN "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" BELOW FOR INFORMATION ON OUR COMPANY AND OUR FINANCIAL STATEMENTS. THE PROSPECTUS SUPPLEMENT MAY ALSO ADD, UPDATE OR CHANGE INFORMATION CONTAINED IN THIS PROSPECTUS. IT IS IMPORTANT FOR YOU TO CONSIDER THE INFORMATION IN THE PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, INCLUDING DOCUMENTS WE HAVE INCORPORATED BY REFERENCE, IN MAKING YOUR INVESTMENT DECISION.

                                  OUR COMPANY

    Citigroup Inc.'s (formerly Travelers Group Inc.) ("Citigroup" or the "Company") businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSBC Asset Management, Travelers Life & Annuity and Travelers Property Casualty.

    On October 8, 1998, the Company changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a newly formed, wholly owned subsidiary of the Company.

    The Company is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Certain subsidiaries' dividend paying abilities are limited by certain covenant restrictions in credit agreements and/or by regulatory requirements, including those imposed by federal bank regulatory authorities, the insurance departments of a number of states, and various capital requirements imposed by securities regulators. The Company is also subject to certain capital requirements as a bank holding company. Each of the Company's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

    Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, the Company may be required to commit resources to its subsidiary banks in certain circumstances.

    The principal office of the Company is located at 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000. If you would like additional information about our Company, please refer to the information under "Available Information" below.

                          THE SECURITIES WE MAY OFFER

    The Company may issue from time to time (i) debt securities ("Debt Securities"), which may be senior debt securities of the Company or subordinated to other indebtedness of the Company; (ii) warrants ("Index Warrants") representing the right to receive, upon exercise, an amount in cash or number of securities that will be determined by reference to prices, yields, levels or other specified objective measures, or changes in an index or differences between two or more indices; (iii) preferred stock ("Preferred Stock") in one or more series; (iv) fractional shares of Preferred Stock represented by depositary receipts ("Depositary Shares"); or (v) common stock ("Common Stock"), all having an aggregate initial public offering price or purchase price of up to $6,000,000,000, or equivalent amount in one or more foreign or composite currencies. The Debt Securities, Index Warrants, Preferred Stock, Depositary Shares and Common Stock are referred to in this Prospectus collectively as the "Offered Securities." The Offered Securities may be offered separately or as units with other Offered Securities, in separate series, in amounts, at prices and on terms to be determined at or prior to the time of sale.

The registration statement to which this Prospectus relates also contemplates the sale of other securities pursuant to separate prospectuses. The sale of other securities under the registration statement of which this Prospectus forms a part will reduce the amount of Offered Securities that may be sold hereunder.

    The specific terms of the Offered Securities with respect to which this Prospectus is being delivered will be set forth in an accompanying supplement to this Prospectus (a "Prospectus Supplement"), together with the terms of the offering of the Offered Securities and the initial price and the net proceeds to the Company from the sale of the Offered Securities. The Prospectus Supplement will also contain other applicable information about the Offered Securities such as certain United States federal income tax considerations or any listing on a securities exchange. This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement.

    For a description of certain terms that may relate to the Offered Securities, see "Description of Debt Securities," "Description of Index Warrants," "Description of Preferred Stock," "Description of Capital Stock" and "Description of Depositary Shares" below.

    See "Description of Index Warrants--Special Considerations Relating to Index Warrants" for a description of certain risks associated with an investment in Index Warrants. In addition, prospective investors should see "European Monetary Union" for a discussion of certain matters that may pertain to Offered Securities and relate to the introduction of a single currency in Europe.

                          USE OF PROCEEDS AND HEDGING

    GENERAL. The proceeds to be received by the Company from the sale of the Offered Securities will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. The Company or an affiliate may enter into a swap agreement with one of the Company's affiliates or a third party in connection with the sale of the Offered Securities and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

    USE OF PROCEEDS RELATING TO INDEX WARRANTS AND INDEXED NOTES. All or a portion of the proceeds to be received by the Company from the sale of Index Warrants or Debt Securities on which certain or all payments of interest, principal or premium may be linked to an index ("Indexed Notes") may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the assets by reference to which the relevant index or indices are determined or calculated ("Underlying Assets"), or options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or synthetic instruments relating to such Index or Underlying Assets, as the case may be, and, if applicable, to pay the costs and expenses of hedging any currency, interest rate or other index-related risk with respect to such Index Warrants and Indexed Notes. From time to time after the initial offering and prior to the maturity of the Index Warrants and Indexed Notes, depending on market conditions (including the value of the index and/or the Underlying Assets), in connection with hedging with respect to such Offered Securities, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the index, the Underlying Assets, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the index and such Assets. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in Index Warrants and Indexed Notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such Offered Securities. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of its subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the Underlying Assets or index, the Company or one or more of its subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Index Warrants and Indexed Notes. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the index or the Underlying Assets, there can be no assurance that the Company will not affect such prices or value as a result of its hedging activities. The remainder of the proceeds from the sale of Index Warrants and Indexed Notes will be used by the Company for general corporate purposes, as described above.

                      RATIO OF INCOME TO FIXED CHARGES AND
                   RATIO OF INCOME TO COMBINED FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS

    The following table sets forth (i) the supplemental consolidated ratio of income to fixed charges and (ii) the supplemental consolidated ratio of income to combined fixed charges including preferred stock dividends of the Company for the nine months ended September 30, 1998 and for each of the five most recent fiscal years, after giving retroactive effect to the merger with Citicorp on October 8, 1998 in a transaction accounted for as a pooling of interests.

                                                                                                   YEAR ENDED
                                                                                                  DECEMBER 31,
                                                              NINE MONTHS ENDED    ------------------------------------------
                                                             SEPTEMBER 30, 1998      1997       1996       1995       1994
                                                            ---------------------  ---------  ---------  ---------  ---------
Ratio of income to fixed charges (excluding interest on
  deposits)...............................................             1.65             1.71       1.88       1.65       1.41
Ratio of income to fixed charges (including interest on
  deposits)...............................................             1.39             1.43       1.51       1.39       1.25
Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits)...............................................             1.62             1.66       1.80       1.56       1.34
Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits)...............................................             1.37             1.41       1.48       1.35       1.21


                                                              1993
                                                            ---------
Ratio of income to fixed charges (excluding interest on
  deposits)...............................................       1.43
Ratio of income to fixed charges (including interest on
  deposits)...............................................       1.25
Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits)...............................................       1.37
Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits)...............................................       1.22

                            EUROPEAN MONETARY UNION

    Stage III of the European Economic and Monetary Union ("Stage III") is presently scheduled to commence on January 1, 1999 for those member states of the European Union that satisfy the economic convergence criteria set forth in the Treaty on European Union. On March 25, 1998, the European Commission officially recommended that eleven of the member states of the European Union be allowed to participate in Stage III; these eleven member states are Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain (collectively, the "Participating Member States"). It is possible that additional member states of the European Union may participate in Stage III after January 1, 1999, in which case each such additional member state will also become a "Participating Member State." Certain of the foreign currencies in which Debt Securities may be denominated or payments in respect of Index Warrants may be due or by which amounts due on the Offered Securities may be calculated may be issued by Participating Member States (each such country, a "Relevant Jurisdiction" with respect to such Offered Securities). Stage III includes the introduction of a single currency (the "Euro") which will be legal tender in the Participating Member States, existing in parallel with the present national currency of each Participating Member State. It is currently anticipated that on and after January 1, 2002, the national currencies of Participating Member States will cease to exist and the sole legal tender in such States will be the Euro. It is anticipated that the European Union will adopt regulations or other legislation providing specific rules for the introduction of the Euro in substitution for the respective current national currencies of such member states, which regulations or legislation may be supplemented by legislation of the individual member states. The laws and regulations of the European Union (and, if any, of such Relevant Jurisdiction) relating to the Euro implemented pursuant to or by virtue of the Treaty on European Union may apply to the relevant Offered Securities, Indenture (as defined below) or Indentures and Index Warrant Agreement (as defined below) or Agreements. Such laws and regulations, and future market conventions applicable in the European Union to securities similar to the relevant Offered Securities, may be inconsistent in varying degrees with the terms and conditions of the relevant Offered Securities established at their issuance. To the extent that references in any Indenture or Index Warrant Agreement governing any relevant Offered Securities or in the terms and conditions of any relevant Offered Securities to any business day, day-count, day-count fraction or other convention shall be inconsistent with such European Union laws, regulations or market conventions that are applicable to securities similar to the relevant Offered Securities held in international clearing systems, the Company, in its discretion (but after consultation with the applicable trustee or warrant agent, and with any principal paying agent located in a European Union member state), may amend such references and terms and conditions to be in harmony with, or to otherwise comply with, such laws, regulations and/or market conventions. Any such amendment shall be effected without the necessity of obtaining the consent of any Holder of the relevant Offered Securities.

    If, following the commencement of Stage III, the Company has the option, pursuant to applicable law, to make payments of principal of, or interest on or any other amounts in respect of, the relevant Offered Securities, or to calculate amounts due thereon, in either the current national currency of a Relevant Jurisdiction or Euro, the Company will make such payments or calculations in such national currency or Euro at its sole discretion. To the extent that the introduction of the Euro necessitates the rounding up or down of certain amounts or quotations expressed in Euro with respect to the relevant Offered Securities, such rounding will be made in conformity with prevailing market conventions in the European Union or, in the absence of an applicable market convention, to the nearest Euro cent.

    The circumstances and consequences described in this section and any resultant amendment to the terms and conditions of the relevant Offered Securities will not entitle any Holder of such Offered Securities (i) to any legal remedy, including, without limitation, redemption, rescission, notice, repudiation, adjustment or renegotiation of the terms and conditions of the Offered Securities, Indenture or Indentures and Index Warrant Agreement or Agreements, or (ii) to raise any defense or make any claim (including, without limitation, claims of breach, force majeure, frustration of purpose or impracticability) or any other claim for compensation, damages or any other relief.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be unsecured general obligations of the Company. The Debt Securities will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a senior debt indenture (as amended or supplemented from time to time, the "Senior Debt Indenture") and, in the case of Debt Securities that will be subordinated debt, under a subordinated debt indenture (as amended or supplemented from time to time, the "Subordinated Debt Indenture"). The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The institutions named as trustees under the Indentures are hereinafter referred to individually as a "Trustee" and collectively as the "Trustees." Forms of the Indentures have been filed with the SEC and are incorporated by reference as
part of the Registration Statement on Form S-3 (No. 333-       ) under the
Securities Act of 1933, as amended (the "Securities Act"), that the Company has filed with the SEC relating to the Offered Securities (such registration statement, together with all exhibits and amendments, the "Registration Statement"). The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and are subject to, and are qualified by, the detailed provisions of the applicable Indenture, including the definition of certain terms used and for other information regarding the Debt Securities. Copies of the Indentures may be obtained from the Company or the applicable Trustee. Numerical references in parentheses below are to sections in the applicable Indenture or, if no Indenture is specified, to sections in each of the Indentures. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

    Unless otherwise provided in the applicable Prospectus Supplement, the Trustee under the Senior Debt Indenture will be The Bank of New York, under an Indenture dated as of March 15, 1987, as amended or supplemented from time to time, and the Trustee under the Subordinated Debt Indenture will be The First National Bank of Chicago under an Indenture dated as of July 17, 1998, as amended or supplemented from time to time.

GENERAL

    The Debt Securities will be unsecured senior or subordinated obligations of the Company. As a holding company, the Company's sources of funds are derived principally from advances and dividends from subsidiaries, certain of which are subject to regulatory considerations, and from sales of assets and investments. The Indentures provide that the Debt Securities and other unsecured senior or subordinated debt securities of the Company, without limitation as to aggregate principal amount, may be issued in one or more series, and a single series may be issued at various times, with different maturity dates and different interest rates, in each case as authorized from time to time by the Company.

    One or more series of the Debt Securities may be issued with the same or various maturities at par or at a discount. Federal income tax consequences and other special considerations applicable to any Debt Securities issued by the Company at a discount ("Original Issue Discount Securities") will be described in the applicable Prospectus Supplement.

    Reference is made to the applicable Prospectus Supplement relating to any series of Debt Securities for the following terms, where applicable:

 (1) the designation of the Debt Securities, whether such Debt Securities will be senior or subordinated debt of the Company and the Indenture under which such Debt Securities are being issued;

 (2) any limit on the aggregate principal amount of the Debt Securities;

 (3) the percentage of the principal amount representing the price at which the Debt Securities will be issued and, if applicable, the method by which such principal amount will be determined;

 (4) the date or dates on which the principal of the Debt Securities will be payable;

 (5) the rate or rates per annum (which may be fixed or variable) at which the Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined;

 (6) the date or dates from which any interest will accrue, or the method by which such date or dates will be determined, and the date or dates on which any such interest will be payable and any related record dates;

 (7) if other than in United States dollars, the currency or currency unit in which payment of principal of, premium, if any, and interest on the Debt Securities will be payable;

 (8) if the amount of payment of principal of, premium, if any, or any interest on the Debt Securities may be determined with reference to an index or formula based on a currency or currency unit other than that in which the Debt Securities are stated to be payable, the manner in which such amounts will be determined;

 (9) if the principal of, premium, if any, or any interest on the Debt Securities is to be payable at the election of the Company or a holder thereof in a currency or currency unit other than that in which the Debt Securities are stated to be payable, the periods within which and the terms upon which such election may be made;

(10) the place or places where the principal of, premium, if any, and any interest on the Debt Securities will be payable;

(11) the price or prices at which, the period or periods within which and the terms and conditions upon which the Debt Securities may be redeemed, in whole or in part, at the option of the Company;

(12) the obligation, if any, of the Company to redeem, purchase or repay the Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(13) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities payable upon declaration of acceleration of the maturity of the Debt Securities;

(14) provisions, if any, for the discharge of the Company's indebtedness and obligations or termination of certain of its obligations under the Indenture with respect to the Debt Securities by deposit of funds or United States government obligations;

(15) whether the Debt Securities are to be issued in whole or in part in the form of a Global Security (defined below) and the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other definitive Securities;

(16) the date as of which any Global Security will be dated if other than the original issuance of the first Debt Security to be issued;

(17) any material provisions of the applicable Indenture described in this Prospectus that do not apply to the Debt Securities; and

(18) any other terms of the Debt Securities not inconsistent with the provisions of the Indentures (SECTION 2.02).

    The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the holders of such series of Debt Securities would be subject to adjustment.

    Under the Indentures, the Company may authorize the issuance and establish the terms of a series of Debt Securities pursuant to a supplemental indenture or pursuant to a resolution of its Board of Directors, any duly authorized committee of the Board or any committee of officers or other representatives of the Company duly authorized by the Board of Directors for such purpose. The provisions of the Indentures described above provide the Company with the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and to issue additional Debt Securities of such series.

    The Debt Securities will be issued only in registered form. Debt Securities of a series may be issuable in the form of one or more Global Securities, as described below under "Global Securities." Unless otherwise provided in the Prospectus Supplement accompanying this Prospectus, Debt Securities denominated in United States dollars will be issued only in denominations of $1,000 and integral multiples thereof (SECTION 2.01). The Prospectus Supplement relating to Offered Securities denominated in a foreign or composite currency will specify the denomination thereof.

    The Debt Securities may be presented for exchange, and Debt Securities (other than a Global Security) may be presented for registration of transfer at the principal corporate trust office of the Trustee in The City of New York. No service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. All Debt Securities presented for registration of transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed by, or accompanied by a written instrument or instruments of transfer (in form satisfactory to the Company and the Trustee) duly executed by, the registered holder or his attorney duly authorized in writing (SECTION 2.05).

PAYMENT AND PAYING AGENTS

    Payment of principal of and premium, if any, on the Debt Securities (other than a Global Security) will be made in the designated currency against surrender of such Debt Securities at the principal corporate trust office of the Trustee in The City of New York. Unless otherwise indicated in the Prospectus Supplement, payment of any installment of interest on Securities will be made to the person in whose name such Security is registered at the close of business on the Record Date for such interest. Unless otherwise indicated in the Prospectus Supplement, payments of such interest will be made at the principal corporate trust office of the Trustee in The City of New York, or by a check mailed to the holder at such holder's registered address (SECTIONS 2.01 AND 5.02).

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository identified in the Prospectus Supplement relating to such series (SENIOR DEBT INDENTURE, SECTIONS 1.02 AND 2.01; SUBORDINATED DEBT INDENTURE, SECTIONS 1.02 AND 2.02).

    The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in any accompanying Prospectus Supplement, the following provisions will apply to any depository arrangements.

    Global Securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below or in an accompanying

Prospectus Supplement, Global Securities may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

    DTC has advised the Company that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for persons that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own interests in securities held by DTC only through participants.

    Upon the issuance by the Company of a Global Security, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the securities represented by such Global Security to the accounts of participants. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in Global Securities will be shown on, and the transfer of such interests will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) or by participants or persons that may hold interests through participants (with respect to beneficial interests of indirect participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in Global Securities.

    So long as DTC or its nominee is the registered owner of the Global Securities, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such Global Securities for all purposes under the Indenture. Except as provided in an accompanying Prospectus Supplement, owners of beneficial interests in Global Securities will not be entitled to have securities represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of such securities in certificated form and will not be considered the owners or holders thereof under the Indenture.

SENIOR DEBT

    The Debt Securities that will constitute part of the senior debt of the Company (the "Senior Debt Securities") will be issued under the Senior Debt Indenture and will rank PARI PASSU with all other unsecured debt of the Company except subordinated debt.

    Because the Company is a holding company, its rights and the rights of its creditors, including the holders of Senior Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

SUBORDINATED DEBT

    The Debt Securities that will constitute part of the subordinated debt of the Company ("Subordinated Debt Securities") will be issued under the Subordinated Debt Indenture and will rank subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" (as defined below) of the Company.

    If the Company shall default in the payment of any principal of, or premium, if any, or interest on any Senior Indebtedness when the same becomes due and payable after any applicable grace period, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on Subordinated Debt Securities, or in respect of any redemption, retirement or other acquisition of any of the Subordinated Debt Securities, except that holders of Subordinated Debt Securities may receive and retain (i) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the Subordinated Debt Indenture with respect to the indebtedness evidenced by the Subordinated Debt Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any plan of reorganization or readjustment ("Reorganization Securities") and (ii) payments made from a defeasance trust as set forth below. In the event of (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property, (b) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) any assignment by the Company for the benefit of creditors or
(d) any other marshalling of the assets of the Company, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holders of Subordinated Debt Securities (except as permitted by the next succeeding sentence). In such event, any payment or distribution under Subordinated Debt Securities, whether in cash, securities or other property (other than (i) Reorganization Securities and (ii) payments made from a defeasance trust created pursuant to the Indenture), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities, shall be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full. If, notwithstanding the foregoing, any payment or distribution under Subordinated Debt Securities of any character, whether in cash, securities or other property (other than (i) Reorganization Securities and (ii) payments made from a defeasance trust created pursuant to the Subordinated Debt Indenture), shall be received by the Trustee or any holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Debt Indenture, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full (SUBORDINATED DEBT INDENTURE, SECTION 14.01).

    "Senior Indebtedness" means (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Company, including the Senior Debt Securities; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any conditional sale or title retention agreement (but excluding trade accounts payable in the ordinary course of business); (iv) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions; (v) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements; (vi) all obligations of the type referred to in clauses (i) through
(v) of other persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) Subordinated Debt Securities, (2) any such indebtedness that is by its terms subordinated to or PARI PASSU with Subordinated Debt Securities and (3) any indebtedness between or among the Company and its affiliates, including (x) any Junior Subordinated Debt, (y) any Capital Securities Guarantees and (z) all other debt securities and guarantees in respect of those debt securities issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities guaranteed by the Company pursuant to an instrument that ranks PARI PASSU with, or junior to, the Capital Securities Guarantees.

    "Junior Subordinated Debt" means the 7% Junior Subordinated Deferrable Interest Debentures due November 15, 2028 of the Company, the 6.850% Junior Subordinated Deferrable Interest Debentures due January 22, 2038 of the Company, the 7 5/8% Junior Subordinated Deferrable Interest Debentures due December 1, 2036 of the Company, the 7 3/4% Junior Subordinated Deferrable Interest Debentures due December 1, 2036 of the Company, the 8% Deferrable Interest Debentures due September 30, 2036 of the Company, all other notes or other obligations which may be issued under the Indenture, dated as of October 7, 1996, between the Company and The Chase Manhattan Bank, as trustee, and any indebtedness that is by its terms subordinated to or PARI PASSU with the Junior Subordinated Debt.

    "Capital Securities Guarantees" means the guarantees issued by the Company in connection with the 7% Trust Preferred Securities of Citigroup Capital V, the 6.850% Trust Preferred Securities of Citigroup Capital IV, the 7 5/8% Trust Preferred Securities of Citigroup Capital III, the 7 3/4% Trust Preferred Securities of Citigroup Capital II, the 8% Trust Preferred Securities of Citigroup Capital I, and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock (including capital securities) that is by its terms subordinated to or PARI PASSU with the Junior Subordinated Debt.

    Because the Company is a holding company, its rights and the rights of its creditors, including the holders of Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

COVENANTS

    LIMITATIONS ON LIENS. The Senior Debt Indenture provides that the Company will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary (as defined below), whether such Voting Stock is now owned or is hereafter acquired, without providing that each series of Debt Securities issued under the Senior Debt Indenture (together with, if the Company shall so determine, any other indebtedness or obligations of the Company or any Subsidiary ranking equally with such Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary (SENIOR DEBT INDENTURE, SECTION 5.04). The Subordinated Debt Indenture does not contain a similar provision.

    "Significant Subsidiary" means a Subsidiary, including its Subsidiaries, which meets any of the following conditions: (i) the Company's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Company's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

    "Subsidiary" means any corporation of which securities entitled to elect at least a majority of the corporation's directors shall at the time be owned, directly or indirectly, by the Company, or one or more Subsidiaries, or by the Company and one or more Subsidiaries.

    "Voting Stock" means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, provided that, for the purposes of such definition, capital stock which carries only the right to vote conditioned on the happening of an event shall not be considered voting stock whether or not such event shall have happened (SENIOR DEBT INDENTURE, SECTIONS 1.02 AND 5.04).

    LIMITATIONS ON MERGERS AND SALES OF ASSETS. In each of the Senior Debt Indenture and the Subordinated Debt Indenture, the Company has agreed that it will not enter into a merger or consolidation with another corporation or sell other than for cash or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless (i) either the Company is the continuing corporation, or the successor corporation (if other than the Company) expressly assumes by supplemental indenture the obligations evidenced by the securities issued pursuant to the Indenture (in which case, except in the case of such a lease, the Company will be discharged therefrom) and (ii) immediately thereafter, the Company or the successor corporation (if other than the Company) would not be in default in the performance of any covenant or condition of the Indenture (SENIOR DEBT INDENTURE, SECTIONS 5.05 AND 14.01; SUBORDINATED DEBT INDENTURE, SECTIONS
5.04 AND 15.01).

    Except to the extent described above, the Indentures do not contain any covenants or provisions that would afford protection to holders of the Debt Securities in the event of a highly leveraged transaction.

MODIFICATION OF THE INDENTURES

    The Indentures contain provisions permitting the Company and the Trustee, without the consent of the holders of the Debt Securities, to establish, among other things, the form and terms of any series of securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Senior Debt Securities at the time outstanding which are affected thereby or a majority in aggregate principal amount of the Subordinated Debt Securities (at the time outstanding) which are affected thereby, to modify the applicable Indenture or any supplemental indenture or the rights of the holders of the securities of such series to be affected, provided that no such modification will, without the consent of the holder of each Debt Security affected thereby, (i) extend the fixed maturity of any such securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which any such securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each security so affected, or (ii) reduce the aforesaid percentage of securities of any series the consent of the holders of which is required for any such modification without the consent of the holders of all securities of such series then outstanding, or (iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee (SECTIONS 13.01 AND 13.02).

    In addition, the Subordinated Debt Indenture may not be amended without the consent of each holder of Subordinated Debt Securities affected thereby to modify the subordination of the Subordinated Debt Securities issued thereunder in a manner adverse to the holders of the Subordinated Debt Securities. (SUBORDINATED DEBT INDENTURE, SECTION 13.02).

DEFAULTS

    Each Indenture provides that events of default with respect to any series of Debt Securities will be (i) default for 30 days in payment of interest upon any Debt Security of such series; (ii) default in payment of principal (other than a sinking fund installment) or premium, if any, on any Debt Security of such series; (iii) default for 30 days in payment of any sinking fund installment when due by the terms of the Debt Securities of such series; (iv) default, for 90 days after notice, in performance of any other covenant in the relevant Indenture (other than a covenant included in the relevant Indenture solely for the benefit of a series of Debt Securities other than such series); and (v) certain events of bankruptcy or insolvency (SECTION 6.01). If an event of default with respect to Debt Securities of any series issued under the Indentures should occur and be continuing, either the Trustee or the holders of 25% in the principal amount of outstanding Debt Securities of such series may declare each Debt Security of that series due and payable (SECTION 6.02). The Company is required to file annually with the Trustee a statement of an officer as to the fulfillment by the Company of its obligations under the Indenture during the preceding year (SENIOR DEBT INDENTURE, SECTION 5.06; SUBORDINATED DEBT INDENTURE, SECTION 5.05).

    No event of default with respect to a single series of Debt Securities issued under an Indenture (and any supplemental indenture) necessarily constitutes an event of default with respect to any other series of Debt Securities (SECTION 6.02).

    Holders of a majority in principal amount of the outstanding Debt Securities of any series will be entitled to control certain actions of the Trustee under the Indentures and to waive past defaults with respect to such series (SECTIONS
6.02 AND 6.06). Subject to the provisions of the Indentures relating to the duties of the Trustee, the Trustee will not be under any obligation to exercise any of the rights or powers vested in it by the respective Indentures at the request, order or direction of any of the holders of Debt Securities, unless one or more of such holders of Debt Securities shall have offered to the Trustee reasonable security or indemnity (SECTION 10.01).

    If an event of default occurs and is continuing with respect to a series of Debt Securities, any sums held or received by the Trustee under the relevant Indenture may be applied to reimburse the Trustee for its reasonable compensation and expenses incurred prior to any payments to holders of Debt Securities of such series (SECTION 6.05).

    The right of any holder of any series of Debt Securities to institute action for any remedy (except such holder's right to enforce payment of the principal of, premium, if any, and interest on such holder's Debt Security when due) will be subject to certain conditions precedent, including a request to the Trustee by the holders of not less than 25% in principal amount of the Debt Securities of that series outstanding to take action, and an offer satisfactory to the Trustee of security and indemnity against liabilities incurred by it in so doing (SECTION 6.07).

DEFEASANCE

    SENIOR DEBT INDENTURE. The Senior Debt Indenture provides that, if so specified with respect to the Senior Debt Securities of a particular series, the Company (a) will be deemed to have paid and discharged the entire indebtedness on all outstanding Senior Debt Securities of such series ("defeasance and discharge") or (b) will cease to be under any obligation (other than to pay when due the principal of, premium, if any, and interest on such Senior Debt Securities) with respect to the Senior

Debt Securities of such series ("covenant defeasance"), at any time prior to Maturity, when the Company has deposited with the Trustee, in trust for the benefit of the holders (i) funds sufficient to pay all sums due for principal of, premium, if any, and interest on the Senior Debt Securities of such series as they shall become due from time to time, or (ii) such amount of direct obligations of, or obligations the payment of which are unconditionally guaranteed by the full faith and credit of, the United States of America, as will or will together with the income thereon without consideration of any reinvestment thereof be sufficient to pay all sums due for principal of, premium, if any, and interest on the Senior Debt Securities of such series as they shall become due from time to time. In addition to the foregoing, covenant defeasance, but not defeasance and discharge, is conditioned upon the Company's delivery to the Trustee of an opinion of counsel to the effect that the holders of the Senior Debt Securities of such series will have no federal income tax consequences as a result of such deposit. Upon defeasance and discharge, the Senior Debt Indenture will cease to be of further effect with respect to the Senior Debt Securities of such series and the holders of such Senior Debt Securities shall look only to the deposited funds or obligations for payment. Upon covenant defeasance, however, the Company will not be relieved of its obligation to pay when due principal of, premium, if any, and interest on the Senior Debt Securities of such series if not otherwise paid from such deposited funds or obligations. Notwithstanding the foregoing, certain obligations and rights under the Senior Debt Indenture with respect to compensation, reimbursement and indemnification of the Trustee, optional redemption, mandatory and optional sinking fund payments, if any, registration of transfer and exchange of the Senior Debt Securities of such series, replacement of mutilated, destroyed, lost or stolen Senior Debt Securities and certain other administrative provisions will survive defeasance and discharge and covenant defeasance (SENIOR DEBT INDENTURE, SECTIONS 11.03 AND 11.04).

    Under current federal income tax law, the defeasance and discharge contemplated in the preceding paragraph would be treated as a taxable exchange of the Senior Debt Securities for an interest in the trust. As a consequence, each holder of the Senior Debt Securities would recognize gain or loss equal to the difference between the value of the holder's interest in the trust and holder's tax basis for the Senior Debt Securities deemed exchanged. Thereafter, each holder would be required to include in income his share of any income, gain and loss recognized by the trust. Although a holder would be subject to federal income tax on the deemed exchange of the defeased Senior Debt Securities for an interest in the trust, such holder would not receive any cash until the maturity (or an earlier redemption) of such Senior Debt Securities (except for current interest payments, if any). Under current federal income tax law, a covenant defeasance would not be treated as a taxable exchange of Senior Debt Securities. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance and discharge, including the applicability and effect of tax laws other than the federal income tax law.

    SUBORDINATED DEBT INDENTURE. The Company may discharge all of its obligations (except those set forth in the Subordinated Debt Indenture) to holders of Subordinated Debt Securities of a particular series, which Subordinated Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year), by depositing with the Trustee an amount certified to be sufficient to pay when due the principal of (and premium, if any) and interest, if any, on all outstanding Subordinated Debt Securities of such series and to make any mandatory sinking fund payments thereon when due (SUBORDINATED DEBT INDENTURE, SECTION 11.01).

    The Company, at its option, (i) will be released from its obligations in respect of the Subordinated Debt Securities of such series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities and to replace mutilated, defaced, destroyed, lost or stolen Subordinated Debt Securities)("defeasance and discharge") or (ii) need not comply with certain covenants with respect to the Subordinated Debt Securities, and the occurrence of an event described under Events of Default with respect to any defeased covenant and any such omission shall no longer be an Event of

Default ("covenant defeasance" and together with defeasance and discharge, a "defeasance") if, in either case, the Company irrevocably deposits with the Trustee, in trust, cash or U.S. Government Obligations (or a combination thereof) that, through the payment of interest thereon and principal thereof in accordance with their terms will provide funds in an amount sufficient to pay and discharge all the principal of (and premium, if any) and any interest on the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of the Subordinated Debt Securities. Such a trust may only be established if, among other things, the Company shall have delivered an opinion of counsel (which, in the case of a defeasance and discharge, must be based upon a ruling or administrative pronouncement of the IRS) to the effect that the holders of the Subordinated Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and discharge or covenant defeasance and they will be subject to federal income tax in the same manner as if such defeasance and discharge had not occurred. In the event the Company omits to comply with its remaining obligations under the Indenture after a covenant defeasance with respect to a particular series of Subordinated Debt Securities and such Subordinated Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Subordinated Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments (SUBORDINATED DEBT INDENTURE, SECTIONS 11.02, 11.03, 11.04 AND 11.05).

CONCERNING THE TRUSTEES

    The Company has had and may in the future from time to time have, banking relationships with the Trustees in the ordinary course of business.

                         DESCRIPTION OF INDEX WARRANTS

    The following description of the terms of the Index Warrants sets forth certain general terms and provisions of the Index Warrants to which any Prospectus Supplement may relate. The particular terms of the Index Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to the Index Warrants so offered will be described in such Prospectus Supplement.

    Index Warrants may be issued independently or together with Debt Securities offered by any Prospectus Supplement and may be attached to or separate from any such Offered Securities. Each series of Index Warrants will be issued under a separate index warrant agreement (each, an "Index Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Index Warrant Agent"), all as described in the Prospectus Supplement relating to such Index Warrants. A single bank or trust company may act as Index Warrant Agent for more than one series of Index Warrants. The Index Warrant Agent will act solely as the agent of the Company under the applicable Index Warrant Agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such Index Warrants. A copy of the form of Index Warrant Agreement, including the form of index warrant certificate (the "Index Warrant Certificate," or, if issued in global form, the "Index Warrant Global Certificate"), is filed as an exhibit to or incorporated by reference in the Registration Statement. The following summaries of certain provisions of the Index Warrants and the form of Index Warrant Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Index Warrant Agreement and the Index Warrant Certificate or Index Warrant Global Certificate.

GENERAL

    The Index Warrant Agreement does not limit the number of Index Warrants that may be issued thereunder. The Company will have the right to "reopen" a previous series of Index Warrants and to issue additional Index Warrants of such series.

    Each Index Warrant will entitle the holder (each, a "Warrant Holder") to receive from the Company, upon exercise, including any automatic exercise, an amount in cash or a number of securities that will be determined by reference to an index calculated by reference to prices, yields, levels or other specified objective measures in respect of specified securities or securities indices or specified foreign currencies or currency indices, or a combination thereof, or changes in such measure or differences between two or more such measures. The Prospectus Supplement for a series of Index Warrants will set forth the formula or methodology pursuant to which the amount payable or distributable on the Index Warrants will be determined by reference to the relevant index or indices.

    Certain Index Warrants will, if specified in the Prospectus Supplement, entitle the Warrant Holder to receive from the Company, upon automatic exercise at expiration and under certain other circumstances, a minimum or maximum amount.

    The Prospectus Supplement applicable to any series of Index Warrants will set forth any circumstances in which the payment or distribution or the determination of the payment or distribution on the Index Warrants may be postponed and the period for which such payment or distribution or determination may be postponed. Conversely, the Index Warrants may be subject to early exercise or cancellation in certain circumstances described in the applicable Prospectus Supplement. The amount due, or the means by which the amount due, on the Index Warrants may be determined after any such delay or postponement, or early exercise or cancellation will be set forth in the applicable Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the Company will be under no obligation to, nor will it, purchase or take delivery of or sell or deliver any securities or currencies

(including the Underlying Assets (defined below)), other than the payment of any cash or distribution of any securities due on the Index Warrants, from or to Warrant Holders pursuant to the Index Warrants.

    Unless otherwise specified in the applicable Prospectus Supplement, the Index Warrants will be deemed to be automatically exercised upon expiration. Upon such automatic exercise, Warrant Holders will be entitled to receive the cash amount or number of securities due, if any, on such exercise of the Index Warrants.

    Reference is hereby made to the Prospectus Supplement relating to the particular series of Index Warrants offered thereby for the terms of such Index Warrants, including, where applicable: (i) the aggregate number of such Index Warrants; (ii) the offering price of such Index Warrants; (iii) the measure or measures by reference to which payment or distribution on such Index Warrants will be determined; (iv) certain information regarding the underlying securities, foreign currencies or indices; (v) the amount of cash or number of securities due, or the means by which the amount of cash or number of securities due may be calculated, on exercise of the Index Warrants, including automatic exercise, or upon cancellation; (vi) the date on which the Index Warrants may first be exercised and the date on which they expire; (vii) any minimum number of Index Warrants exercisable at any one time; (viii) any maximum number of Index Warrants that may, subject to the Company's election, be exercised by all Warrant Holders (or by any person or entity) on any day; (ix) any provisions permitting a Warrant Holder to condition an exercise of Index Warrants; (x) the method by which the Index Warrants may be exercised; (xi) the currency in which the Index Warrants will be denominated and in which payments on the Index Warrants will be made or the Securities that may be distributed in respect of the Index Warrants; (xii) the method of making any foreign currency translation applicable to payments or distributions on the Index Warrants; (xiii) the method of providing for a substitute index or indices or otherwise determining the amount payable in connection with the exercise of Index Warrants if an index changes or is no longer available; (xiv) the time or times at which amounts will be payable or distributable in respect of such Index Warrants following exercise or automatic exercise; (xv) any national securities exchange on, or self-regulatory organization with which, such Index Warrants will be listed;
(xvi) any provisions for issuing such Index Warrants in certificated form;
(xvii) if such Index Warrants are not issued in book-entry form, the place or places at and the procedures by which payments or distributions on the Index Warrants will be made; and (xviii) any other terms of such Index Warrants.

    Prospective purchasers of Index Warrants should be aware of special United States federal income tax considerations applicable to instruments such as the Index Warrants. The Prospectus Supplement relating to each series of Index Warrants will describe such tax considerations. The summary of United States federal income tax considerations contained in the Prospectus Supplement will be presented for informational purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of Index Warrants are urged to consult their own tax advisors prior to any acquisition of Index Warrants.

BOOK-ENTRY PROCEDURES AND SETTLEMENT FOR INDEX WARRANTS

    Subject to the rules of the Warrant Depositary (as defined below) and unless otherwise specified in the Prospectus Supplement, the Index Warrants offered thereby will be issued in the form of a single Index Warrant Global Certificate that will be deposited with, or on behalf of, a depositary, The Depository Trust Company ("DTC"), New York, New York ("Warrant Depositary") and registered in the name of the Warrant Depositary or its nominee. Unless and until it is exchanged in whole or in part for the individual Index Warrants represented thereby, an Index Warrant Global Certificate may not be transferred except as a whole by the Warrant Depositary to a nominee of the Warrant Depositary or by a nominee of the Warrant Depositary to the Warrant Depositary or another nominee of the Warrant

Depositary or by the Warrant Depositary or any such nominee to a successor of the Warrant Depositary or a nominee of such successor.

    The Company anticipates that the following provisions will apply to all depository arrangements.

    Upon the issuance of an Index Warrant Global Certificate, the Warrant Depositary will credit, on its book-entry registration and transfer system, the respective numbers of the individual Index Warrants represented by such Index Warrant Global Certificate to the accounts of participants. The accounts to be credited shall be designated by the underwriters of such Index Warrants or, if such Index Warrants are offered and sold directly by the Company or through one or more agents, by the Company or such agent or agents. Ownership of beneficial interests in an Index Warrant Global Certificate will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in an Index Warrant Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Warrant Depositary or its nominee (with respect to beneficial interests of participants) or by participants or persons that may hold interests through participants (with respect to beneficial interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in an Index Warrant Global Certificate.

    So long as the Warrant Depositary or its nominee is the registered owner of an Index Warrant Global Certificate, the Warrant Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Index Warrants for all purposes under the related Index Warrant Agreement. Except as set forth below, owners of beneficial interests in the Index Warrant Global Certificate will not be entitled to have any of the individual Index Warrants represented by such Index Warrant Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Index Warrants in certificated form, and will not be considered the holders thereof under the related Index Warrant Agreement.

    Neither the Company nor the Index Warrant Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Index Warrant Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    If the Warrant Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Index Warrant Certificates in exchange for the Index Warrant Global Certificate. In addition, the Company may at any time and in its sole discretion determine not to have certain Index Warrants represented by an Index Warrant Global Certificate and, in such event, will issue individual Index Warrant Certificates in exchange for such Global Certificate. Further, if the Company so specifies with respect to any Index Warrants, an owner of a beneficial interest in an Index Warrant Global Certificate may, on such terms acceptable to the Company and the Warrant Depositary, receive individual Index Warrants in exchange for such beneficial interest. In any such instance, an owner of a beneficial interest in the Index Warrant Global Certificate will be entitled to have Index Warrants equal in aggregate number to such beneficial interest registered in its name and will be entitled to physical delivery of such Index Warrants. The registered owner of such Index Warrants will be entitled to receive any amounts payable in respect of such Index Warrants, upon surrender of such Index Warrants to the Index Warrant Agent in accordance with the procedures set forth in the Prospectus Supplement.

LISTING

    Unless otherwise indicated in the Prospectus Supplement, the Index Warrants will be listed on a national securities exchange or with a self-regulatory organization, the rules and regulations of which are filed with the Commission pursuant to Section 19(b) of the Exchange Act (a "Self-Regulatory

Organization"), in each case as specified in the Prospectus Supplement. It is expected that such Self-Regulatory Organization will cease trading a series of Index Warrants as of the close of business on the related expiration date of such Index Warrants.

MODIFICATION

    The Index Warrant Agreement and the terms of the related Index Warrants may be amended by the Company and the Index Warrant Agent, without the consent of the holders of any Index Warrants, for the purpose of curing any ambiguity or of curing, correcting or supplementing any defective or inconsistent provision contained therein, maintaining the listing of such Index Warrants on any national securities exchange or with any other Self-Regulatory Organization or registration of such Index Warrants under the Exchange Act, permitting the issuance of individual Index Warrant certificates to Warrant Holders, reflecting the issuance by the Company of additional Index Warrants of the same series or reflecting the appointment of a successor depository, or for any other purpose which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Warrant Holders.

    The Company and the Index Warrant Agent also may modify or amend the Index Warrant Agreement and the terms of the related Index Warrants, with the consent of the holders of not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purposes; provided, however, that no such modification or amendment that changes the amount to be paid to the Warrant Holder or the manner in which such amount is to be determined, shortens the period of time during which the Index Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders of the Index Warrants or reduces the percentage of the number of outstanding Index Warrants the consent of whose holders is required for modification or amendment of the Index Warrant Agreement or the terms of the related Index Warrants, may be made without the consent of each Holder affected thereby.

MERGER, CONSOLIDATION, SALE OR OTHER DISPOSITION

    If at any time there is a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of all or substantially all of the assets of the Company, then the successor or assuming corporation will succeed to and be substituted for the Company under the Index Warrant Agreement and the related Index Warrants, with the same effect as if it had been named in such Index Warrant Agreement and Index Warrants as the Company. The Company will thereupon be relieved of any further obligation under such Index Warrant Agreement and Index Warrants and may at any time thereafter be dissolved, wound up or liquidated.

ENFORCEABILITY OF RIGHTS BY WARRANT HOLDERS

    Any Warrant Holder may, without the consent of the Index Warrant Agent or any other Warrant Holder, enforce by appropriate legal action on his own behalf his right to exercise, and to receive payment for, his Index Warrants.

SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS

    The Index Warrants involve a high degree of risk, including risks arising from fluctuations in the values of the underlying securities, foreign currencies or indexes, risks relating to the relevant index or indices by which payments or distributions on the Index Warrants are calculated, general risks applicable to the securities or currency markets on which the underlying securities, foreign currencies or indices are traded and, in the case of certain Index Warrants, foreign exchange, interest rate, issuer and other risks. Purchasers should recognize that their Index Warrants, other than Index Warrants having a minimum expiration value, may expire worthless. Purchasers should be prepared to sustain a total loss of the purchase price of their Index Warrants, and are advised to consider carefully the information set forth herein and in the applicable Prospectus Supplement. Prospective purchasers of the Index Warrants should be experienced with respect to options and options transactions and understand the risks of the relevant index or indices and the underlying securities, foreign currencies or indices (and, if applicable, foreign currency transactions), and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Index Warrants in light of their particular financial circumstances, the information set forth herein under "Description of Index Warrants," and the information regarding the Index Warrants, the relevant index or indices and the underlying securities, foreign currencies or indices set forth in the Prospectus Supplement.

                         DESCRIPTION OF PREFERRED STOCK

    The following summary contains a description of certain general terms of the Company's Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any series of Preferred Stock offered by any Prospectus Supplement will be described in the Prospectus Supplement relating thereto. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below. The description of certain provisions of the Company's Preferred Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of the Company's Certificate of Incorporation (as defined below) and the Certificate of Designation relating to each particular series of Preferred Stock which will be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement of which this Prospectus forms a part at or prior to the time of the issuance of such Preferred Stock. For a description of the Company's outstanding Preferred Stock, see "Description of Capital Stock."

GENERAL

    The Preferred Stock may be issued in one or more series, with such designations of titles; dividend rates; any redemption provisions; special or relative rights in the event of liquidation, dissolution, distribution or winding up of the Company; any sinking fund provisions; any conversion or exchange provisions; any voting rights thereof; and any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as shall be set forth as and when established by the Board of Directors of the Company. The shares of any series of Preferred Stock will be, when issued, fully paid and nonassessable and holders thereof will have no preemptive rights in connection therewith.

    The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of Preferred Stock will be specified in the Prospectus Supplement relating thereto.

RANK

    Unless otherwise specified in the Prospectus Supplement relating to the shares of any series of Preferred Stock, such shares will rank on a parity with each other series of Preferred Stock and prior to the Common Stock as to dividends and distributions of assets.

DIVIDENDS

    Holders of each series of Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company out of funds legally available therefor, cash dividends at such rates and on such dates as are set forth in the Prospectus Supplement relating to such series of Preferred Stock. Such rates may be fixed or variable or both. Dividends will be payable to holders of record of Preferred Stock as they appear on the books of the Company (or, if applicable, the records of the Depositary referred to below under "Description of Depositary Shares") on such record dates as shall be fixed by the Board of Directors. Dividends on any series of Preferred Stock may be cumulative or noncumulative.

    No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of Preferred Stock unless dividends shall have been paid or set apart for such payment on equity securities ranking on a parity with respect to dividends with such series of Preferred Stock. If full dividends are not so paid, such series of Preferred Stock shall share dividends PRO RATA with such other equity securities.

CONVERSION AND EXCHANGE

    The Prospectus Supplement for any series of Preferred Stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of the Company's Common Stock.

REDEMPTION

    A series of Preferred Stock may be redeemable at any time, in whole or in part, at the option of the Company or the holder thereof and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices set forth in the Prospectus Supplement relating to such series.

    In the event of partial redemptions of Preferred Stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or PRO RATA, as may be determined by the Board of Directors of the Company, or by any other method determined to be equitable by the Board of Directors.

    On and after a redemption date, unless the Company defaults in the payment of the redemption price, dividends will cease to accrue on shares of Preferred Stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution is made on any securities ranking junior with respect to liquidation, including Common Stock, distributions upon liquidation in the amount set forth in the Prospectus Supplement relating to such series of Preferred Stock, plus an amount equal to any accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock of any series and any other securities ranking on a parity with respect to liquidation rights are not paid in full, the holders of the Preferred Stock of such series and such other securities will share ratably in any such distribution of assets of the Company in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of such series of Preferred Stock will not be entitled to any further participation in any distribution of assets of the Company.

VOTING RIGHTS

    Except as indicated in the Prospectus Supplement or certificate of designation relating to a particular series of Preferred Stock or except as expressly required by applicable law, the holders of shares of Preferred Stock will have no voting rights.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    As of the date of this Prospectus, the Company's authorized capital stock consists of 6 billion shares of Common Stock and 30 million shares of Preferred Stock. The following summary contains a description of certain general terms of the Company's Common Stock to which any Prospectus Supplement may relate. The descriptions below of certain provisions of the Company's Common Stock and Preferred Stock do not purport to be complete and are subject to and qualified in their entirety by reference to the Certificate of Incorporation which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part.

COMMON STOCK

    As of November 30, 1998, the Company had outstanding approximately 2.3 billion shares of its Common Stock. Each holder of Common Stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by the Company's stockholders. Except as otherwise provided by law, the holders of shares of Common Stock vote as one class together with the shares of Series I Preferred Stock, Series J Preferred Stock and Series K Preferred Stock (as defined below). Holders of Common Stock may not cumulate their votes in the election of directors, and are entitled to share equally in such dividends as may be declared by the Board of Directors out of funds legally available therefor, but only after payment of dividends required to be paid on outstanding shares of Preferred Stock.

    Upon voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Common Stock share pro rata in the assets remaining after payments to creditors and provision for the preference of any Preferred Stock. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to shares of Common Stock. All of the outstanding shares of Common Stock are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Citibank, N.A. The Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") and The Pacific Exchange, Inc.

PREFERRED STOCK

    Under the Company's Restated Certificate of Incorporation (as amended, the "Certificate of Incorporation"), the Board of Directors of the Company is authorized to issue shares of the Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as will be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Company (except to the extent stated and expressed in the Certificate of Incorporation). Prior to the issuance of each series of Preferred Stock, the Board of Directors of the Company will adopt resolutions creating and designating such series as a series of Preferred Stock and such resolutions will be filed in a Certificate of Designation (a "Certificate of Designation") as an amendment to the Certificate of Incorporation. As used herein the term "Board of Directors of the Company" means the Board of Directors of the Company and includes any duly authorized committee thereof.

    The rights of holders of the Preferred Stock offered hereby will be subject to, and may be adversely affected by, the rights of holders of any shares of Preferred Stock that may be issued in the future. The Board of Directors may cause shares of Preferred Stock to be issued in public or private transactions for any proper corporate purpose, which may include issuance to obtain additional financing in connection with acquisitions or otherwise, and issuance to officers, directors and employees of the Company and its subsidiaries pursuant to benefit plans or otherwise. Shares of Preferred Stock issued by the Company may have the effect, under certain circumstances, alone or in combination with certain other provisions of the Certificate of Incorporation described below, of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors of the Company.

    Under existing interpretations of The Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the Office of Thrift Supervision (the "OTS"), if the holders of the Preferred Stock become entitled to vote for the election of directors because dividends on the Preferred Stock are in arrears as described below, Preferred Stock may then be deemed a "class of voting securities" and a holder of 25% or more of the Preferred Stock (or a holder of 5% or more of the Preferred Stock that otherwise exercises a "controlling influence" over the Company) may then be subject to regulation as a "bank holding company" in accordance with the Bank Holding Company Act (the "BHC Act"), and a holder of 25% or more of the Preferred Stock (or a holder of 10% or more of the Preferred Stock that otherwise possesses certain "control factors" with respect to the Company) may then be subject to regulation as a "savings and loan holding company" in accordance with the Home Owner's Loan Act of 1933, as amended. In addition, at such time, (i) any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or retain 5% or more of the Preferred Stock; (ii) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board and the OTS under the Change in Bank Control Act to acquire or retain 10% or more of the Preferred Stock; and (iii) any savings and loan holding company generally could not retain in excess of 5% of the Preferred Stock. Before exercising its option to redeem any shares of Preferred Stock, the Company will obtain the approval of the Federal Reserve Board to the extent then required by applicable law.

    No full dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, on a parity with or junior to any other series of Preferred Stock for any period unless full dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such series of Preferred Stock for (i) all dividend periods terminating on or prior to the date of payment of such full cumulative dividends (in the case of a series of cumulative preferred stock) or (ii) the immediately preceding dividend period (in the case of a series of noncumulative preferred stock).

    When dividends are not paid in full upon any series of Preferred Stock and any other preferred stock ranking on a parity as to dividends with such series of Preferred Stock, all dividends declared upon shares of such series of Preferred Stock and any other preferred stock ranking on a parity as to dividends will be declared pro rata so that the amount of dividends declared per share on such series of Preferred Stock and such other preferred stock will in all cases bear to each other the same ratio that accrued dividends per share (which, in the case of noncumulative preferred stock, will not include any cumulation in respect of unpaid dividends for prior dividend periods) on the shares of such series of Preferred Stock and such other preferred stock bear to each other. Except as provided in the preceding sentence, unless full dividends on all outstanding shares of any such series of Preferred Stock have been declared and paid or set apart for payment for all past dividend periods, in the case of a series of cumulative preferred stock, or for the immediately preceding dividend period, in the case of a series of noncumulative preferred stock, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the Common Stock or another stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation) will be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock of the Company ranking junior to or on parity with the Preferred Stock as to dividends or upon liquidation, nor will any Common Stock nor any other stock of the Company ranking junior to or on parity with such Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company

(except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation).

    All shares of Preferred Stock will rank on a parity on liquidation and as to dividends (except as otherwise provided with respect to cumulation of dividends) with each other series. No shares of Preferred Stock have any preemptive or subscription rights.

    As of the date of this Prospectus, the Company had outstanding 1,600,000 shares (evidenced by 8,000,000 depositary shares, each of which represents a one-fifth interest in a share of such stock) of its 6.365% Cumulative Preferred Stock, Series F ("Series F Preferred Stock"), 800,000 shares (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of such stock) of its 6.213% Cumulative Preferred Stock, Series G ("Series G Preferred Stock"), 800,000 shares (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of such stock) of its 6.231% Cumulative Preferred Stock, Series H ("Series H Preferred Stock"), 140,000 shares of its Series I Cumulative Convertible Preferred Stock ("Series I Preferred Stock"), 400,000 shares (evidenced by 8,000,000 depositary shares, each of which represents a one-twentieth interest in a share of such stock) of its 8.08% Cumulative Preferred Stock, Series J ("Series J Preferred Stock"), 500,000 shares (evidenced by 10,000,000 depositary shares, each of which represents a one-twentieth interest in a share of such stock) of its 8.40% Cumulative Preferred Stock, Series K ("Series K Preferred Stock"), 800,000 shares (evidenced by 4,000,000 depositary shares, each of which represents a one-fifth interest in a share of such stock) of its 5.864% Cumulative Preferred Stock, Series M ("Series M Preferred Stock"), 625,000 shares of its Graduated Rate Cumulative Preferred Stock, Series O ("Series O Preferred Stock"), 700,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series Q (the "Series Q Preferred Stock"), 400,000 shares of its Adjustable Rate Cumulative Preferred Stock, Series R (the "Series R Preferred Stock"), 500,000 shares of its 8.30% Noncumulative Preferred Stock, Series S (the "Series S Preferred Stock"), 600,000 shares of its 8 1/2% Noncumulative Preferred Stock, Series T (the "Series T Preferred Stock"), 500,000 shares of its 7 3/4% Cumulative Preferred Stock, Series U (the "Series U Preferred Stock"), 250,000 shares of its Fixed Adjustable Rate Cumulative Preferred Stock, Series V (the "Series V Preferred Stock"), and 2,262 shares of its Cumulative Adjustable Rate Preferred Stock, Series Y (the "Series Y Preferred Stock"), all of which shares are fully paid and nonassessable. No shares of the Company's 9.50% Cumulative Preferred Stock, Series L ("Series L Preferred Stock") are outstanding as of the date hereof.

    SERIES F PREFERRED STOCK. The Series F Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after June 16, 2007 at a redemption price equal to $250 per share, plus accrued and unpaid dividends. The Series F Preferred Stock provides for cumulative quarterly dividends at the rate of 6.365% per year, calculated as a percentage of the $250 per share liquidation value. The holders of the Series F Preferred Stock do not have voting rights except (i) as provided by law, (ii) under certain circumstances if six quarterly dividends are in arrears and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series F Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences or rights of the holders of Series F Preferred Stock. Depositary shares, each representing one-fifth of a share of Series F Preferred Stock, are traded on the NYSE.

    SERIES G PREFERRED STOCK. The Series G Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after July 11, 2007 at a redemption price equal to $250 per share, plus accrued and unpaid dividends. The Series G Preferred Stock provides for cumulative quarterly dividends at the rate of 6.213% per year, calculated as a percentage of the $250 per share liquidation value. The holders of the Series G Preferred Stock do not have voting rights except (i) as provided by law, (ii) under certain circumstances if six quarterly dividends are in arrears and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to

(x) create any class of stock having a preference as to dividends or distributions of assets over the Series G Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences or rights of the holders of Series G Preferred Stock. Depositary shares, each representing one-fifth of a share of Series G Preferred Stock, are traded on the NYSE.

    SERIES H PREFERRED STOCK. The Series H Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after September 8, 2007 at a redemption price equal to $250 per share, plus accrued and unpaid dividends. The Series H Preferred Stock provides for cumulative quarterly dividends at the rate of 6.231% per year, calculated as a percentage of the $250 per share liquidation value. The holders of the Series H Preferred Stock do not have voting rights except (i) as provided by law, (ii) under certain circumstances if six quarterly dividends are in arrears and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series H Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences or rights of the holders of Series H Preferred Stock. Depositary shares, each representing one-fifth of a share of Series H Preferred Stock, are traded on the NYSE.

    SERIES I PREFERRED STOCK. The remaining 140,000 shares of Series I Preferred Stock will be redeemed on October 31, 1999, by a cash payment of $1,000 per share plus an amount per share equal to all accrued and unpaid dividends, whether declared or undeclared, to the date of redemption. Any shares of Series I Preferred Stock purchased, redeemed or otherwise acquired by the Company and not previously credited against its mandatory redemption obligation may be applied, on a pro rata basis to mandatory redemption payments to be made. The Series I Preferred Stock provides for quarterly dividends in the amount of $22.50 per share. On and after the redemption date, dividends will cease to accrue, provided that the redemption price has been duly paid or provided for.

    In addition to any voting rights provided in the Certificate of Incorporation and any voting rights provided by law, the holders of shares of Series I Preferred Stock are entitled to 44.60526 votes per share when voting as a class with the Common Stock, subject to anti-dilution adjustment. The shares of Series I Preferred Stock are entitled to vote together as a class with the shares of Common Stock (and any other shares of capital stock of the Company at the time entitled to vote together as a class) on all matters submitted to a vote of stockholders of the Company. Holders of Series I Preferred Stock have additional voting rights under certain circumstances if six quarterly dividends are in arrears. In addition, holders of Series I Preferred Stock together with all other series of Preferred Stock, voting as one class, must give their approval by a two-thirds vote of shares of Preferred Stock then outstanding in the event that the Company (i) authorizes shares of any class or series of stock having a preference or priority as to dividends or liquidation ("Senior Stock") over the Preferred Stock, (ii) reclassifies any shares of the Company stock into shares of Senior Stock, (iii) authorizes any security exchangeable for, convertible into, or evidencing the right to purchase any shares of Senior Stock, (iv) amends, alters or repeals the Certificate of Incorporation to alter or change the preferences, rights or powers of Preferred Stock so as to affect the Preferred Stock adversely, or (v) effects the voluntary liquidation, dissolution or winding up of the Company, or the sale, lease, exchange of all or substantially all of the assets, property or business of the Company, or merges or consolidates the Company with or into another corporation (except a wholly owned subsidiary of the Company), provided that no separate vote of holders of Preferred Stock as a class will be required in the case of a merger or consolidation or a sale, exchange or conveyance of all or substantially all of the assets, property or business of the Company (any such transaction, a "transaction") if (A) the resulting, surviving or acquiring corporation will have after such transaction no stock either authorized or outstanding (except such stock of the Company as may have been authorized immediately preceding such transaction, or such stock of the resulting, surviving or acquiring corporation issued in exchange therefor) ranking prior to, or on a parity with, the Preferred

Stock or the stock of the resulting, surviving or acquiring corporation and (B) if each holder of shares of Preferred Stock immediately preceding such transaction will receive in exchange therefor the same number of shares of stock, with substantially the same preferences, rights and powers, of the resulting, surviving or acquiring corporation (the events described in clauses
(i) through (v) being referred to herein as the "Preferred Stock Voting Events"). Finally, without obtaining the approval of a majority of the outstanding shares of Preferred Stock voting separately as a class, the Company may not amend the Certificate of Incorporation to increase the authorized amount of Preferred Stock or to authorize any other stock ranking on a parity with the Preferred Stock either as to payment of dividends or upon liquidation.

    Each share of Series I Preferred Stock is convertible (at the option of the holder thereof) into 44.60526 shares of Common Stock, subject to anti-dilution adjustment.

    SERIES J PREFERRED STOCK. The Company, at its option, may redeem shares of Series J Preferred Stock, as a whole or in part, at any time or from time to time, at a price of $500 per share, plus an amount per share equal to all accumulated but unpaid dividends thereon, whether or not declared, to the date fixed for redemption. The Series J Preferred Stock provides for cumulative quarterly dividends in the amount of $10.10 per share. Depositary shares, each representing one-twentieth of a share of Series J Preferred Stock, are traded on the NYSE.

    Holders of shares of Series J Preferred Stock are entitled to vote together as a class with the shares of Common Stock (and any other shares of capital stock of the Company at the time entitled to vote together as a class) on all matters submitted to a vote of stockholders of the Company, provided that, when voting with Common Stock, each share of Series J Preferred Stock is entitled to three votes. Holders of Series J Preferred Stock have additional voting rights under certain circumstances if six quarterly dividends are in arrears. In addition, holders of Series J Preferred Stock together with all other series of Preferred Stock, voting as one class, must give their approval by a two-thirds vote of the then outstanding shares of Preferred Stock upon the occurrence of a Preferred Stock Voting Event. Finally, without obtaining the approval of a majority of the outstanding shares of Preferred Stock voting separately as a class, the Company may not amend the Certificate of Incorporation so as to increase the authorized amount of Preferred Stock or so as to authorize any other class of stock ranking on a parity with the Preferred Stock either as to payment of dividends or upon liquidation.

    SERIES K PREFERRED STOCK. The Series K Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after March 31, 2001, at a redemption price equal to $500 per share, plus accrued and unpaid dividends. The Series K Preferred Stock provides for cumulative quarterly dividends in the amount of $10.50 per share. Depositary shares, each representing one-twentieth of a share of Series K Preferred Stock, are traded on the NYSE.

    Holders of shares of Series K Preferred Stock are entitled to vote together as a class with the shares of Common Stock (and any other shares of capital stock of the Company at the time entitled to vote together as a class) on all matters submitted to a vote of stockholders of the Company, provided that, when voting with Common Stock, each share of Series K Preferred Stock is entitled to three votes. Holders of Series K Preferred Stock have voting rights under certain circumstances if six quarterly dividends are in arrears. In addition, holders of Series K Preferred Stock together with all other series of Preferred Stock, voting as one class, must give their approval by a two-thirds vote of the then outstanding shares of Preferred Stock upon the occurrence of a Preferred Stock Voting Event. Finally, without obtaining the approval of a majority of the outstanding shares of Preferred Stock voting separately as a class, the Company may not amend the Certificate of Incorporation so as to increase the authorized amount of Preferred Stock or so as to authorize any other class of stock ranking on a parity with the Preferred Stock either as to payment of dividends or upon liquidation.

    SERIES L PREFERRED STOCK. The Series L Preferred Stock will be issuable upon the settlement of certain purchase contracts issued as a component of the 9 1/2% Trust Preferred Stock Units of SI Financing Trust I, a subsidiary of Salomon Smith Barney Holdings Inc. ("SSBH"). Holders must settle the purchase contracts on June 30, 2021; provided, however, that SSBH may accelerate settlement of the purchase contracts to June 30, 2001. The Series L Preferred Stock may not be redeemed prior to the later of June 30, 2001 and the date of issuance of the Series L Preferred Stock, and will be redeemable on such date and thereafter at SSBH's option at a redemption price equal to $500 per share (the liquidation preference), plus accrued and unpaid dividends. The Series L Preferred Stock will rank on a parity as to dividends and upon liquidation with the outstanding series of Preferred Stock at the time of issuance. The Series L Preferred Stock provides for cumulative quarterly dividends at the rate of 9.50% per annum, calculated as a percentage of the $500 per share liquidation preference. Holders of Series L Preferred Stock are entitled to three votes per share when voting together as a class on all matters with the holders of the Common Stock, the Series C Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock and the Series K Preferred Stock. In addition, if six quarterly dividends are in arrears the holders of the Series L Preferred Stock will be entitled to certain additional voting rights. The vote of two-thirds of all shares of Preferred Stock voting as a class will be required for the Company to create any class of stock having a preference as to dividends or distribution of assets over the Series L Preferred Stock.

    SERIES M PREFERRED STOCK. The Series M Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after October 8, 2007 at a redemption price equal to $250 per share, plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. The Series M Preferred Stock provides for cumulative quarterly dividends at the rate of 5.864% per year, calculated as a percentage of the $250 per share liquidation value. The holders of the Series M Preferred Stock do not have voting rights except (i) as required by law, (ii) under certain circumstances if six quarterly dividends are in arrears and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series M Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences or rights of the holders of Series M Preferred Stock. Depositary shares, each representing one-fifth of a share of Series M Preferred Stock, are traded on the NYSE.

    SERIES O PREFERRED STOCK. The Series O Preferred Stock is redeemable, in whole or in part, at the Company's option, on August 15, 1999 and at any time after August 15, 2004, at a redemption price equal to $100 per share, plus an amount equal to all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. The Series O Preferred Stock may also be redeemed as provided above and in certain other circumstances following a Change in Tax Law (defined below), in each case at a redemption price equal to $100 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. The Series O Preferred Stock provides for a cumulative dividend at a variable rate. For all quarterly dividend periods ending on or prior to August 15, 1999, the annual dividend rate is the Five-Year Treasury Rate (as defined in the Series O Preferred Stock Certificate of Designation) plus 1.50%. After August 15, 1999 and on or prior to August 15, 2004, the annual dividend rate will be the Five-Year Treasury Rate plus 2.25%. Prior to August 15, 2004, the above rates may not be less than 7.00% nor greater than 14.00% per year, and after August 15, 2004, the rates may not be less than 8.00% nor greater than 16.00% per year. The amount of dividends payable for each full dividend period for the Series O Preferred Stock is computed by dividing the applicable dividend rate by four and applying the dividend rate to the amount of $100.00 per share. The dividend rate will be increased in the event of specified changes in the Internal Revenue Code that would decrease the dividends received deduction applicable to corporate stockholders (a "Change in Tax Law"). In the event of a liquidation, dissolution or winding up of the Company, the holder of shares of the Series O Preferred Stock will be entitled to receive $100 per share plus accrued and unpaid dividends (whether or not earned or declared) and such holder will not be entitled to any further payment. The holders of the Series O Preferred Stock do not have voting rights except (i) as required by law, (ii) under certain circumstances if dividends are in arrears for such number of dividend periods, whether or not consecutive, which in the aggregate contain not less than 540 days, and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series O Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to materially and adversely affect the powers, preferences or rights of the holders of Series O Preferred Stock.

    SERIES Q PREFERRED STOCK. Except as provided below, the Series Q Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after May 31, 1999 at a redemption price of $250 per share, plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. The Series Q Preferred Stock provides for a cumulative dividend at a variable rate. For each dividend period the dividend rate will be equal to 84% of the Effective Rate (as defined below), but not less than 4.50% per year or more than 10.50% per year. The "Effective Rate" for any dividend period will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate (each as defined in the Series Q Preferred Stock Certificate of Designation) for such period. The amount of dividends payable for each full dividend period for the Series Q Preferred Stock is computed by dividing the dividend rate per year by four and applying the resulting rate to the amount of $250 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of shares of Series Q Preferred Stock will be entitled to receive $250 per share plus accrued and unpaid dividends (whether or not declared) and such holder will not be entitled to any further payment. The holders of the Series Q Preferred Stock do not have voting rights except (i) as required by law, (ii) under certain circumstances if dividends are in arrears for such number of dividend periods, whether or not consecutive, which in the aggregate contain not less than 540 days, and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series Q Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to materially and adversely affect the powers, preferences or rights of the holders of Series Q Preferred Stock.

    SERIES R PREFERRED STOCK. Except as provided below, the Series R Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after August 31, 1999, at a redemption price of $250 per share, plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared, to the date fixed for redemption. The Series R Preferred Stock provides for a cumulative dividend at a variable rate. The dividend rate for the Series R Preferred Stock is calculated in the same manner as the dividend rate is calculated for the Series Q Preferred Stock described above. In the event of any liquidation, dissolution or winding up of the Company, the holder of shares of Series R Preferred Stock will be entitled to receive $250 per share plus accrued and unpaid dividends (whether or not declared) and such holder will not be entitled to any further payment. The holders of the Series R Preferred Stock do not have voting rights except (i) as required by law, (ii) under certain circumstances if dividends are in arrears for such number of dividend periods, whether or not consecutive, which in the aggregate contain not less than 540 days, and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series R Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to materially and adversely affect the powers, preferences or rights of the holders of Series R Preferred Stock.

    SERIES S PREFERRED STOCK. Except as provided below, the Series S Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after November 15, 1999, at a redemption price of $250 per share, plus an amount per share equal to all accrued and unpaid dividends thereon, whether or not declared, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior dividend periods). The Series S Preferred Stock provides for a noncumulative dividend in the amount of 8.30% per year. The amount of dividends payable for each full dividend period for the Series S Preferred Stock is computed by dividing the dividend rate of 8.30% per year by four and applying the resulting rate of 2.075% to the amount of $250 per share. In the event of a liquidation, dissolution or winding up of the Company, the holder of shares of the Series S Preferred Stock will be entitled to receive $250 per share plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior dividend periods) and such holder will not be entitled to any further payment. The holders of the Series S Preferred Stock do not have any voting rights except (i) as required by law, (ii) under certain circumstances if dividends are in arrears for such number of dividend periods, whether or not consecutive, which in the aggregate contain not less than 540 days, and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series S Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to materially and adversely affect the powers, preferences or rights of the holders of Series S Preferred Stock.

    SERIES T PREFERRED STOCK. Except as provided below, the Series T Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after February 15, 2000, at a redemption price of $250 per share, plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior dividend periods). The Series T Preferred Stock provides for a noncumulative dividend at a rate of 8.50% per year. The amount of dividends payable for each full dividend period for the Series T Preferred Stock is computed by dividing the dividend rate of 8.50% per year by four and applying the resulting rate of 2.125% to the amount of $250 per share. In the event of any liquidation, dissolution or winding up of the Company, the holder of the shares of Series T Preferred Stock will be entitled to receive $250 per share plus accrued and unpaid dividends (whether or not declared) from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior dividend periods) and such holder will not be entitled to any further payment. The holders of the Series T Preferred Stock do not have any voting rights except (i) as required by law, (ii) under certain circumstances if dividends are in arrears for such number of dividend periods, whether or not consecutive, which in the aggregate contain not less than 540 days, and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series T Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to materially and adversely affect the powers, preferences or rights of the holders of Series T Preferred Stock.

    SERIES U PREFERRED STOCK. Except as provided below, the Series U Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after May 15, 2000, at a redemption price of $250 per share, plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, from the immediately preceding dividend payment date (but without any cumulation for unpaid dividends for prior dividend periods). The Series U Preferred Stock provides for a cumulative dividend at a rate of 7.75% per year. The amount of dividends payable for each full dividend period for the Series U Preferred Stock is computed by dividing the dividend rate of 7.75% per year by four and applying the resulting rate of 1.9375% to the amount of $250 per share. In the event of any liquidation, dissolution or winding up of the Company, the holder of shares of the Series U Preferred Stock will be entitled to receive $250 per share plus accrued and unpaid dividends (whether or not declared) and such holder will not be entitled to any further payment. The holders of the Series U

Preferred Stock do not have any voting rights except (i) as required by law,
(ii) under certain circumstances if dividends are in arrears for such number of dividend periods, whether or not consecutive, which in the aggregate contain not less than 540 days, and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series U Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to materially and adversely affect the powers, preferences or rights of the holders of Series U Preferred Stock.

    SERIES V PREFERRED STOCK. Except as provided below, the Series V Preferred Stock is redeemable, in whole or in part, at the Company's option at any time on or after February 15, 2006, at a redemption price of $500 per share, plus an amount per share equal to all accrued and unpaid dividends, whether or not declared, to the date fixed for redemption. Prior to February 15, 2006, in the event of a Change of Tax Law, the Company at its option may redeem all, but not less than all, of the Series V Preferred Stock at a price declining over time from $525 per share to $500 per share. The Series V Preferred Stock provides for a cumulative dividend at a rate that changes over time. For each dividend period up to but not including February 15, 2006, the dividend rate will be 5.86% per year. The amount of dividends payable for each full Dividend Period for Series V Preferred Stock is computed by dividing the dividend rate of 5.86% per year by four and applying the resulting rate of 1.465% to the amount of $500 per share. For each dividend period beginning on or after February 15, 2006, the dividend rate on the shares of Series V Preferred Stock will be equal to 0.50% plus the Effective Rate (as defined above under "Series Q Preferred Stock"), but not less than 6.00% or more than 12.00%. The dividend rate will be increased in the event of a Change in Tax Law. In the event of any liquidation, dissolution or winding up of the Company, the holder of Series V Preferred Stock will be entitled to receive $500 per share plus accrued and unpaid dividends thereon (whether or not declared) and such holder will not be entitled to any further payment. The holders of the Series V Preferred Stock do not have any voting rights except (i) as required by law, (ii) under certain circumstances if dividends are in arrears for such number of dividend periods, whether or not consecutive, which in the aggregate contain not less than 540 days, and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series V Preferred Stock so as to materially and adversely affect the powers, preferences or rights of the holders of Series V Preferred Stock.

    SERIES Y PREFERRED STOCK. The Series Y Preferred Stock, all of which is owned by subsidiaries of the Company, is redeemable without premium at the Company's option on any dividend payment date at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption, and is subject to repurchase at the holder's request on specified dates at its liquidation value of $100,000 per share, plus accrued and unpaid dividends, if not redeemed on or prior to March 31, 1999. The holders of the Series Y Preferred Stock are entitled to a cumulative quarterly dividend at an annual rate equal to the greater of (i) the Short Term Rate (as defined below) and (ii) 4.85%. The "Short Term Rate" generally will be equal to either 85% or 78% of the Money Market Yield (as defined in the Certificate of Incorporation) of the 90-day rate for commercial paper multiplied by the stock's $100,000 per share liquidation value. The holders of the Series Y Preferred Stock do not have voting rights except (i) as required by law, (ii) under certain circumstances if six quarterly dividends are in arrears and (iii) that a two-thirds vote of all shares of Preferred Stock then outstanding voting as a class is required for the Company to (x) create any class of stock having a preference as to dividends or distributions of assets over the Series Y Preferred Stock or (y) alter or change the provisions of the Certificate of Incorporation so as to adversely affect the powers, preferences or rights of the holders of Series Y Preferred Stock.

CERTAIN PROVISIONS OF THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

    BUSINESS COMBINATIONS. The Certificate of Incorporation requires the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of the then outstanding shares of Voting Stock (as defined therein), voting together as a single class, excluding from such number of outstanding shares and from such required vote Voting Stock beneficially owned by any Interested Stockholder (defined therein, generally, as a 25% stockholder), to approve any merger or other Business Combination (as defined therein, which term includes a merger, sale of $25,000,000 of assets, and similar extraordinary corporate transactions) between, or otherwise involving, the Company and any Interested Stockholder, unless the transaction has been approved by a majority of the Continuing Directors (as defined therein) in the manner described therein, or under some circumstances, unless certain minimum price, form of consideration and procedural requirements are satisfied.

    AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS. Under the Certificate of Incorporation, the alteration, amendment or repeal of, or adoption of any provision inconsistent with the provisions of the Certificate of Incorporation relating to the issuance of Preferred Stock or Common Stock requires the affirmative vote of the holders of at least 75% of the voting power of the shares entitled to vote for the election of directors. Amendments of provisions of the Certificate of Incorporation relating to Business Combinations require a vote of the holders of 66 2/3% of the then outstanding shares of Voting Stock, excluding Voting Stock held by Interested Stockholders, unless 75% of the Board of Directors recommend such amendment and the directors comprising such 75% would qualify as Continuing Directors. The Board of Directors, at any meeting, may alter or amend the By-Laws upon the affirmative vote of at least
66 2/3% of the entire Board of Directors.

    VACANCIES. Vacancies on the Board of Directors resulting from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any additional director elected to fill such a vacancy shall hold office for a term coinciding with the remaining term of the class to which he was elected. Any other vacancies on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, and the director so elected shall have the same remaining term as that of his predecessor.

                        DESCRIPTION OF DEPOSITARY SHARES

    The description set forth below of certain material provisions of the Deposit Agreement (as defined below) and of the Depositary Shares and Depositary Receipts (as defined below) is subject to and qualified in its entirety by reference to the forms of Deposit Agreement and Depositary Receipt relating to the Preferred Stock, which are incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part at or prior to the issuance of Depositary Shares. The particular terms of any Depositary Shares, any Depositary Receipts and any Deposit Agreement relating to a particular series of Preferred Stock which vary from the terms set forth below will be set forth in the applicable Prospectus Supplement.

GENERAL

    The Company may, at its option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. In such event, the Company will issue receipts for Depositary Shares, each of which will represent a fraction (to be set forth in the Prospectus Supplement relating to a particular series of Preferred Stock) of a share of a particular series of Preferred Stock as described below.

    The shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and a bank or trust company selected by the Company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 (the "Preferred Stock Depositary"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption, conversion and liquidation rights).

    The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock in accordance with the terms of the applicable Prospectus Supplement.

    Pending the preparation of definitive Depositary Receipts, the Preferred Stock Depositary may, upon the written order of the Company or any holder of deposited Preferred Stock, execute and deliver temporary Depositary Receipts which are substantially identical to, and entitle the holders thereof to all the rights pertaining to, the definitive Depositary Receipts. Depositary Receipts will be prepared thereafter without unreasonable delay, and temporary Depositary Receipts will be exchangeable for definitive Depositary Receipts.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of Depositary Shares relating to such Preferred Stock in proportion to the number of such Depositary Shares owned by such holders.

    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto. If the Preferred Stock Depositary determines that it is not feasible to make such distribution, it may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

REDEMPTION OF PREFERRED STOCK

    If a series of Preferred Stock represented by Depositary Shares is to be redeemed, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such series of Preferred Stock held by the Preferred Stock

Depositary. The Depositary Shares will be redeemed by the Preferred Stock Depositary at a price per Depositary Share equal to the applicable fraction of the redemption price per share payable in respect of the shares of Preferred Stock so redeemed. Whenever the Company redeems shares of Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same date the number of Depositary Shares representing shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot or PRO RATA or by any other equitable method as may be determined by the Preferred Stock Depositary.

WITHDRAWAL OF PREFERRED STOCK

    Any holder of Depositary Shares may, upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), receive the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Receipts. Holders of Depositary Shares making such withdrawals will be entitled to receive whole shares of Preferred Stock on the basis set forth in the related Prospectus Supplement for such series of Preferred Stock, but holders of such whole shares of Preferred Stock will not thereafter be entitled to deposit such Preferred Stock under the Deposit Agreement or to receive Depositary Receipts therefor. If the Depositary Shares surrendered by the holder in connection with such withdrawal exceed the number of Depositary Shares that represent the number of whole shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

VOTING DEPOSITED PREFERRED STOCK

    Upon receipt of notice of any meeting at which the holders of any series of deposited Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Shares relating to such series of Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the relevant series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the amount of such series of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable actions that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will vote all shares of any series of Preferred Stock held by it proportionately with instructions received, to the extent it does not receive specific instructions from the holders of Depositary Shares representing such series of Preferred Stock.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the affected Depositary Shares then outstanding. Every holder of an outstanding Depositary Receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such Depositary Receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. The Deposit Agreement automatically terminates if (i) all outstanding Depositary Shares have been redeemed; or (ii) each share of Preferred Stock has been converted into or exchanged for Common Stock; or
(iii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares. The Deposit Agreement may be terminated by the Company at any time and the Preferred Stock Depositary will provide notice of such termination to the record holders of all outstanding Depositary Receipts not less than 30 days prior to the termination date, in which event the Preferred Stock Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of such Depositary Shares, the number of whole or fractional shares of the related series of Preferred Stock as are represented by such Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

    No fees, charges and expenses of the Preferred Stock Depositary or any agent of the Preferred Stock Depositary or of any registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in the Deposit Agreement. If the Preferred Stock Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Depositary Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges, and expenses of the Preferred Stock Depositary and any agent of the Preferred Stock Depositary under the Deposit Agreement and of any registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Preferred Stock Depositary and the Company as to the amount and nature of such fees, charges and expenses.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its intent to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary and its acceptance of such appointment. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Preferred Stock Depositary will forward all reports and communications from the Company which are delivered to the Preferred Stock Depositary and which the Company is required to furnish to the holders of the deposited Preferred Stock.

    Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of Preferred Stock unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                              PLAN OF DISTRIBUTION

    The Company may offer the Offered Securities in one or more of the following ways from time to time: (i) to or through underwriters or dealers; (ii) directly; (iii) through agents; or through a combination of any of these methods of sale. Any such underwriters, dealers or agents may include any broker-dealer subsidiary of the Company (each, a "Broker-Dealer Subsidiary"). The Prospectus Supplement with respect to an offering of Offered Securities will set forth (i) the terms of such offering, including the name or names of any underwriters, dealers or agents, (ii) the purchase price of the Offered Securities and the proceeds to the Company from such sale, (iii) any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, (iv) the initial public offering price, (v) any discounts or concessions to be allowed or reallowed or paid to dealers and (vi) any securities exchanges on which such Offered Securities may be listed. Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    If underwriters are used in an offering of Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Securities if any are purchased.

    In connection with underwritten offerings of the Offered Securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Offered Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

    If dealers are utilized in the sale of Offered Securities, the Company will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    Offered Securities may be sold directly by the Company to one or more institutional purchasers, or through agents designated by the Company from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    As one of the means of direct issuance of Offered Securities, the Company may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the

Offered Securities among potential purchasers who are eligible to participate in the auction or offering of such Offered Securities, if so described in the applicable Prospectus Supplement.

    If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    The Broker-Dealer Subsidiaries are members of the National Association of Securities Dealers, Inc. (the "NASD") and subsidiaries of the Company, and may participate in distributions of the Offered Securities. Accordingly, offerings of Offered Securities in which Broker-Dealer Subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    This Prospectus together with an applicable Prospectus Supplement may also be used by any Broker-Dealer Subsidiary in connection with offers and sales of the Offered Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any Broker-Dealer Subsidiary may act as principal or agent in such transactions. No Broker-Dealer Subsidiary has any obligation to make a market in any of the Offered Securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

    Underwriters, dealers and agents may be entitled, under agreements with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company and affiliates of the Company in the ordinary course of business.

    Each series of Offered Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Offered Securities are sold for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The Offered Securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the Offered Securities.

                                 ERISA MATTERS

    By virtue of the Company's affiliation with certain of its subsidiaries, including insurance company subsidiaries and the Broker-Dealer Subsidiaries, that provide services to many employee benefit plans, including investment advisory and asset management services, the Company and any direct or indirect subsidiary of the Company may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and a "disqualified person" under corresponding provisions of the Internal Revenue Code of 1986 (the "Code"), with respect to many employee benefit plans. "Prohibited transactions" within the meaning of ERISA and the Code may result if any Offered Securities are acquired by an employee benefit plan with respect to which the Company or any direct or indirect subsidiary of the Company is a party in interest, unless such Offered Securities are acquired pursuant to an applicable exemption. Any employee benefit plan or other entity subject to such provisions of ERISA or the Code proposing to acquire the Offered Securities should consult with its legal counsel.

                                 LEGAL MATTERS

    The validity of the Offered Securities will be passed upon for the Company by Stephanie B. Mudick, Esq., General Counsel-Corporate Law of the Company, 153 East 53(rd) Street, New York, NY 10043 and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or by counsel to be identified in the applicable Prospectus Supplement. Ms. Mudick, General Counsel-Corporate Law and Assistant Secretary of the Company, beneficially owns, or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's Common Stock. Certain legal matters will be passed upon for the underwriters or agents by Dewey Ballantine LLP, New York, New York, or by counsel to be identified in the applicable Prospectus Supplement. Dewey Ballantine LLP has from time to time acted as counsel for the Company and certain of its subsidiaries and may do so in the future. Kenneth J. Bialkin, a partner of Skadden, Arps, Slate, Meagher & Flom LLP, is a director of the Company, and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the Common Stock of the Company. A member of Dewey Ballantine LLP participating in this matter is the beneficial owner of shares of the Company's Common Stock.

                                    EXPERTS

    The consolidated financial statements and schedules of Travelers Group Inc. ("Travelers") as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference or included in Travelers' Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their reports thereon (also incorporated by reference herein), which reports state that KPMG Peat Marwick LLP did not audit the consolidated financial statements of Salomon Inc and its subsidiaries, appearing in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), as of December 31, 1996, and for each of the two years in the period ended December 31, 1996 and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. The consolidated financial statements of Travelers referred to above are incorporated by reference herein in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing.

    The consolidated financial statements of Citicorp and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, included in the 1997 Citicorp Annual Report and Form 10-K, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

    The supplemental consolidated financial statements and schedule of Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup") as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in Citigroup's Current Report on Form 8-K dated October 26, 1998, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that KPMG Peat Marwick LLP did not audit the Salomon Financials (as defined above) and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Citigroup after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements referred to above are incorporated by reference herein in reliance upon such reports given the authority of said firms as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                             AVAILABLE INFORMATION

    Our Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. You can inspect and copy such reports and other information at the public reference facilities maintained by the SEC at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. You can also obtain copies of such material from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as our Company, that file electronically with the SEC. The Company's common stock is listed on the NYSE and The Pacific Exchange, Inc., and such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and The Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

    We have filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Our Company incorporates by reference into this Prospectus the following documents previously filed with the SEC pursuant to the Exchange Act:

1. Annual Report on Form 10-K, as amended, of the Company for the fiscal year ended
    December 31, 1997;

2. Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

3. Current Reports on Form 8-K of the Company, dated January 6, 1998, January 26, 1998, February 17, 1998, April 6, 1998, April 8, 1998, April 20, 1998,
    June 1, 1998, July 20, 1998, August 18, 1998, August 31, 1998, October 8,
    1998, October 21, 1998, October 26, 1998, October 29, 1998, November 1, 1998
    and November 13, 1998; and

4. Registration Statement on Form 8-B, dated May 10, 1988, describing the Common Stock, including any amendments or reports filed for the purpose of updating such description.

    Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of
(i) the termination of the offering of Offered Securities hereby and (ii) the date on which any Broker-Dealer Subsidiary ceases offering and selling Offered Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    We will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Citigroup Inc., 153 East 53(rd) Street, New York, NY 10043; Attention: Treasurer; telephone (212) 559-1000.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus Dated               , 1998)
THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                 $6,000,000,000

                                     [LOGO]

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES A
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                             GENERAL TERMS OF SALE

    The following terms will generally apply to the medium-term senior and subordinated notes that we will sell from time to time using this Prospectus Supplement and the attached Prospectus. We will include information on the specific terms for each note in a Pricing Supplement to this Prospectus Supplement that we will deliver to prospective buyers of any note. The maximum amount that we expect to receive from the sale of the notes is between $5,820,000,000 and $5,992,500,000 after paying the agent commissions of between $7,500,000 and $180,000,000.

MATURITY:          9 months or more from the date of
                   issue.

INTEREST RATES:    Fixed, Floating, or Zero Coupon.

BASE FLOATING
RATES:             Floating Interest Rates may be based,
                   among others, on:
                   - LIBOR
                   - Commercial Paper Rate
                   - Treasury Rate
                   - CD Rate
                   - Prime Rate
                   - J.J. Kenny Rate
                   - Eleventh District Cost of Funds Rate
                   - Federal Funds Rate

INDEXED NOTES:     Payments of interest or principal may
                   be linked to the price of one or more
                   securities, currencies, commodities or
                   other goods.

PAYMENT DATES:     Generally semi-annually for Fixed Rate
                   Notes.

                   Interest on Floating Rate or Indexed
                   Notes may be paid monthly, quarterly,
                   semi-annually or annually.

FORM:              Certificated or book-entry form.

CURRENCIES:        U.S. Dollars and other currencies.

OTHER TERMS: YOU SHOULD REVIEW "DESCRIPTION OF NOTES" AND
THE PRICING SUPPLEMENT FOR FEATURES THAT APPLY TO YOUR
NOTES. TERMS OF SPECIFIC NOTES MAY PERMIT ONE OR MORE OF
THESE FEATURES:
                   - May be redeemable or repurchasable by
                     us;
                   - May be repayable at your option;
                   - May be renewable at your option or
                     extendible at our option;
                   - Interest rate may be reset at our
                   option from time to time and be
                     redeemable by you at the time of any
                     reset;
                   - May be issued with Original Issue
                     Discount for tax purposes; or
                   - Portion of principal may be payable
                   prior to maturity.

SALES OF NOTES:    Notes may be sold through:
                   - our broker-dealer subsidiary, as the
                     Agent, or as principal; or
                   - such other dealers that the Company
                   may choose.

RISKS:             Notes may be subject to certain
                   indexation and currency risks. CONSIDER
                   CAREFULLY THE INFORMATION UNDER
                   "CURRENCY RISKS" AND "RISKS OF INDEXED
                   NOTES" BEGINNING ON PAGE S-25 OF THIS
                   PROSPECTUS SUPPLEMENT.

RANKING:           Senior Notes are part of our Senior
                   Indebtedness; and
                   Subordinated Notes are part of our
                   Subordinated Indebtedness.
DENOMINATION:      Minimum of $1,000, increased in
                   multiples of $1,000.

                           --------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES OR INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR ANY ACCOMPANYING PROSPECTUS OR PRICING SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE NOTES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS BUT ARE UNSECURED DEBT OBLIGATIONS OF THE COMPANY AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR
INSTRUMENTALITY.

              , 1998

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND IN ANY PRICING SUPPLEMENT. WE HAVE NOT, AND THE AGENT (AS DEFINED HEREIN) HAS NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE AGENT IS NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS SUPPLEMENT ONLY (OR, IN THE CASE OF ANY PRICING SUPPLEMENT, AS OF THE DATE OF SUCH PRICING SUPPLEMENT). OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                            ------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                                          PAGE
                                                                                          -----
Important Currency Information.......................................................         S-3
Description of Notes.................................................................         S-3
Currency Risks.......................................................................        S-25
Risks of Indexed Notes...............................................................        S-26
Certain United States Federal Income Tax Considerations..............................        S-27
Plan of Distribution.................................................................        S-33

                                   PROSPECTUS

Prospectus Summary.....................................................................          2
Use of Proceeds and Hedging............................................................          4
Ratio of Income to Fixed Charges and Ratio of Income to Combined Fixed Charges
  Including
    Preferred Stock Dividends..........................................................          5
European Monetary Union................................................................          6
Description of Debt Securities.........................................................          7
Description of Index Warrants..........................................................         17
Description of Preferred Stock.........................................................         22
Description of Capital Stock...........................................................         24
Description of Depositary Shares.......................................................         34
Plan of Distribution...................................................................         37
ERISA Matters..........................................................................         38
Legal Matters..........................................................................         39
Experts................................................................................         39
Available Information..................................................................         40
Incorporation of Certain Documents by Reference........................................         41

                         IMPORTANT CURRENCY INFORMATION

    Purchasers are required to pay for each Note (as defined below) in the currency designated by Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup" or the "Company") for such Note (the "Specified Currency"). If requested by a prospective purchaser of a Note having a Specified Currency other than U.S. dollars, the Agent may at its discretion arrange for the exchange of U.S. dollars into such Specified Currency to enable the purchaser to pay for such Note. Each such exchange will be made by the Agent on such terms and subject to such conditions, limitations and charges as the Agent may from time to time establish in accordance with its regular foreign exchange practice. All costs of exchange will be borne by the purchaser.

    References herein to "U.S. dollars," "U.S.$," "dollar" or "$" are to the lawful currency of the United States.

                              DESCRIPTION OF NOTES

    The following description of the particular terms of the Medium-Term Senior Notes, Series A (the "Senior Notes") and Medium-Term Subordinated Notes, Series A (the "Subordinated Notes" and, together with the Senior Notes, the "Notes") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Debt Securities set forth in the Prospectus, to which description reference is hereby made. The pricing supplement (the "Pricing Supplement") for each offering of Notes will contain the specific information and terms for that offering. The Pricing Supplement may also add, update or change information contained in the Prospectus and this Prospectus Supplement. It is important for you to consider the information contained in the Prospectus, this Prospectus Supplement and the Pricing Supplement in making your investment decision.

GENERAL

    The Company's Senior Notes are a series of Senior Debt Securities issued under the Senior Debt Indenture, and the Company's Subordinated Notes are a series of Subordinated Debt Securities issued under the Subordinated Debt Indenture. At the date of this Prospectus Supplement, the Notes offered pursuant to this Prospectus Supplement are limited to an aggregate initial public offering price or purchase price of up to $6,000,000,000 or the equivalent thereof in one or more foreign or composite currencies, which amount is subject to reduction as a result of the sale of other securities under the registration statement of which this Prospectus Supplement and the accompanying Prospectus form a part or under a registration statement to which this Prospectus Supplement and the accompanying Prospectus relate. The amount of Notes sold of either series will reduce the amount of Notes of the other series that may be sold. The Company reserves the right to withdraw, cancel or modify the offer made hereby without notice. The aggregate amount of Notes may be increased from time to time to such larger amount as may be authorized by the Company. The U.S. dollar equivalent of the public offering price or purchase price of a Note having a Specified Currency other than U.S. dollars will be determined on the basis of the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the applicable issue date. Such determination will be made by the Company or its agent, as exchange rate agent for the applicable series of Notes (the "Exchange Rate Agent").

    The Senior Notes will constitute part of the Senior Indebtedness of the Company and will rank PARI PASSU with all other unsecured debt of the Company except subordinated debt. The Subordinated Notes will be subordinate and junior in the right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of the Company. See "Description of Debt Securities--Subordinated Debt" in the Prospectus. On a consolidated basis, after giving effect to the merger of Citicorp into a newly formed, wholly owned subsidiary of the Company as of September 30, 1998, the aggregate principal amount of Senior Indebtedness of the Company outstanding was approximately $78.1 billion, consisting of the following: approximately $42.5 billion of term debt, approximately $21.2 billion of commercial paper and approximately $14.4 billion of other short-term borrowings.

    The Notes will be issued in fully registered form only, without coupons. Each Note will be issued initially as either a Global Security registered in the name of a nominee of The Depository Trust Company, as Depositary, or such other depositary as is stated in the Pricing Supplement, (a "Book-Entry Note") or, if specified in the applicable pricing supplement to this Prospectus Supplement (a "Pricing Supplement"), a certificate issued in temporary or definitive form (a "Certificated Note"). Except as set forth in the Prospectus under "Description of Debt Securities--Global Securities," Book-Entry Notes will not be issuable as Certificated Notes. See "Book-Entry System" below.

    Unless otherwise specified in the applicable Pricing Supplement, the authorized denominations of Notes denominated in U.S. dollars will be $1,000 and any larger amount that is an integral multiple of $1,000, and the authorized denominations of Notes having a Specified Currency other than U.S. dollars will be the approximate equivalents thereof in the Specified Currency.

    Unless otherwise specified in the applicable Pricing Supplement, each Note will mature on a Business Day more than nine months from its date of issue, as selected by the purchaser and agreed to by the Company (the "Stated Maturity"), which maturity date may be subject to extension at the option of the Company. Each Note may also be subject to redemption at the option of the Company, or to repayment at the option of the Holder, prior to its Stated Maturity. Each Note having a Specified Currency of Pounds Sterling will mature in compliance with such regulations as the Bank of England may promulgate from time to time.

    The Pricing Supplement relating to a Note will describe the following terms:
(i) the Specified Currency for such Note; (ii) whether such Note bears interest at a fixed rate (a "Fixed Rate Note") (which rate may be zero in the case of certain OID Notes, as defined below), a floating rate (a "Floating Rate Note"), and/or is an amortizing note on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an index (an "Amortizing Note") and/or is an indexed note (an "Indexed Note") on which the amount of any interest payment, in the case of an Indexed Rate Note (as defined below), and/or the principal amount payable at maturity, in the case of an Indexed Principal Note (as defined below), will be determined by reference to the level of prices, or changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula; (iii) the price (expressed as a percentage of the aggregate principal amount or face amount thereof) at which such Note will be issued (the "Issue Price"); (iv) the date on which such Note will be issued (the "Original Issue Date"); (v) the date of the Stated Maturity; (vi) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and whether and the manner in which such rate may be changed prior to its Stated Maturity; (vii) if such Note is a Floating Rate Note, the Base Rate, the Initial Interest Rate, the Interest Reset Period or the Interest Reset Dates, the Interest Payment Dates, and, if applicable, the Index Maturity, the Maximum Interest Rate, the Minimum Interest Rate, the Spread or Spread Multiplier (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note and whether and the manner in which such Spread or Spread Multiplier may be changed prior to Stated Maturity; (viii) whether such Note is an OID Note (as defined below); (ix) if such Note is an Amortizing Note, the terms for repayment prior to Stated Maturity; (x) if such Note is an Indexed Note, in the case of an Indexed Rate Note, the manner in which the amount of any interest payment will be determined or, in the case of an Indexed Principal Note, its Face Amount (as defined below) and the manner in which the principal amount payable at Stated Maturity will be determined; (xi) whether such Note may be redeemed at the option of the Company, or repaid at the option of the Holder, prior to Stated

Maturity as described under "Optional Redemption, Repayment and Repurchase" below and, if so, the provisions relating to such redemption or repayment, including, in the case of an OID Note or Indexed Note, the information necessary to determine the amount due upon redemption or repayment; (xii) whether such
Note is subject to an optional extension beyond its Stated Maturity as described under "Extension of Maturity" below; (xiii) whether such Note will be represented by a Global Security or a certificate issued in definitive form;
(xiv) certain special United States federal income tax consequences of the purchase, ownership and disposition of certain Notes, if any; (xv) whether such
Note is a Renewable Note (as defined below), and, if so, the specific terms thereof; (xvi) the use of proceeds, if such use materially differs from that disclosed in the accompanying Prospectus; and (xvii) any other terms of such Note provided in the accompanying Prospectus to be set forth in a Pricing Supplement or otherwise not inconsistent with the provisions of the Indenture under which such Note will be issued.

    "Business Day" with respect to any Note means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York or (b) if the Specified Currency for such Note is other than U.S. dollars, the financial center of the country issuing such Specified Currency (which, in the case of the Euro, shall be Brussels, Belgium) and (ii) if such Note is a LIBOR Note (as defined below), a London Banking Day. "London Banking Day" with respect to any Note means any day on which dealings in deposits in the Specified Currency of such Note are transacted in the London interbank market.

    "OID Note" is defined under "Certain United States Federal Income Tax Considerations--United States Holders--Original Issue Discount."

    A "basis point" or "bp" equals one one-hundredth of a percentage point.

PAYMENT OF PRINCIPAL AND INTEREST

    The principal of and any premium and interest on each Note are payable by the Company in the Specified Currency for such Note. If the Specified Currency for a Note is other than U.S. dollars, the Company will (unless otherwise specified in the applicable Pricing Supplement) arrange to convert all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. The Holder of a Note having a Specified Currency other than U.S. dollars may (if the applicable Pricing Supplement and such Note so indicate) elect to receive all payments in respect of such Note in the Specified Currency by delivery of a written notice to the Trustee for such Note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described under "Currency Risks--Payment Currency" below. Such election will remain in effect until revoked by written notice to such Trustee received not later than fifteen calendar days prior to the applicable payment date and no such change of election may be made with respect to payments on any Note with respect to which (i) an Event of Default has occurred or (ii) the Company has given notice of redemption.

    In the case of a Note having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar payment in respect of such Note will be determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one or more of which may be the Agent (as defined herein) and another of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency. All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If no such bid quotations are available, such payments will be made in such Specified Currency, unless such

Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, in which case such payments will be made as described under "Currency Risks--Payment Currency" below.

    Unless otherwise specified in the applicable Pricing Supplement, U.S. dollar payments of interest on Notes (other than interest payable at Stated Maturity) will be made, except as provided below, by check mailed to the registered Holders of such Notes (which, in the case of Global Securities representing Book-Entry Notes, will be a nominee of the Depositary); PROVIDED, HOWEVER, that, in the case of a Note issued between a Regular Record Date and the related Interest Payment Date, unless otherwise specified in the related Pricing Supplement, interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the registered Holder of such Note on the related Regular Record Date. A Holder of $10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes of like tenor and term shall be entitled to receive such U.S. dollar payments by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Notes not later than fifteen calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by any Holder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Holder shall provide appropriate wire transfer instructions to the Trustee for such Notes. Unless otherwise specified in the applicable Pricing Supplement, principal and any premium and interest payable at the Stated Maturity of a Note will be paid in immediately available funds upon surrender of such Note at the corporate trust office or agency of the Trustee for such Note in The City of New York.

    Unless otherwise specified in this Prospectus Supplement or the applicable Pricing Supplement, any payment required to be made in respect of a Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

    Unless otherwise specified in the applicable Pricing Supplement, if the principal of any OID Note (other than an Indexed Note (as defined herein)) is declared to be due and payable immediately as a result of the acceleration of Stated Maturity, as described under "Description of Debt Securities-- Defaults" in the Prospectus, the amount of principal due and payable with respect to such Note shall be limited to the aggregate principal amount of such Note multiplied by the sum of its Issue Price (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the date of issue to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration).

    The Regular Record Date with respect to any Interest Payment Date for a Floating Rate Note, Fixed Rate Note or an Indexed Rate Note shall be the date (whether or not a Business Day) fifteen calendar days immediately preceding such Interest Payment Date.

FIXED RATE NOTES

    Each Fixed Rate Note will bear interest from its Original Issue Date, or from the last Interest Payment Date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable Pricing Supplement until the principal amount thereof is paid or made available for payment, except as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that if so specified in the applicable Pricing Supplement, the rate of interest payable on certain Fixed Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. Unless otherwise set forth in the applicable Pricing Supplement, interest on each Fixed Rate Note will be payable semiannually in arrears on such dates as set forth in the applicable Pricing

Supplement (each such day being an "Interest Payment Date") and at Stated Maturity. Unless otherwise specified in the applicable Pricing Supplement, if an Interest Payment Date with respect to any Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; PROVIDED, HOWEVER, that any payment required to be made in respect of such Note on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. However, if with respect to any Fixed Rate Note, "Accrue to Pay" is specified in the applicable Pricing Supplement, and any Interest Payment Date with respect to such Fixed Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day before such Interest Payment Date. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months ("30 over 360") or, in the case of an incomplete month, the number of days elapsed.

FLOATING RATE NOTES

    From its Original Issue Date to, but not including, the first Interest Reset Date (as defined below) (the period hereinafter called the "Initial Interest Period"), each Floating Rate Note will bear interest at the Initial Interest Rate set forth, or otherwise described, in the Pricing Supplement. From each Interest Reset Date to, but not including, the following Interest Reset Date (each such period, an "Interest Reset Period," and together with the Initial Interest Period, the "Interest Periods"), the interest rate for each Floating Rate Note will be determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread (as defined below), if any, or multiplied by the Spread Multiplier (as defined below), if any. The "Spread" is the number of basis points that may be specified in the applicable Pricing Supplement as being applicable to such Note, and the "Spread Multiplier" is the percentage that may be specified in the applicable Pricing Supplement as being applicable to such Note, except in each case as described below under "Subsequent Interest Periods" and "Extension of Maturity," and except that if so specified in the applicable Pricing Supplement, the Spread or Spread Multiplier on certain Floating Rate Notes may be subject to adjustment from time to time as described in such Pricing Supplement. The applicable Pricing Supplement will designate one of the following Base Rates as applicable to a Floating Rate Note: (i) LIBOR (a "LIBOR Note"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Note"), (iii) the Treasury Rate (a "Treasury Rate Note"), (iv) the Federal Funds Rate (a "Federal Funds Rate Note"), (v) the CD Rate (a "CD Rate Note"), (vi) the Prime Rate (a "Prime Rate Note"), (vii) the J.J. Kenny Rate (a "J.J. Kenny Rate Note"), (viii) the Eleventh District Cost of Funds Rate (an "Eleventh District Cost of Funds Rate Note"), or (ix) such other Base Rate as is set forth in such Pricing Supplement and in such Note. The "Index Maturity" for any Floating Rate
Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York.

    As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period ("Maximum Interest Rate") and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period ("Minimum Interest Rate"). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. The Notes will be governed by the law of the State of New York and, under such law as of the date of this Prospectus Supplement, the maximum rate of interest under provisions of the penal law, with certain exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that are less than $2,500,000.

    The Company will appoint and enter into agreements with agents (each a "Calculation Agent") to calculate interest rates on Floating Rate Notes. Unless otherwise specified in a Pricing Supplement, The Bank of New York will be the Calculation Agent for each Senior Note that is a Floating Rate Note and The First National Bank of Chicago will be the Calculation Agent for each Subordinated Note that is a Floating Rate Note. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the Floating Rate Notes.

    The interest rate on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each day on which the interest rate is reset, an "Interest Reset Date"), as specified in the applicable Pricing Supplement. Unless otherwise specified in the applicable Pricing Supplement, the Interest Reset Dates will be, in the case of Floating Rate Notes that reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, Tuesday of each week (except as provided below under "Treasury Rate Notes"); in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month (with the exception of monthly reset Eleventh District Cost of Funds Rate Notes, which reset on the first calendar day of each month); in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year; in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the applicable Pricing Supplement. If an Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. If an auction of direct obligations of United States Treasury Bills ("Treasury bills") falls on a day that is an Interest Reset Date for Treasury Rate Notes, the Interest Reset Date shall be the succeeding Business Day.

    Unless otherwise specified in the applicable Pricing Supplement and except as set forth in the next sentence, the rate of interest that goes into effect on any Interest Reset Date shall be determined on a date (the "Rate Determination Date") preceding such Interest Reset Date, as further described below. Such Rate Determination Date may be referred to below as a "CD Rate Determination Date" in the case of a CD Rate Note, a "Commercial Paper Rate Determination Date" in the case of a Commercial Paper Rate Note, a "Federal Funds Rate Determination Date" in the case of a Federal Funds Rate Note, a "LIBOR Determination Date" in the case of a LIBOR Note, a "Treasury Rate Determination Date" or a "Constant Maturity Treasury Rate Determination Date" in the case of a Treasury Rate Note, a "Prime Rate Determination Date" in the case of a Prime Rate Note, a "J.J. Kenny Rate Determination Date" in the case of a J.J. Kenny Rate Note, or an "Eleventh District Cost of Funds Rate Date" in the case of an Eleventh District Cost of Funds Rate Note.

    Unless otherwise specified in the applicable Pricing Supplement, interest payable in respect of Floating Rate Notes shall be the interest accrued from and including the Original Issue Date or the last date to which interest has been paid, as the case may be, to but excluding the applicable Interest Payment Date. In the case of a Floating Rate Note that resets daily or weekly, interest payable shall be the interest accrued from and including the Original Issue Date or the last date to which interest has been accrued and paid, as the case may be, to but excluding the Record Date immediately preceding the applicable Interest Payment Date, except that, at Stated Maturity, interest payable will include interest accrued to but excluding the date of Stated Maturity.

    With respect to a Floating Rate Note with more than one Interest Reset Date during any period for which accrued interest is being calculated, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount, as indicated in the applicable Pricing Supplement) by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed, unless otherwise specified in the applicable Pricing Supplement, by dividing the interest rate in effect on such day by 360 ("Actual over 360"), in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year ("Actual over Actual"), in the case of Treasury Rate Notes. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. With respect to all other Floating Rate Notes, accrued interest shall be calculated by multiplying the principal amount of such Note (or, in the case of a Floating Rate Note that is an Indexed Principal Note, its Face Amount) by the interest rate in effect during the period for which accrued interest is being calculated, and multiplying that product by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by 360, in the case of LIBOR Notes, Prime Rate Notes, J.J. Kenny Rate Notes, Eleventh District Cost of Funds Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes and CD Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes.

    Unless otherwise specified in the applicable Pricing Supplement, all percentages resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

    Unless otherwise indicated in the applicable Pricing Supplement and except as provided below, interest will be payable, in the case of Floating Rate Notes that reset daily, weekly or monthly (other than Eleventh District Cost of Funds Rate Notes), on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable Pricing Supplement or, in the case of Eleventh District Cost of Funds Rate Notes, on the first calendar day of each March, June, September and December, as specified in the applicable Pricing Supplement; in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September, and December of each year; in the case of Floating Rate Notes that reset semiannually, on the third Wednesday of each of two months of each year specified in the applicable Pricing Supplement; and, in the case of Floating Rate Notes that reset annually, on the third Wednesday of one month of each year specified in the applicable Pricing Supplement, and in each case at Maturity (each such day being an "Interest Payment Date"). If an Interest Payment Date with respect to any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day; PROVIDED, HOWEVER, if with respect to any Floating Rate Note, the applicable Pricing Supplement provides that the Note does not accrue to pay, if an Interest Payment Date with respect to such Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; PROVIDED, FURTHER, that any payment required to be made in respect of a Floating Rate Note that does not accrue to pay on a date (including the day of Stated Maturity) that is not a Business Day for such Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such dates, and no additional interest shall accrue as a result of such delayed payment.

    Upon the request of the Holder of any Floating Rate Note, the Calculation Agent for such Note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

CD RATE NOTES

    Each CD Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "CD Rate" for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Note and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Note for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "CD Rate" for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

    The "Calculation Date" pertaining to any CD Rate Determination Date shall be the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

    CD Rate Notes, like other Notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

COMMERCIAL PAPER RATE NOTES

    Each Commercial Paper Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Note for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                                             DX360
                    Money Market Yield =  -----------   X100
                                           360-(DXM)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

    The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

FEDERAL FUNDS RATE NOTES

    Each Federal Funds Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

    Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective);" PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such

Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate). In the case of a Federal Funds Rate Note that resets daily, the interest rate on such Note for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Note on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

    The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

LIBOR NOTES

    Each LIBOR Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

    "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for such LIBOR Notes as follows:

    (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Note will determine the offered rates for deposits in the Specified Currency for the period of the Index Maturity specified in the applicable Pricing Supplement, commencing on such Interest Reset Date, which appear on the Designated LIBOR Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. If "LIBOR Telerate" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "3750" on the Bridge Telerate Service (or such other page as may replace page "3750" on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying the London interbank offered rates of major banks), and LIBOR for such Interest Reset Period will be the relevant offered rate as determined by the Calculation Agent. If "LIBOR Reuters" is designated in the applicable Pricing Supplement, "Designated LIBOR Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates of major banks) provided that at least two such offered rates appear on the Designated LIBOR Page, in which case, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Note.

    (ii) If LIBOR cannot be determined as above (either because the Designated LIBOR Page is no longer available or because less than two rates appear on page "LIBO" on the Reuters Monitor Money Rate Services) on such LIBOR Determination Date, the Calculation Agent for such LIBOR Note will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in the Specified Currency for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Note at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in the Specified Currency to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 or the approximate equivalent thereof in the Specified Currency that is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

TREASURY RATE NOTES

    Each Treasury Rate Note will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Note and in the applicable Pricing Supplement.

    Unless "Constant Maturity" is specified or unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury securities") having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury securities having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Note and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury securities with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

    The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury securities would normally be auctioned. Treasury securities are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

    If "Constant Maturity" is specified in the applicable Pricing Supplement, the "Treasury Rate" for each Interest Reset Period will be the rate that is set forth in the Federal Reserve Board publication H.15(519) opposite the caption "U.S. Government/Securities/Treasury Constant Maturities/" in the Index Maturity with respect to the applicable Constant Maturity Treasury Rate Determination Date (as defined below). If the H.15(519) is not published, the Treasury Rate shall be the rate that was set forth on Telerate Page 7055, or its successor page (as determined by the Calculation Agent), on the applicable Constant Maturity Treasury Rate Determination Date opposite the applicable Index Maturity. If no such rate is set forth, then the Treasury Rate for such Interest Reset Period shall be established by the Calculation Agent as follows: the Calculation Agent will contact the Federal Reserve Board and request the Treasury Rate, in the applicable Index Maturity, for the Constant Maturity Treasury Rate Determination Date. If the Federal Reserve Board does not provide such information, then the Treasury Rate for such Interest Reset Date will be the arithmetic mean of bid-side quotations, expressed in terms of yield, reported by three leading U.S. government securities dealers (one or more of which may be an Agent (as defined herein)), according to their written records, as of 3:00 p.m. (New York City time) on the Constant Maturity Treasury Rate Determination Date, for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not less than exactly the Index Maturity and for the noncallable U.S. Treasury Note that is nearest in maturity to the Index Maturity, but not more than exactly the Index Maturity. The Calculation Agent shall calculate the Treasury Rate by interpolating to the Index Maturity based on an actual/actual date count basis, the yield on the two Treasury Notes selected. If the Calculation Agent cannot obtain three such adjusted quotations, the Treasury Rate for such Interest Reset Date will be the arithmetic mean of all such quotations, or if only one such quotation is obtained, such quotation, obtained by the Calculation Agent. In all events, the Calculation Agent shall continue polling dealers until at least one adjusted yield quotation can be determined.

    "The Constant Maturity Treasury Rate Determination Date" shall be the tenth Business Day prior to the Interest Reset Date for the applicable Interest Reset Period.

    The Treasury constant maturity rate for a Treasury security maturity (the "CMT Rate") as published in H.15(519) as of any Business Day is intended to be indicative of the yield of a U.S. Treasury security having as of such Business Day a remaining term to maturity equivalent to such maturity. The CMT Rate as of any Business Day is based upon an interpolation by the U.S. Treasury of the daily yield curve of outstanding Treasury securities. This yield curve, which relates the yield on a security to its time to maturity, is based on the over-the-counter market bid yields on actively traded Treasury securities. Such yields are calculated from composites of quotations reported by leading U.S. government securities dealers, which may include one or more of the Calculation Agents or other affiliates of the Company. Certain constant maturity yield values are read from the yield curve. Such interpolation from the yield curve provides a theoretical yield for a Treasury security having ten years to maturity, for example, even if no outstanding Treasury security has as of such date exactly ten years remaining to maturity.

    The "Calculation Date" pertaining to any Treasury Rate Determination Date or Constant Maturity Treasury Rate Determination Date, as applicable, shall be the tenth calendar day after such Treasury Rate Determination Date or Constant Maturity Rate Determination Date, as applicable, or, if such a day is not a Business Day, the next succeeding Business Day.

PRIME RATE NOTES

    Prime Rate Notes will bear interest at the interest rates (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise indicated in the applicable Pricing Supplement, the "Prime Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Prime Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "Prime Rate Determination Date") and shall be the rate made available and subsequently published on such date in H.15(519) under the heading "Bank Prime Loan." In the event that such rate has not been made available prior to 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such Prime Rate Determination Date, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen NYMF Page for the Prime Rate Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen NYMF Page, the Prime Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the prime rates quoted in The City of New York on such Prime Rate Determination Date by at least three substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; PROVIDED, HOWEVER, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate with respect to such Prime Rate Determination Date will be the Prime Rate in effect on such Prime Rate Determination Date. "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rates Service (or such other page as may replace the NYMF page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

    The "Calculation Date" pertaining to any Prime Rate Determination Date shall be the tenth calendar day after such Prime Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

J.J. KENNY RATE NOTES

    J.J. Kenny Rate Notes will bear interest at the interest rates (calculated by reference to the J.J. Kenny Rate and the Spread and/or Spread Multiplier, if
any) specified in the J.J. Kenny Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise indicated in an applicable Pricing Supplement, the "J.J. Kenny Rate" for each Interest Reset Period will be determined by the Calculation Agent for such J.J. Kenny Rate Note as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a "J.J. Kenny Rate Determination Date") and shall be the per annum rate on such date equal to the index made available and subsequently published by Kenny Information Systems or its successor, based upon 30-day yield evaluations at par of bonds, the interest on which is excludable from gross income for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), of not less than five "high grade" component issuers selected from time to time by Kenny Information Systems, including without limitation, issuers of general obligation bonds; PROVIDED, HOWEVER, that the bonds on which the index is based shall not include any bonds the interest on which is subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax. If such rate is not made available by 3:00 P.M., New York City time, on the Calculation Date (as defined below) pertaining to such J.J. Kenny Rate Determination Date, the J.J. Kenny Rate shall be the rate quoted by a successor indexing agent selected by the Company equaling the prevailing rate for bonds rated in the highest short-term rating category by Moody's Investors Service, Inc. and Standard &

Poor's Corporation in respect of issuers selected by such successor indexing agent most closely resembling the "high grade" component issuers selected by Kenny Information Systems that are subject to tender by the holders thereof for purchase on not more than seven days' notice and the interest on which is (A) variable on a weekly basis, (B) excludable from gross income for federal income tax purposes under the Code, and (C) not subject to an "alternate minimum tax" or similar tax under the Code, unless all tax-exempt bonds are subject to such tax; PROVIDED, HOWEVER, that if a successor indexing agent is not available, the J.J. Kenny Rate with respect to such J.J. Kenny Rate Determination Date will be the J.J. Kenny Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Interest Rate).

    The "Calculation Date" pertaining to any J.J. Kenny Rate Determination Date shall be the tenth calendar day after such J.J. Kenny Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day.

ELEVENTH DISTRICT COST OF FUNDS RATE NOTES

    Eleventh District Cost of Funds Rate Notes will bear interest at the interest rates (calculated by reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any) specified in the Eleventh District Cost of Funds Rate Notes and in the applicable Pricing Supplement.

    Unless otherwise indicated in an applicable Pricing Supplement, the "Eleventh District Cost of Funds Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Eleventh District Cost of Funds Rate Note as of the last working day of the month immediately prior to such Interest Reset Date for such Interest Reset Period on which the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") publishes the Eleventh District Cost of Funds Index (as defined below) (the "Eleventh District Cost of Funds Rate Determination Date"), and shall be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such Eleventh District Cost of Funds Rate Determination Date as set forth under the caption "Eleventh District" on the Telerate Page 7058 (which page shall be deemed to include any successor page (as determined by the Calculation Agent)) as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Interest Determination Date. If such rate does not appear on Telerate Page 7058 on any related Eleventh District Cost of Funds Rate Determination Date, the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the "Eleventh District Cost of Funds Rate Index") by the FHLB of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month next preceding such Eleventh District Cost of Funds Rate Determination Date, then the Eleventh District Cost of Funds Rate for such Eleventh District Cost of Funds Rate Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Determination Date.

INVERSE FLOATING RATE NOTES

    Any Floating Rate Note may be designated in the applicable Pricing Supplement as an "Inverse Floating Rate Note," in which event, unless otherwise specified in the applicable Pricing Supplement, the interest rate on such Floating Rate Note will be equal to (i) in the case of the period, if any, commencing on the Issue Date (or the date on which such Note otherwise begins to accrue interest (if different from the Issue Date)) up to the first Interest Reset Date, a fixed rate of interest established by the Company as described in the applicable Pricing Supplement and (ii) in the case of each period commencing on an Interest Reset Date, a fixed rate of interest specified in the Pricing Supplement minus the interest rate determined by reference to the Base Rate as adjusted by the Spread and/or Spread Multiplier, if any; PROVIDED, HOWEVER, that
(x) the interest rate thereon will not be less than zero and (y) the interest rate in effect for the ten days immediately prior to the date of Maturity of such Inverse Floating Rate Note will be that in effect on the tenth day preceding such date.

FLOATING RATE/FIXED RATE NOTES

    The applicable Pricing Supplement may provide that a Note will be a Floating Rate Note for a specified portion of its term and a Fixed Rate Note for the remainder of its term, in which event the interest rate on such Note will be determined as herein provided as if it were a Floating Rate Note and a Fixed Rate Note hereunder for each such respective period, all as specified in such applicable Pricing Supplement.

SUBSEQUENT INTEREST PERIODS

    The Pricing Supplement relating to each Note will indicate whether the Company has the option to reset the interest rate (in the case of a Fixed Rate
Note) with respect to such Note or the Spread, Spread Multiplier, or method of calculation (in the case of a Floating Rate Note) with respect to such Note and, if so, the date or dates on which such interest rate or such Spread, Spread Multiplier, or method of calculation, as the case may be, may be reset (each an "Optional Reset Date").

    The Company shall notify the Trustee for a Note whether or not it intends to exercise such option with respect to such Note at least 45 but not more than 60 days prior to an Optional Reset Date for such Note. Not later than 40 days prior to such Optional Reset Date, the Trustee for such Note will mail to the Holder of such Note a notice (the "Reset Notice"), first class, postage prepaid, indicating whether the Company has elected to reset the interest rate (in the case of a Fixed Rate Note) or the Spread, Spread Multiplier or method of calculation (in the case of a Floating Rate Note) and, if so, (i) such new interest rate or such new Spread, Spread Multiplier, or method of calculation, as the case may be; and (ii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Stated Maturity of such Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the Holder of a Note, such new interest rate or such new Spread, Spread Multiplier, and/or method of calculation as the case may be, shall take effect automatically, and, except as modified by the Reset Notice and as described below, such Note will have the same terms as prior to the transmittal of such Reset Notice.

    Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate Note) provided for in the Reset Notice with respect to such Optional Reset Date and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Subsequent Interest Period commencing on such Optional Reset Date by causing the Trustee for such Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the interest rate or Spread or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes), whether or not tendered for repayment.

    The Holder of a Note will have the option to elect repayment of such Note by the Company on each Optional Reset Date at a price equal to the principal amount thereof, plus interest accrued to such Optional Reset Date. In order for a Note to be repaid on an Optional Reset Date, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Trustee for such Note shall be at least 25 but not more than 35 days prior to such Optional Reset Date, and except that a Holder who has tendered a Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee for such Note, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

AMORTIZING NOTES

    The Company may from time to time offer Notes ("Amortizing Notes") on which a portion or all the principal amount is payable prior to Stated Maturity in accordance with a schedule, by application of a formula, or by reference to an Index (as defined below). Further information concerning additional terms and conditions of any Amortizing Notes, including terms for repayment thereof, will be set forth in the applicable Pricing Supplement.

INDEXED NOTES

    The Company may from time to time offer Indexed Notes on which certain or all interest payments (in the case of an "Indexed Rate Note"), and/or the principal amount payable at Stated Maturity or earlier redemption or retirement (in the case of an "Indexed Principal Note"), is determined by reference to the principal amount of such Notes (or, in the case of an Indexed Principal Note, to the amount designated in the applicable Pricing Supplement as the "Face Amount" of such Indexed Note) and by reference to prices, changes in prices, or differences between prices, of securities, currencies, intangibles, goods, articles or commodities or by application of a formula or by such other objective price, economic or other measures as are described in the applicable Pricing Supplement (any such measure or measures, an "Index"). A description of the Index used in any determination of an interest or principal payment, and the method or formula by which interest or principal payments will be determined by reference to such Index, will be set forth in the applicable Pricing Supplement.

    In the case of a Fixed Rate Note, Floating Rate Note or Indexed Rate Note that is also an Indexed Principal Note, the amount of any interest payment will be determined by reference to the Face Amount of such Indexed Note unless specified otherwise in the applicable Pricing Supplement. In the case of an Indexed Principal Note, the principal amount payable at Stated Maturity or any earlier redemption or repayment of the Indexed Note may be different from the Face Amount.

    If the determination of the Index on which any interest payment or the principal amount of an Indexed Note is calculated or announced by a third party, which may be the Agent or another affiliate of the Company, and such third party either suspends the calculation or announcement of such Index or changes the basis upon which such Index is calculated (other than changes consistent with policies in effect at the time such Indexed Note was issued and permitted changes described in the applicable Pricing Supplement), then such Index shall be calculated for purposes of such Indexed Note by another third party selected by the Company, which may be the Agent or another affiliate of the Company, subject to the same conditions and controls as applied to the original third party. If for any reason such Index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed interest payments, if any, or any indexed principal amount of such Indexed Note shall be calculated in the manner set forth in the applicable Pricing Supplement. Any determination of such third party shall, in the absence of manifest error, be binding on all parties.

    Unless otherwise specified in the applicable Pricing Supplement, (i) for the purpose of determining whether Holders of the requisite principal amount of Notes outstanding under the applicable Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes will be deemed to be the Face Amount thereof, and (ii) in the event of an acceleration of the Stated Maturity of an Indexed Note, the principal amount payable to the Holder of such Note upon acceleration will be the principal amount determined by reference to the formula by which the principal amount of such Note would be determined on the Stated Maturity thereof, as if the date of acceleration were the Stated Maturity.

    An investment in Indexed Notes entails significant risks, including wide fluctuations in market value as well as in the amounts of payments due thereunder, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular security, currency, commodity or other good or article to which the Note is indexed and economic and political events over which the Company has no control. Fluctuations in the price of any particular security or commodity, in the rates of exchange between particular currencies or in particular indices that have occurred in the past are not necessarily indicative, however, of fluctuations in the price or rates of exchange that may occur during the term of any Indexed Notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks entailed by investment in Indexed Notes.

DUAL CURRENCY NOTES

    The Company may from time to time offer Notes (the "Dual Currency Notes") as to which the Company has a one time option, exercisable on any one of the dates specified in the applicable Pricing Supplement (each an "Option Election Date") in whole, but not in part, with respect to all Dual Currency Notes issued on the same day and having the same terms (a "Tranche"), of thereafter making all payments of principal, premium, if any, and interest (which payments would otherwise be made in the Specified Currency of such Notes) in the optional currency specified in the applicable Pricing Supplement (the "Optional Payment Currency"). Information as to the relative value of the Specified Currency compared to the Optional Payment Currency will be set forth in the applicable Pricing Supplement.

    The Pricing Supplement for each issuance of Dual Currency Notes will specify, among other things, the Specified Currency and Optional Payment Currency of such issuance and the Designated Exchange Rate for such issuance, which will be a fixed exchange rate used for converting amounts denominated in the Specified Currency into amounts denominated in the Optional Payment Currency (the "Designated Exchange Rate"). The Pricing Supplement will also specify the Option Election Dates and Interest Payment Dates for the related issuance of Dual Currency Notes. Each Option Election Date will be a certain number of days before an Interest Payment Date or Stated Maturity, as set forth in the applicable Pricing Supplement, and will be the date on which the Company may select whether to make all scheduled payments due thereafter in the Optional Payment Currency rather than in the Specified Currency.

    If the Company makes such an election, the amount payable in the Optional Payment Currency shall be determined using the Designated Exchange Rate specified in the applicable Pricing Supplement. If such election is made, notice of such election shall be mailed in accordance with the terms of the applicable Tranche of Dual Currency Notes within two Business Days of the Option Election Date and shall state (i) the first date, whether an Interest Payment Date and/or Stated Maturity, in which scheduled payments in the Optional Payment Currency will be made and (ii) the Designated Exchange Rate. Any such notice by the Company, once given, may not be withdrawn. The equivalent value in the Specified Currency of payments made after such an election may be less, at the then current exchange rate, than if the Company had made such payment in the Specified Currency.

    For United States federal income tax purposes, holders of Dual Currency Notes may be subject to rules which differ from the general rules applicable to holders of other types of Notes offered hereby. The United States federal income tax consequences of the purchase, ownership and disposition of Dual Currency Notes will be set forth in the applicable Pricing Supplement.

RENEWABLE NOTES

    The Company may from time to time offer Notes which will mature on an Interest Payment Date specified in the applicable Pricing Supplement occurring in or prior to the twelfth month following the Original Issue Date of such Notes (the "Initial Maturity Date") unless the term of all or any portion of any such Note (a "Renewable Note") is renewed in accordance with the procedures described below.

    On the Interest Payment Date occurring in the sixth month (unless a different interval (the "Special Election Interval") is specified in the applicable Pricing Supplement) prior to the Initial Maturity Date of a Renewable Note (the "Initial Renewal Date") and on the Interest Payment Date occurring in each sixth month (or in the last month of each Special Election Interval) after such Initial Renewal Date (each, together with the Initial Renewal Date, a "Renewal Date"), the term of such Renewable Note may be extended to the Interest Payment Date occurring in the twelfth month (or, if a Special Election Interval is specified in the applicable Pricing Supplement, the last month in a period equal to twice the Special Election Interval) after such Renewal Date, if the holder of such Renewable Note elects to extend the term of such Renewable Note or any portion thereof as described below. If a Holder does not elect to extend the term of any portion of the principal amount of a Renewable Note during the specified period prior to any Renewal Date, such portion will become due and payable on the Interest Payment Date occurring in the sixth month (or the last month in the Special Election Interval) after such Renewal Date (the "New Maturity Date").

    A Holder of a Renewable Note may elect to renew the term of such Renewable Note, or if so specified in the applicable Pricing Supplement, any portion thereof, by delivering a notice to such effect to the Trustee (or any duly appointed paying agent) at the corporate trust office of the Trustee or agency of the Trustee in the City of New York not less than 15 nor more than 30 days prior to such Renewal Date (unless another period is specified in the applicable Pricing Supplement as the "Special Election Period"). Such election will be irrevocable and will be binding upon each subsequent Holder of such Renewable Note. An election to renew the term of a Renewable Note may be exercised with respect to less than the entire principal amount of such Renewable Note only if so specified in the applicable Pricing Supplement and only in such principal amount, or any integral multiple in excess thereof, as is specified in the applicable Pricing Supplement. Notwithstanding the foregoing, the term of the Renewable Notes may not be extended beyond the Stated Maturity specified for such Renewable Notes in the applicable Pricing Supplement.

    If the Holder does not elect to renew the term, such Renewable Note must be presented to the Trustee (or any duly appointed paying agent) and, with respect to a Renewable Note that is a certificate issued in definitive form, as soon as practicable following receipt of such Renewable Note the Trustee (or any duly appointed paying agent) shall issue in exchange therefor in the name of such Holder (i) a Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which no election to renew the term thereof was exercised, with terms identical to those specified on such Renewable Note (except that such Note shall have a fixed, nonrenewable Stated Maturity on the New Maturity Date) and (ii) if an election to renew is made with respect to less than the full principal amount of such holder's Renewable Note, a replacement Renewable Note, in a principal amount equal to the principal amount of such exchanged Renewable Note for which the election to renew was made, with terms identical to such exchanged Renewable Notes.

EXTENSION OF MATURITY

    The Pricing Supplement relating to each Note will indicate whether the Company has the option to extend the Stated Maturity of such Note for one or more periods of whole years from one to five (each an "Extension Period") up to but not beyond the date (the "Final Maturity") set forth in such Pricing Supplement.

    The Company may exercise such option with respect to a Note by notifying the Trustee for such Note at least 45 but not more than 60 days prior to the old Stated Maturity of such Note. Not later than 40 days prior to the old Stated Maturity of such Note, the Trustee for such Note will mail to the Holder of such Note a notice (the "Extension Notice"), first class, postage prepaid. The Extension Notice will set forth (i) the election of the Company to extend the Stated Maturity of such Note; (ii) the new Stated Maturity; (iii) in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread, Spread Multiplier or method of calculation applicable to the Extension Period; and (iv) the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by such Trustee of an Extension Notice to the Holder of a Note, the Stated Maturity of such Note shall be extended automatically, and, except as modified by the Extension Notice and as described in the next paragraph, such Note will have the same terms as prior to the mailing of such Extension Notice. Notwithstanding the foregoing, not later than 20 days prior to the old Stated Maturity of such Note, the Company may, at its option, revoke the interest rate (in the case of a Fixed Rate Note) or the Spread or Spread Multiplier (in the case of a Floating Rate
Note) provided for in the Extension Notice for such Note and establish a higher interest rate (in the case of a Fixed Rate Note) or a higher Spread or Spread Multiplier (in the case of a Floating Rate Note) for the Extension Period, by causing the Trustee for such Note to mail notice of such higher interest rate or higher Spread or Spread Multiplier, as the case may be, first class, postage prepaid, to the Holder of such Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such higher interest rate (in the case of Fixed Rate Notes) or higher Spread or Spread Multiplier (in the case of Floating Rate Notes) for the Extension Period, whether or not tendered for repayment.

    If the Company extends the Stated Maturity of a Note, the Holder of such Note will have the option to elect repayment of such Note by the Company on the old Stated Maturity at a price equal to the principal amount thereof, plus interest accrued to such date. In order for a Note to be repaid on the old Stated Maturity once the Company has extended the Stated Maturity thereof, the Holder thereof must follow the procedures set forth below under "Optional Redemption, Repayment and Repurchase" for optional repayment, except that the period for delivery of such Note or notification to the Trustee for such Note shall be at least 25 but not more than 35 days prior to the old Stated Maturity and except that a Holder who has tendered a Note for repayment pursuant to an Extension Notice may, by written notice to the Trustee for such Note, revoke any such tender for repayment until the close of business on the tenth day before the old Stated Maturity.

COMBINATION OF PROVISIONS

    If so specified in the applicable Pricing Supplement, any Note may be subject to all of the provisions, or any combination of the provisions, described above under "Subsequent Interest Periods," "Extension of Maturity" and "Renewable Notes."

BOOK-ENTRY SYSTEM

    Upon issuance, and subject to the rules of the Depositary, all Book-Entry Notes having the same Original Issue Date and otherwise identical terms will be represented by a single Global Security. Each Global Security representing Book-Entry Notes will be deposited with, or on behalf of the Depositary, and registered in the name of a nominee of the Depositary. Book-Entry Notes will not be exchangeable for Certificated Notes and, except under the circumstances described in the Prospectus under "Description of Debt Securities--Global Securities," will not otherwise be issuable as Certificated Notes.

    The Depositary has advised the Company and the Agent as follows: The Depositary is a limited-purpose trust company organized under New York Banking Law, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    If an issue of Notes is denominated in a currency other than the U.S. dollar, the Company will make payments of principal and any interest in the currency in which the Notes are denominated (the "foreign currency") or in U.S. dollars. DTC has elected to have all such payments of principal and interest in U.S. dollars unless notified by any of its participants through which an interest in the Notes is held that it elects, in accordance with and to the extent permitted by the applicable Pricing Supplement and the revelant Note, to receive such payment of principal or interest in the foreign currency. On or prior to the third Business Day after the record date for payment of interest and twelve days prior to the date for payment of principal, such participant shall notify DTC of (i) its election to receive all, or the specified portion, of such payment in the foreign currency and (ii) its instructions for wire transfer of such payment to a foreign currency account.

    A further description of the Depositary's procedures with respect to Global Securities representing Book-Entry Notes is set forth in the Prospectus under "Description of Debt Securities--Global Securities." The Depositary has confirmed to the Company, the Agent and the Trustees that it intends to follow such procedures.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

    The Pricing Supplement relating to each Note will indicate either that such Note cannot be redeemed prior to its Stated Maturity or that such Note will be redeemable at the option of the Company, in whole or in part, and the date or dates (each an "Optional Redemption Date") on which such Note may be redeemed and the price (the "Redemption Price") at which (together with accrued interest to such Optional Redemption Date) such Note may be redeemed on each such Optional Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, at least 30 days prior to the date of redemption, such Trustee shall mail notice of such redemption, first class, postage prepaid, to the Holder of such Note. Unless otherwise specified in the applicable Pricing Supplement, the Company may exercise such option with respect to a redemption of a Note in part only by notifying the Trustee for such Note at least 45 days prior to any Optional Redemption Date. In the event of redemption of a Note in part only, a new Note or Notes for the unredeemed portion thereof shall be issued to the Holder thereof upon the cancellation thereof. The Notes (other than Amortizing Notes) will not be subject to any sinking fund.

    The Pricing Supplement relating to each Note will also indicate whether the Holder of such Note will have the option to elect repayment of such Note by the Company prior to its Stated Maturity, and, if so, such Pricing Supplement will specify the date or dates on which such Note may be repaid (each an "Optional Repayment Date") and the price (the "Optional Repayment Price") at which, together with accrued interest to such Optional Repayment Date, such Note may be repaid on each such Optional Repayment Date.

    In order for a Note to be repaid, the Trustee for such Note must receive, at least 30 but not more than 45 days prior to an Optional Repayment Date (i) such Note with the form entitled "Option to

Elect Repayment" on the reverse thereof duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company in the United States setting forth the name of the Holder of such Note, the principal amount of such Note to be repaid, the certificate number or a description of the tenor and terms of such Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" on the reverse of the Note duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter. If the procedure described in clause
(ii) of the preceding sentence is followed, then such Note and form duly completed must be received by such Trustee by such fifth Business Day. Any tender of a Note by the Holder for repayment (except pursuant to a Reset Notice or an Extension Notice) shall be irrevocable. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of such Note provided that the principal amount of such Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such Note shall be canceled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of such repaid Note.

    If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

    Notwithstanding anything in this Prospectus Supplement to the contrary, if a
Note is an OID Note (other than an Indexed Note), the amount payable on such
Note in the event of redemption or repayment prior to its Stated Maturity (other than pursuant to an optional redemption by the Company at a stated Redemption Price) shall be the Amortized Face Amount of such Note as of the date of redemption or the date of repayment, as the case may be. The Amortized Face Amount of a Note on any date shall be the amount equal to (i) the Issue Price set forth on the face of the applicable Pricing Supplement plus (ii) that portion of the difference between such Issue Price and the stated principal amount of such Note that has accrued by such date at (x) the Bond Yield to Maturity set forth on the face of the applicable Pricing Supplement or (y) if so specified in the applicable Pricing Supplement, the Bond Yield to Call set forth on the face thereof (computed in each case in accordance with generally accepted United States bond yield computation principles), PROVIDED, HOWEVER, that in no event shall the Amortized Face Amount of a Note exceed its stated principal amount. The Bond Yield to Call listed on the face of a Pricing Supplement shall be computed on the basis of the first occurring Optional Redemption Date with respect to such Note and the amount payable on such Optional Redemption Date. In the event that any such Note is not redeemed on such first occurring Optional Redemption Date, the Bond Yield to Call with respect to such Note shall be recomputed on such Optional Redemption Date on the basis of the next occurring Optional Redemption Date and the amount payable on such Optional Redemption Date, and shall continue to be so recomputed on each succeeding Optional Redemption Date until the Note is so redeemed.

    The Company may at any time purchase Notes at any price in the open market or otherwise. Notes so purchased by the Company may, at the discretion of the Company, be held or resold or surrendered to the Trustee for such Notes for cancellation.

OTHER PROVISIONS

    Any provisions with respect to the determination of an interest rate basis, the specification of an interest rate basis, calculation of the interest rate applicable to, or the principal payable at Maturity on, any Note, its Interest Payment Dates or any other matter relating thereto may be modified by the terms as specified in the applicable Pricing Supplement.

DEFEASANCE

    The defeasance provisions described in the Prospectus will not be applicable to the Notes.

                                 CURRENCY RISKS

EXCHANGE RATES AND EXCHANGE CONTROLS

    An investment in Notes that are denominated in a Specified Currency other than U.S. dollars ("Foreign Currency Notes") entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an Indexed Note on which all or a part of any payment due is determined by reference to a currency other than U.S. dollars entails significant risks that are not associated with a similar investment in non-Indexed Notes. Such risks include, without limitation, the possibility of significant market changes in rates of exchange between U.S. dollars and such Specified Currency, the possibility of significant changes in rates of exchange between U.S. dollars and such Specified Currency resulting from official redenomination with respect to such Specified Currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. Such risks generally depend on factors over which the Company has no control and which cannot be readily foreseen, such as economic and political events, and on the supply of and demand for the relevant currencies. In recent years, rates of exchange between the U.S. dollar and certain foreign currencies, and between certain foreign currencies and other foreign currencies, have been volatile, and such volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the rate during the term of any Foreign Currency Note. Depreciation of the Specified Currency of a Foreign Currency Note against U.S. dollars would result in a decrease in the effective yield of such Foreign Currency Note below its coupon rate and, in certain circumstances, could result in a substantial loss to the investor on a U.S. dollar basis.

    Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency (other than U.S. dollars) at the time of payment of principal of, or premium, if any, or interest on, a Foreign Currency Note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal (and premium, if any) or interest in any such Specified Currency. Even if there are no actual exchange controls, it is possible that such Specified Currency would not be available to the Company when payments on such Note are due because of circumstances beyond the control of the Company. In any such event, the Company will make required payments in U.S. dollars on the basis described herein. See "--Payment Currency" below and "Description of Notes--Payment of Principal and Interest." Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in Notes denominated in a currency other than U.S. dollars.

    The information set forth in this Prospectus Supplement is directed to prospective purchasers of Notes who are United States residents, and the Company disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest in respect of, Notes. Such persons should consult their advisors with regard to such matters. Any Pricing Supplement relating to Notes having a Specified Currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

PAYMENT CURRENCY

    Except as set forth below, if payment in respect of a Note is required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of such Note shall be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated in the applicable Pricing Supplement. Any payment in respect of such Note made under such circumstances in U.S. dollars will not constitute an Event of Default under the Indenture under which such Note shall have been issued.

    In the event of an official redenomination of the Specified Currency of a Note (other than as a result of European Monetary Union, but including, without limitation, an official redenomination of any such Specified Currency that is a composite currency), the obligations of the Company with respect to payments on Notes denominated in such Specified Currency shall, in all cases, be deemed immediately following such redenomination to provide for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Notes will not provide for any adjustment to any amount payable under such Notes as a result of (i) any change in the value of the Specified Currency thereof relative to any other currency due solely to fluctuations in exchange rates or (ii) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). The procedures described in this section shall not apply in the event of European Monetary Union. For a description of the procedure to be followed in connection with European Monetary Union, see "European Monetary Union" in the Prospectus.

    Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on Notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States unless otherwise specified in the applicable Pricing Supplement.

FOREIGN CURRENCY JUDGMENTS

    The Notes will be governed by and construed in accordance with the law of the State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

                             RISKS OF INDEXED NOTES

    An investment in Indexed Notes may entail significant risks that are not associated with a similar investment in a debt instrument that has a fixed principal amount, is denominated in U.S. dollars and bears interest at either a fixed rate or a floating rate determined by reference to nationally published interest rate references. The risks of a particular Indexed Note will depend on the terms of such Indexed Note, but may include, without limitation, the possibility of significant changes in the prices of securities, currencies, intangibles, goods, articles or commodities or of other objective price, economic or other measures making up the relevant Index (the "Underlying Assets"). Such risks generally depend on factors over which the Company has no control and which cannot readily be foreseen, such as economic and political events and the supply of and demand for the Underlying Assets. In recent years, currency exchange rates and prices for various Underlying Assets have been highly volatile, and such volatility may be expected in the future. Fluctuations in any such rates or prices that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of any Indexed Note.

    In considering whether to purchase Indexed Notes, investors should be aware that the calculation of amounts payable in respect of Indexed Notes may involve reference to an Index determined by an affiliate of the Company or to prices which are published solely by third parties or entities which are not subject to regulation under the laws of the United States. The risk of loss as a result of the linkage of principal or interest payments on Indexed Notes to an Index and to the Underlying Assets can be substantial. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed by an investment in Indexed Notes.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Note. The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with holders that will hold Notes as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, including, without limitation, banks, tax-exempt entities, insurance companies, regulated investment companies, common trust funds or dealers in securities or currencies, persons that will hold Notes as a part of an integrated investment (including a "straddle" or "conversion transaction") comprised of a Note and one or more other positions or persons that have a "functional currency" other than the U.S. dollar. Any special United States federal income tax considerations relevant to a particular issue of Notes, including any Indexed Notes, Dual Currency Notes or Notes providing for contingent payments, will be provided in the applicable Pricing Supplement. Purchasers of such Notes should carefully examine the applicable Pricing Supplement and should consult with their tax advisors with respect to such Notes.

    Investors should consult their tax advisors in determining the tax consequences to them of holding Notes, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

    As used herein, the term "United States holder" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if
(i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).

UNITED STATES HOLDERS

PAYMENTS OF INTEREST

    Payments of "qualified stated interest" (as defined below under "Original Issue Discount") on a Note will be taxable to a United States holder as ordinary interest income at the time that such payments are accrued or are received (in accordance with the United States holder's method of tax accounting). If such payments of interest are made with respect to a Note that is denominated in a Specified Currency other than the U.S. dollar (a "Foreign Currency Note"), the amount of interest income realized by a United States holder that uses the cash method of tax accounting will be the U.S. dollar value of the Specified Currency payment based on the spot rate of exchange on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. A United States holder that uses the accrual method of tax accounting will accrue interest income on the Foreign Currency Note in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within such holder's taxable year), or, at such holder's election, at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or (ii) the date of receipt, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the Internal Revenue Service (the "IRS"). A United States holder that uses the accrual method of tax accounting will recognize foreign currency gain or loss, which will be treated as ordinary income or loss, on the receipt of an interest payment made with respect to a Foreign Currency Note if the spot rate of exchange on the date the payment is received differs from the rate applicable to a previous accrual of that interest income.

PURCHASE, SALE AND RETIREMENT OF NOTES

    A United States holder's tax basis in a Note generally will equal the cost of such Note to such holder, increased by any amounts includible in income by the holder as original issue discount ("OID") and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest (as described below) made on such Note. In the case of a Foreign Currency Note, the cost of such Note to a United States holder will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting (and, if it so elects, a United States holder that uses the accrual method of tax accounting) will determine the U.S. dollar value of the cost of such Note by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to a United States holder's tax basis in a Foreign Currency Note in respect of OID, market discount and premium denominated in a Specified Currency other than the U.S. dollar will be determined in the manner described under "Original Issue Discount," "Market Discount" and "Notes Purchased at a Premium" below. The conversion of U.S. dollars to another Specified Currency and the immediate use of such Specified Currency to purchase a Foreign Currency Note generally will not result in taxable gain or loss for a United States holder.

    Upon the sale, exchange or retirement (collectively, a "disposition") of a Note, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition (less any accrued qualified stated interest, which will be taxable as ordinary income) and the United States holder's adjusted tax basis in such Note. If a United States holder receives a Specified Currency other than the U.S. dollar in respect of the disposition of a Note, the amount realized will be the U.S. dollar value of the Specified Currency received calculated at the spot rate of exchange on the date of disposition. In the case of a Foreign Currency Note that is traded on an established securities market, a United States holder that uses the cash method of tax accounting, and if it so elects, a United States holder that uses the accrual method of tax accounting will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate of exchange on the settlement date of the disposition. The election available to accrual basis United States holders in respect of the purchase and sale of Foreign Currency Notes traded on an established securities market, discussed above, must be applied consistently by the United States holder to all debt instruments from year to year and can be changed only with the consent of the IRS.

    Except as discussed below with respect to market discount, Short-Term Notes (as defined below) and foreign currency gain or loss, gain or loss recognized by a United States holder will generally be long term capital gain or loss if the United States holder's holding period for the Note exceeded one year at the time of disposition.

    Gain or loss recognized by a United States holder on the disposition of a Foreign Currency Note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the holder held such Note.

ORIGINAL ISSUE DISCOUNT

    IN GENERAL. Notes with a term greater than one year may be issued with OID for United States federal income tax purposes ("OID Notes"). For United States federal income tax purposes, United States holders generally must accrue OID in gross income over the term of the OID Notes on a constant yield basis, regardless of their regular method of tax accounting. As a result, United States holders generally will recognize taxable income in respect of an OID Note in advance of the receipt of cash attributable to such income.

    OID generally will arise if the "stated redemption price at maturity" of the Note exceeds its "issue price" by more than a DE MINIMIS amount (0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years to maturity), or if a Note has certain interest payment characteristics (e.g., interest holidays, interest payable in additional securities or stepped interest). For this purpose, the "issue price" of a Note is the first price at which a substantial amount of Notes is sold for cash (other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and the "stated redemption price at maturity" of a Note is the sum of all payments due under the Note, other than payments of "qualified stated interest." The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of the OID Note at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices.

    For each taxable year of a United States holder, the amount of OID that must be included in gross income in respect of an OID Note will be the sum of the daily portions of OID for each day during such taxable year (or any portion thereof) in which such a United States holder held the OID Note. Such daily portions are determined by allocating to each day in an accrual period a pro rata portion of the OID allocable to that accrual period. Accrual periods may be of any length and may vary in length over the term of an OID Note, provided that such accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of such period. The amount of OID allocable to any accrual period generally will equal the product of the OID Note's "adjusted issue price" at the beginning of such accrual period multiplied by its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) and subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The "adjusted issue price" of an OID Note at the beginning of any accrual period will equal the issue price of the OID Note, as defined above, increased by previously accrued OID from prior accrual periods, and reduced by any payment made on such Note (other than payments of qualified stated interest) on or before the first day of the accrual period.

    FOREIGN CURRENCY NOTES. In the case of an OID Note that is also a Foreign Currency Note, a United States holder should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the Specified Currency using the constant-yield method described above, and (b) translating the amount of the Specified Currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within a United States holder's taxable year) or, at the United States holder's election (as described above under "PAYMENTS OF INTEREST"), at the spot rate of exchange on (i) the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or (ii) on the date of receipt, if such date is within five business days of the last day of the accrual period. All payments on an OID Note (other than payments of qualified stated interest) will generally be viewed first as payments of previously accrued OID (to the extent thereof), with payments attributed first to the earliest accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the disposition of the OID Note), a United States holder will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot rate of exchange on the date of receipt or on the date of disposition of the OID Note, as the case may be) and the amount accrued (using the spot rate of exchange applicable to such previous accrual).

    ACQUISITION PREMIUM. A United States holder that purchases an OID Note for an amount less than or equal to the sum of all amounts payable on the OID Note after the purchase date other than payments of qualified stated interest (the "remaining redemption amount") but in excess of the OID Note's adjusted issue price (any such excess being "acquisition premium") generally is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the United States holder's adjusted tax basis in the OID Note immediately after its purchase over the OID Note's adjusted issue price, and the denominator of which is the excess of remaining redemption amount over the OID Note's adjusted issue price.

    Certain of the Notes may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable Pricing Supplement. Notes containing such features, in particular OID Notes, may be subject to special rules that differ from the general rules discussed above. Accordingly, purchasers of Notes with such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such Notes.

MARKET DISCOUNT

    If a United States holder purchases a Note, other than a Short-Term Note (as described below), for an amount that is less than the Note's stated redemption price at maturity or, in the case of an OID Note, the Note's "revised issue price" (I.E., the Note's issue price, increased by the amount of accrued OID), the Note will be considered to have "market discount." The market discount rules are subject to a DE MINIMIS rule similar to the rule relating to DE MINIMIS OID, described above. Any gain recognized by the United States holder on the disposition of Notes having market discount generally will be treated as ordinary income to the extent of the market discount that accrued on the Note while held by such United States holder. Alternatively, the United States holder may elect to include market discount in income currently over the life of the Note. Such an election will apply to market discount Notes acquired by the United States holder on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS. Market discount will accrue on a straight-line basis unless the United States holder elects to accrue the market discount on a constant-yield method. Such an election will apply to the Note to which it is made and is irrevocable. Unless the United States holder elects to include market discount in income on a current basis, as described above, the United States holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the Note.

    Market discount on a Foreign Currency Note will be accrued by a United States holder in the Specified Currency. The amount includible in income by a United States holder in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the spot rate of exchange on the date that the Note is disposed of by the United States holder. Any accrued market discount on a Foreign Currency Note that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the United States holder's taxable year).

SHORT-TERM NOTES

    The rules set forth above also will generally apply to Notes having maturities of not more than one year from the date of issuance ("Short-Term Notes"), but with certain modifications.

    First, none of the interest on a Short-Term Note is treated as qualified stated interest but instead is treated as part of the Short-Term Note's stated redemption price at maturity, thereby giving rise to

OID. Thus, all Short-Term Notes will be OID Notes. OID will be treated as accruing on a Short-Term Note ratably, or at the election of a United States holder, under a constant yield method.

    Second, a United States holder of a Short-Term Note that uses the cash method of tax accounting will generally not be required to include OID in respect of the Short-Term Note in income on a current basis. Such a United States holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such Note until the maturity of the Note or its earlier disposition in a taxable transaction. In addition, such a United States holder will be required to treat any gain realized on a disposition of the Note as ordinary income to the extent of the holder's accrued OID with respect to the Note. Notwithstanding the foregoing, a United States holder of a Short-Term Note using the cash method of tax accounting may elect to accrue OID into income on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A United States holder using the accrual method of tax accounting generally will be required to include OID on a Short-Term Note in income on a current basis.

    Third, any United States holder of a Short-Term Note (whether using the cash or accrual method of tax accounting) can elect to accrue the "acquisition discount," if any, with respect to the Note on a current basis. If such an election is made, the OID rules will not apply to the Note. Acquisition discount is the excess of the Note's stated redemption price at maturity over the holder's purchase price for the Note. Acquisition discount will be treated as accruing ratably or, at the election of the United States holder, under a constant-yield method based on daily compounding.

    As described above, certain of the Notes may be subject to special redemption features. These features may affect the determination of whether a Note has a maturity of not more than one year and thus is a Short-Term Note. Purchasers of Notes with such features should carefully examine the applicable Pricing Supplement and should consult their tax advisors with respect to such features.

NOTES PURCHASED AT A PREMIUM

    A United States holder that purchases a Note for an amount in excess of the remaining redemption amount will be considered to have purchased the Note at a premium. Such holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the Note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the United States holder on or after the first taxable year to which the election applies and may be revoked only with the consent of the IRS. A United States holder that elects to amortize such premium must reduce its tax basis in a Note by the amount of the premium amortized during its holding period. With respect to a United States holder that does not elect to amortize bond premium, the amount of such premium will be included in the United States holder's tax basis when the Note matures or is disposed of by the United States holder. Amortizable bond premium in respect of a Foreign Currency Note will be computed in the Specified Currency and will reduce interest income in the Specified Currency. At the time amortized bond premium offsets interest income, exchange gain or loss, which will be taxable as ordinary income or loss, will be realized with respect to amortized bond premium on such Note based on the difference between the spot rate of exchange on the date or dates such premium is recovered through interest payments on the Note and the spot rate of exchange on the date on which the United States holder acquired the Note. See "Original Issue Discount--Acquisition Premium," above for a Note purchased for an amount less than or equal to the remaining redemption amount but in excess of the Note's adjusted issue price.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Trustee will be required to file information returns with the IRS with respect to payments made to certain United States holders of Notes. In addition, certain United States holders may be subject to a 31 percent backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the Trustee.

NON-UNITED STATES HOLDERS

    Under current United States federal income tax law: (a) payment on a Note to a holder who is not a United States holder (a "non-United States holder") will not be subject to withholding of United States federal income tax, provided that, (i) the holder does not actually or constructively own 10 percent or more of the combined voting power of all classes of stock of the Company and is not a controlled foreign corporation related to the Company through stock ownership and (ii) the beneficial owner provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a non-United States holder in compliance with applicable requirements (or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder); (b) a non-United States holder will not be subject to United States federal income tax on gain realized on the disposition of the Note. Notwithstanding the above, a Non-United States holder that is subject to United States federal income taxation on a net income basis generally will be subject to the same rules to which a United States holder is subject with respect to interest payments on a Note and with respect to gain or loss realized or recognized on the disposition of a Note. Special rules might also apply to a Non-United States holder that is a qualified resident of a country with which the United States has an income tax treaty.

    United States information reporting requirements and backup withholding tax will not apply to payments on a Note if the beneficial owner certifies its non-U.S. status under penalties of perjury (or, with respect to payments made after December 31, 1999, satisfies certain documentary evidence requirements for establishing that it is a non-United States holder) or otherwise establishes an exemption. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury regulations), provided that such broker (i) derives less than 50% of its gross income for certain periods from the conduct of a trade or business in the United States, (ii) is not a controlled foreign corporation for United States federal income tax purposes and (iii) with respect to payments made after December 31, 1999, is not a foreign partnership that, at any time during its taxable year is 50% or more (by income or capital interest) owned by United States holders or is engaged in the conduct of a U.S. trade or business. Payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of any other broker will not be subject to backup withholding tax, but will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-United States person and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of a sale of a Note by the U.S. office of a broker will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

    The U.S. Treasury Department recently issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to non-United States persons after December 31, 1999. Such regulations, among other things, may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Note. Prospective investors should consult their tax advisors regarding the effect, if any, of such new Treasury regulations on an investment in the Notes.

    With respect to payments made after December 31, 1999, for purposes of applying the rules set forth in the three preceding paragraphs to an entity that is treated as fiscally transparent (e.g., a partnership or certain trusts) for United States federal income tax purposes, the beneficial owner means each of the ultimate beneficial owners of the entity.

                              PLAN OF DISTRIBUTION

    The Notes are being offered on a continuous basis by the Company through
            (the "Agent"), which has agreed to use its reasonable efforts to solicit orders to purchase Notes, pursuant to a distribution agreement (the "Distribution Agreement") between the Company and the Agent, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement forms a part. The Company will have the sole right to accept orders to purchase Notes and may reject proposed purchases in whole or in part. The Agent shall have the right, in its discretion reasonably exercised and without notice to the Company, to reject any proposed purchase of Notes in whole or in part. The Company reserves the right to withdraw, cancel or modify the offer made by this Prospectus Supplement, the accompanying Prospectus or any Pricing Supplement without notice. The Company will pay the Agent a commission of from not more than .125% to not more than 3.000% of the principal amount of Notes sold through it, depending upon the Stated Maturity.

    The Company may also sell Notes at a discount to the Agent for its own account or for resale to one or more purchasers at varying prices related to prevailing market prices at the time of resale or, if set forth in the applicable Pricing Supplement, at a fixed public offering price, as determined by the Agent. After any initial public offering of Notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed. In addition, the Agent may offer Notes purchased by it as principal to other dealers. Notes sold by the Agent to a dealer may be sold at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed will not be in excess of the discount received by the Agent from the Company. Unless otherwise specified in the applicable Pricing Supplement, any Note purchased by the Agent as principal will be purchased at 100% of the principal amount or face amount thereof less a percentage equal to the commission applicable to an agency sale of a Note of identical maturity. The Agent may sell Notes that it has purchased as principal to other dealers and such Notes may be sold at a discount which, unless otherwise specified in the applicable Pricing Supplement, will not exceed the discount to be received by the Agent from the Company. The Company reserves the right to sell Notes directly to investors on its own behalf and to enter into agreements similar to the Distribution Agreement with other parties. No commission will be payable nor will a discount be allowed on any sales made directly by the Company.

    No Note will have an established trading market when issued. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be listed on any securities exchange. The Agent may make a market in the Notes, but the Agent is not obligated to do so and the Agent may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any Notes, or that the maximum amount of Notes will be sold.

    The Agent, whether acting as agent or principal, may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that such Agent may be required to make in respect thereof and will reimburse the Agent for certain legal and other expenses incurred by it in connection with the offer and sale of the Notes.

    Unless otherwise specified in the applicable Pricing Supplement, payment of the purchase price of the Notes will be required to be made in immediately available funds in New York City on the date of settlement.

    Concurrently with the offering of Notes through the Agent as described herein, the Company may issue other Securities pursuant to the Indenture referred to in the Prospectus.

    The broker-dealer subsidiaries of the Company (each a "Broker-Dealer Subsidiary") are members of the NASD and subsidiaries of the Company, and may participate in offerings of the Notes. Accordingly, offerings of the Notes in which Broker-Dealer Subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    This Prospectus Supplement, the accompanying Prospectus and the related Pricing Supplement may be used by the Agent or other affiliates of the Company in connection with offers and sales of the Notes offered hereby in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. The Agent or such other affiliates may act as principal or agent in such transactions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 $6,000,000,000

                                     [LOGO]

                       MEDIUM-TERM SENIOR NOTES, SERIES A
                    MEDIUM-TERM SUBORDINATED NOTES, SERIES A
                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

                               ------------------

                             PROSPECTUS SUPPLEMENT

                                           , 1998

                             (INCLUDING PROSPECTUS
                          DATED               , 1998)

                               ------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 1998

PROSPECTUS

                                        SECURITIES

                             CITIGROUP CAPITAL

                               % CAPITAL SECURITIES

                             $  LIQUIDATION AMOUNT
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                                 CITIGROUP INC.

                                     [LOGO]

                             ---------------------

    A brief description of the   % Capital Securities can be found under
"Summary Information-Q&A" in this Prospectus.

    Application will be made to list the   % Capital Securities on the New York
Stock Exchange, Inc. If approved for listing, we expect the   % Capital
Securities will begin trading on the New York Stock Exchange, Inc. within 30 days after they are first issued.

    WE URGE YOU TO CAREFULLY READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE
7, WHERE WE DESCRIBE SPECIFIC RISKS ASSOCIATED WITH THESE       % CAPITAL
SECURITIES, ALONG WITH THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES OR INSURANCE COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                            ------------------------

                                                           PER CAPITAL SECURITY                 TOTAL
                                                        ---------------------------  ---------------------------
Public offering price.................................               $                            $
Underwriting commissions to be paid by Citigroup
  Inc.................................................              (1)                          (1)
Proceeds to Citigroup Capital.........................               $                            $

------------------------

(1) Underwriting commissions of $      per Capital Security (or $      for all
      % Capital Securities) will be paid by Citigroup Inc.; except that for
    sales of 10,000 or more   % Capital Securities to a single purchaser, the
    commissions will be $      per Capital Security.

    We expect that the   % Capital Securities will be ready for delivery in
book-entry form only through The Depository Trust Company on or about
            .

                            ------------------------

          , 1998

    YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS, AS WELL AS INFORMATION WE PREVIOUSLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND INCORPORATED BY REFERENCE, IS ACCURATE AS OF THE DATE ON THE FRONT COVER OF THIS PROSPECTUS ONLY. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Summary Information-Q&A....................................................................................           3
Risk Factors...............................................................................................           7
The Company................................................................................................          10
Use of Proceeds............................................................................................          10
Ratio of Income to Fixed Charges and Ratio of Income to Combined Fixed Charges Including Preferred Stock
  Dividends................................................................................................          11
Accounting Treatment.......................................................................................          11
Capitalization.............................................................................................          12
Description of the Capital Securities......................................................................          13
Description of the Junior Subordinated Debt Securities.....................................................          25
Description of Guarantee...................................................................................          33
Effect of Obligations Under the Junior Subordinated Debt Securities and the Guarantee......................          36
United States Federal Income Taxation......................................................................          37
ERISA Considerations.......................................................................................          41
Underwriting...............................................................................................          43
Legal Matters..............................................................................................          44
Experts....................................................................................................          44
Available Information......................................................................................          45
Incorporation of Certain Documents by Reference............................................................          46

                            SUMMARY INFORMATION-Q&A

    The following information supplements, and should be read together with, the information contained in other parts of this Prospectus. This summary highlights selected information from this Prospectus to help you understand the % Capital Securities (the "Capital Securities"). You should carefully read this Prospectus to understand fully the terms of the Capital Securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Capital Securities. You should pay special attention to the "Risk Factors" section beginning on page 7 of this Prospectus to determine whether an investment in the Capital Securities is appropriate for you.

WHAT ARE THE CAPITAL SECURITIES?

    Each Capital Security represents an undivided beneficial interest in the
assets of Citigroup Capital   ("Citigroup Capital"). Each Capital Security will
entitle the holder to receive       cash distributions as described in this
Prospectus. Citigroup Capital is offering             Capital Securities at a
price of $  for each Capital Security.

WHO IS CITIGROUP CAPITAL?

    Citigroup Capital is a Delaware business trust. Its principal place of business is c/o Citigroup Inc., 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000.

    Citigroup Capital will sell its Capital Securities to the public and its common securities (the "Common Securities") to Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup" or the "Company"). Citigroup Capital will use
the proceeds from these sales to buy a series of   % junior subordinated
deferrable interest debentures due          , 20  (the "Junior Subordinated Debt
Securities") from Citigroup with the same financial terms as the Capital Securities. Citigroup will guarantee payments made on the Capital Securities to the extent described below.

    There are four trustees of Citigroup Capital (the "Citigroup Capital Trustees"). Two of the trustees are employees or officers of Citigroup (the "Regular Trustees"). The Chase Manhattan Bank will act as the Institutional Trustee of Citigroup Capital and as Guarantee Trustee. Chase Manhattan Bank Delaware will act as the Delaware Trustee of Citigroup Capital.

WHO IS CITIGROUP INC.?

    Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSBC Asset Management, Travelers Life & Annuity and Travelers Property Casualty.

    On October 8, 1998, the Company changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a newly formed, wholly owned subsidiary of the Company. The mailing address of Citigroup's principal executive office is 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000.

WHEN WILL YOU RECEIVE DISTRIBUTIONS ON THE CAPITAL SECURITIES?

    If you purchase the Capital Securities, you are entitled to receive
cumulative cash distributions at an annual rate of   % of the liquidation amount
of $  per Capital Security. Distributions will accumulate from the date
Citigroup Capital issues the Capital Securities and will be paid       in
arrears on             of each year, beginning             .

WHEN CAN PAYMENT OF YOUR DISTRIBUTIONS BE DEFERRED?

    So long as no event of default under the Junior Subordinated Debt Securities has occurred and is continuing, Citigroup can, on one or more occasions, defer interest payments on the Junior Subordinated Debt Securities for up to
  consecutive       periods. A deferral of interest payments cannot extend,
however, beyond the maturity date of the Junior Subordinated Debt Securities
(which is            , 20  ).

    If Citigroup defers interest payments on the Junior Subordinated Debt Securities, Citigroup Capital will also defer distributions on the Capital Securities. During this deferral period, distributions will continue to accrue
on the Capital Securities at an annual rate of   % of the liquidation amount of
$  per Capital Security. Also, the deferred distributions will themselves accrue
interest at an annual rate of   % (to the extent permitted by law). Once
Citigroup makes all interest payments on the Junior Subordinated Debt Securities, with accrued interest, it can again postpone interest payments on the Junior Subordinated Debt Securities if no event of default under the Junior Subordinated Debt Securities has occurred and is continuing.

    During any period in which Citigroup defers interest payments on the Junior Subordinated Debt Securities, Citigroup will not be permitted to (with limited exceptions):

    - pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock, or make any guarantee payments with respect to the foregoing; or

    - make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equal with or junior to the Junior Subordinated Debt Securities.

    If Citigroup defers payments of interest on the Junior Subordinated Debt Securities, the Capital Securities will be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to recognize interest income with respect to distributions and include such amounts in your gross income for United States federal income tax purposes even though you will not have received any cash distributions relating to such interest income. See "United States Federal Income Taxation--Interest Income and Original Issue Discount."

WHEN CAN CITIGROUP CAPITAL REDEEM THE CAPITAL SECURITIES?

    Citigroup Capital must redeem all of the outstanding Capital Securities and Common Securities (together, the "Trust Securities") when the Junior
Subordinated Debt Securities are paid at maturity on      , 20  . In addition,
if Citigroup redeems any Junior Subordinated Debt Securities before their maturity, Citigroup Capital will use the cash it receives from the redemption to redeem, on a pro rata basis, Capital Securities and Common Securities having a combined liquidation amount equal to the principal amount of the Junior Subordinated Debt Securities redeemed.

    Citigroup can redeem some or all of the Junior Subordinated Debt Securities before their maturity at 100% of their principal amount on one or more occasions
any time on or after      , 20  . Citigroup also has the option to redeem, in
whole or in part, the Junior Subordinated Debt Securities at any time if certain changes in tax, investment company or bank regulatory law occur and certain other conditions are satisfied, as more fully described under "Description of the Capital Securities-- Special Event Redemption." In any case, Citigroup will pay accrued interest to the date of redemption. Prior to any such redemption, Citigroup will obtain any required regulatory approvals.

WHAT IS CITIGROUP'S GUARANTEE OF THE CAPITAL SECURITIES?

    Citigroup will guarantee the Capital Securities based on:

    - its obligations to make payments on the Junior Subordinated Debt
      Securities;

    - its obligations under the Capital Securities Guarantee (the "Guarantee"); and

    - its obligations under the Amended and Restated Declaration of Trust of Citigroup Capital (the "Declaration"), which sets forth the terms of the Trust.

    Citigroup has irrevocably guaranteed that if a payment on the Junior Subordinated Debt Securities is made to Citigroup Capital but, for any reason, Citigroup Capital does not make the corresponding distribution or redemption payment to the holders of the Capital Securities, then Citigroup will make the payments directly to the holders of the Capital Securities. To avoid a double payment to a holder of the Capital Securities, if Citigroup makes a payment under the Guarantee, the holder's right to receive the corresponding payment from Citigroup Capital will automatically be surrendered to Citigroup.

    Citigroup's obligations under the Guarantee are:

    - subordinate and junior in right of payment to its other liabilities;

    - equal in rank to its most senior current or future preferred stock and to any current or future guarantee of preferred or preference stock of any of its subsidiaries; and

    - senior to its common stock.

WHEN COULD THE JUNIOR SUBORDINATED DEBT SECURITIES BE DISTRIBUTED TO YOU?

    Citigroup has the right to dissolve Citigroup Capital at any time. Prior to any such dissolution, Citigroup will obtain any required regulatory approvals. If Citigroup terminates Citigroup Capital, Citigroup Capital will redeem the Capital Securities by distributing the Junior Subordinated Debt Securities to holders of the Capital Securities and the Common Securities on a pro rata basis. If the Junior Subordinated Debt Securities are distributed, Citigroup will use it best efforts to list the Junior Subordinated Debt Securities on the New York Stock Exchange, Inc. (the "NYSE") (or any other exchange on which the Capital Securities are then listed) in place of the Capital Securities.

WILL THE CAPITAL SECURITIES BE LISTED ON A STOCK EXCHANGE?

    Application will be made to list the Capital Securities on the NYSE. If approved for listing, we expect the Capital Securities will begin trading on the NYSE within 30 days after they are first issued.

WILL HOLDERS OF THE CAPITAL SECURITIES HAVE ANY VOTING RIGHTS?

    Generally, the holders of the Capital Securities will not have any voting rights. See "Description of the Capital Securities--Voting Rights."

IN WHAT FORM WILL THE CAPITAL SECURITIES BE ISSUED?

    The Capital Securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company ("DTC") or its nominee. This means that you will not receive a certificate for your Capital Securities and that your broker will maintain your position in the Capital Securities. Citigroup Capital expects that the Capital
Securities will be ready for delivery through DTC on or about             .

WHERE CAN YOU FIND MORE INFORMATION?

    We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. If you would like additional information about our Company, please refer to the information under "Available Information" below.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

    (a) Annual Report on Form 10-K for the year ended December 31, 1997, as amended;

    (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

    (c) Current Reports on Form 8-K filed on January 6, 1998, January 26, 1998, February 17, 1998, April 6, 1998, April 8, 1998, April 20, 1998, June 1,
       1998, July 20, 1998, August 18, 1998, August 31, 1998, October 8, 1998,
       October 21, 1998, October 26, 1998, October 29, 1998, November 1, 1998
       and November 13, 1998.

    You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

    Treasurer
    Citigroup Inc.
    153 East 53(rd) Street
    New York, NY 10043
    212-559-1000

    You should rely only on the information incorporated by reference or provided in this Prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of the document.

                                  RISK FACTORS

    Your investment in the Capital Securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information in this Prospectus, before deciding whether an investment in the Capital Securities is suitable for you.

CITIGROUP'S OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBT
  SECURITIES ARE SUBORDINATED.

    Citigroup's obligations under the Junior Subordinated Debt Securities will rank junior in priority of payment to all of Citigroup's senior indebtedness. This means that Citigroup cannot make any payments on the Junior Subordinated Debt Securities if it defaults on a payment of senior indebtedness and does not cure such default within the applicable grace period or if the senior indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, Citigroup's obligations under the Junior Subordinated Debt Securities will be effectively subordinated to all existing and future liabilities of Citigroup's subsidiaries.

    Citigroup's obligations under the Guarantee will rank in priority of payment as follows:

    - subordinate and junior in right of payment to its other liabilities;

    - equal in rank to its most senior current or future preferred stock and to any current or future guarantee of preferred or preference stock of any of its subsidiaries; and

    - senior to its common stock.

    This means that Citigroup cannot make any payments on the Guarantee if it defaults on a payment on any of its other liabilities. In addition, in the event of the bankruptcy, liquidation or dissolution of Citigroup, its assets would be available to pay obligations under the Guarantee only after Citigroup made all payments on its other liabilities.

    Neither the Capital Securities, the Junior Subordinated Debt Securities nor the Guarantee limit the ability of Citigroup and its subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the Junior Subordinated Debt Securities and the Guarantee. See "Description of Guarantee--Status of the Guarantee" and "Description of the Junior Subordinated Debt Securities--Subordination."

THE GUARANTEE ONLY COVERS PAYMENTS IF CITIGROUP CAPITAL HAS CASH AVAILABLE.

    The ability of Citigroup Capital to pay scheduled distributions on the Capital Securities, the redemption price of the Capital Securities and the liquidation amount of each Capital Security is solely dependent upon Citigroup making the related payments on the Junior Subordinated Debt Securities when due.

    If Citigroup defaults on its obligations to pay principal or interest on the Junior Subordinated Debt Securities, Citigroup Capital will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each Capital Security. In those circumstances, you will not be able to rely upon the Guarantee for payment of these amounts.

    Instead, you:

    - may directly sue Citigroup or seek other remedies to collect your pro rata share of payments owed; or

    - may rely on the Institutional Trustee to enforce Citigroup Capital's rights under the Junior Subordinated Debt Securities.

DEFERRAL OF DISTRIBUTIONS WOULD HAVE TAX CONSEQUENCES FOR YOU AND MAY AFFECT THE
  TRADING PRICE OF THE CAPITAL SECURITIES.

    So long as no event of default under the Junior Subordinated Debt Securities has occurred and is continuing, Citigroup can, on one or more occasions, defer interest payments on the Junior Subordinated Debt Securities for up to
  consecutive             periods. If Citigroup defers interest payments on the
Junior Subordinated Debt Securities, Citigroup Capital will defer distributions on the Capital Securities during any deferral period. However, distributions would still accumulate and such deferred distributions would themselves accrue
interest at the annual rate of   % per annum (to the extent permitted by law).

    If Citigroup defers payments of interest on the Junior Subordinated Debt Securities, you will be required to recognize interest income for United States federal income tax purposes (based on your pro rata share of the interest on the Junior Subordinated Debt Securities held by Citigroup Capital) before you receive any cash relating to such interest. In addition, you will not receive such cash if you sold the Capital Securities before the end of any deferral period or before the record date relating to distributions which are paid.

    Citigroup has no current intention of deferring interest payments on the Junior Subordinated Debt Securities and believes that such deferral is a remote possibility. However, if Citigroup exercises its right in the future, the Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Junior Subordinated Debt Securities. If you sell the Capital Securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Capital Securities. In addition, the existence of Citigroup's right to defer payments of interest on the Junior Subordinated Debt Securities may mean that the market price for the Capital Securities (which represent an undivided beneficial interest in the Junior Subordinated Debt Securities) may be more volatile than other securities that do not have these rights.

    See "United States Federal Income Taxation" for more information regarding the tax consequences of purchasing, holding and selling the Capital Securities.

CAPITAL SECURITIES MAY BE REDEEMED AT ANY TIME IF CERTAIN CHANGES IN TAX,
  INVESTMENT COMPANY OR BANK REGULATORY LAW OCCUR.

    If certain changes in tax, investment company or bank regulatory law occur and are continuing, and certain other conditions are satisfied, Citigroup has the right to redeem, in whole or in part, the Junior Subordinated Debt Securities. Any such redemption will cause a mandatory redemption of Capital Securities and Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debt Securities to be redeemed within 90 days of the event at a redemption price equal to $ per security plus any accrued and unpaid distributions. Prior to any such redemption, Citigroup will obtain any required regulatory approvals. See "Description of the Capital Securities--Distribution of the Junior Subordinated Debt Securities" and "--Special Event Redemption."

CAPITAL SECURITIES MAY BE REDEEMED AT THE OPTION OF THE COMPANY.

    At the option of the Company, the Junior Subordinated Debt Securities may be redeemed, in whole, at any time, or in part, from time to time, on or after
      ,       at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest to the redemption date. Prior to any such redemption, Citigroup will obtain any required regulatory approvals. See "Description of the Junior Subordinated Debt Securities--Optional Redemption." You should assume that the Company will exercise its redemption option if the Company is able to refinance at a lower interest rate or it is otherwise in the interest of the Company to redeem the Junior Subordinated Debt Securities. If the Junior Subordinated Debt Securities are redeemed, the Trust must redeem the Capital Securities and the Common Securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debt Securities to be redeemed. See "Description of the Capital Securities--Mandatory Redemption of Trust Securities."

PENDING TAX LITIGATION MAY RESULT IN A CHANGE IN TAX LAW THAT WILL PERMIT THE
  COMPANY TO REDEEM THE JUNIOR SUBORDINATED DEBT SECURITIES.

    It has been reported that the Internal Revenue Service ("IRS") recently challenged another company's deduction for interest paid on a debt instrument similar in some respects to the Junior Subordinated Debt Securities. Based on available information, the Company and Citigroup Capital do not believe that this challenge will affect the Company's ability to deduct interest payments on the Junior Subordinated Debt Securities. However, you should be aware that further developments favoring the IRS's challenge, or other unrelated developments, could cause a Tax Event (as described in "Description of the Capital Securities--Special Event Redemption"). Laws and regulations have also been proposed in the past which, if adopted retroactively, could also cause a Tax Event.

THERE CAN BE NO ASSURANCE AS TO THE MARKET PRICES FOR THE CAPITAL SECURITIES OR
  THE JUNIOR SUBORDINATED DEBT SECURITIES.

    There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for Capital Securities upon a termination of Citigroup Capital. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made by this Prospectus or in the secondary market, or the Junior Subordinated Debt Securities that a holder of Capital Securities may receive upon a termination of Citigroup Capital, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered by this Prospectus. As a result of Citigroup's right to defer interest payments on the Junior Subordinated Debt Securities, the market price of the Capital Securities (which represent undivided beneficial ownership interests in Citigroup Capital, the assets of which consist solely of the Junior Subordinated Debt Securities) may be more volatile than the market prices of other securities that are not subject to such optional deferrals.

CITIGROUP MAY TERMINATE CITIGROUP CAPITAL AT ANY TIME.

    Subject to obtaining any required regulatory approval, Citigroup has the right to terminate Citigroup Capital at any time. If Citigroup decides to exercise its right to terminate Citigroup Capital, Citigroup Capital will redeem the Capital Securities and Common Securities by distributing the Junior Subordinated Debt Securities to holders of the Capital Securities and Common Securities on a pro rata basis.

    Under current United States federal income tax law, a distribution of Junior Subordinated Debt Securities to you on the dissolution of Citigroup Capital should not be a taxable event to you. However, if Citigroup Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved or if there is a change in law, the distribution of Junior Subordinated Debt Securities to you may be a taxable event to you.

    Citigroup has no current intention of causing the termination of Citigroup Capital and the distribution of the Junior Subordinated Debt Securities. Citigroup anticipates that it would consider exercising this right in the event that expenses associated with maintaining Citigroup Capital were substantially greater than currently expected, such as if certain changes in tax law, investment company law or banking regulatory law occurred. Citigroup cannot predict the other circumstances under which this right would be exercised.

    Although Citigroup will use its best efforts to list the Junior Subordinated Debt Securities on the NYSE (or any other exchange on which the Capital Securities are then listed) if they are distributed, we cannot assure you that the Junior Subordinated Debt Securities will be approved for listing or that a trading market will exist for those securities.

YOU HAVE LIMITED VOTING RIGHTS.

    You will have limited voting rights. In particular, subject to certain exceptions, only Citigroup can elect or remove any of Citigroup Capital Trustees. See "Description of the Capital Securities--Voting Rights."

                                  THE COMPANY

    Citigroup's businesses provide a broad range of financial services to consumer and corporate customers around the world. Among these businesses are Citibank, Commercial Credit, Primerica Financial Services, Salomon Smith Barney, SSBC Asset Management, Travelers Life & Annuity and Travelers Property Casualty.

    On October 8, 1998, the Company changed its name from Travelers Group Inc. to Citigroup Inc. in connection with the merger of Citicorp into a newly formed, wholly owned subsidiary of the Company.

    The Company is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Certain subsidiaries' dividend paying abilities are limited by certain covenant restrictions in credit agreements and/or by regulatory requirements, including those imposed by federal bank regulatory authorities, the insurance departments of a number of states, and various capital requirements imposed by securities regulators. The Company is also subject to certain capital requirements as a bank holding company. Each of the Company's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

    Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, the Company may be required to commit resources to its subsidiary banks in certain circumstances.

    The principal office of the Company is located at 153 East 53rd Street, New York, NY 10043, and its telephone number is (212) 559-1000.

                                USE OF PROCEEDS

    All of the net proceeds from the sale of the Capital Securities will be invested by Citigroup Capital in Junior Subordinated Debt Securities of the Company. The Company will use the proceeds from the sale of the Junior Subordinated Debt Securities to Citigroup Capital for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. See "Capitalization."

                   RATIO OF INCOME TO FIXED CHARGES AND RATIO
    OF INCOME TO COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK DIVIDENDS

    The following table sets forth (i) the supplemental consolidated ratio of income to fixed charges and (ii) the supplemental consolidated ratio of income to combined fixed charges including preferred stock dividends of the Company for the nine months ended September 30, 1998 and for each of the five most recent fiscal years, after giving retroactive effect to the merger with Citicorp on October 8, 1998 in a transaction accounted for as a pooling of interests.

                                                                                            YEAR ENDED DECEMBER 31,
                                                        NINE MONTHS ENDED    -----------------------------------------------------
                                                       SEPTEMBER 30, 1998      1997       1996       1995       1994       1993
                                                      ---------------------  ---------  ---------  ---------  ---------  ---------
Ratio of income to fixed charges (excluding interest
  on deposits)......................................             1.65             1.71       1.88       1.65       1.41       1.43

Ratio of income to fixed charges (including interest
  on deposits)......................................             1.39             1.43       1.51       1.39       1.25       1.25

Ratio of income to combined fixed charges including
  preferred stock dividends (excluding interest on
  deposits).........................................             1.62             1.66       1.80       1.56       1.34       1.37

Ratio of income to combined fixed charges including
  preferred stock dividends (including interest on
  deposits).........................................             1.37             1.41       1.48       1.35       1.21       1.22

                              ACCOUNTING TREATMENT

    The financial statements of Citigroup Capital will be reflected in the Company's consolidated financial statements with the Capital Securities reflected in "Company or subsidiary obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debt securities of--Company."

                                 CAPITALIZATION

    The following table sets forth the supplemental consolidated capitalization of the Company at September 30, 1998, after giving retroactive effect to the merger with Citicorp on October 8, 1998 in a transaction accounted for as a pooling of interests, and as adjusted to give effect to the issuance of the Capital Securities.

                                                                                          AT SEPTEMBER 30, 1998
                                                                                         ------------------------
                                                                                         OUTSTANDING  AS ADJUSTED
                                                                                         -----------  -----------
                                                                                          (DOLLARS IN MILLIONS)
Debt:
  Investment banking and brokerage borrowings..........................................   $  16,128    $
  Short-term borrowings................................................................      19,492
  Long-term debt.......................................................................      49,419
                                                                                         -----------  -----------
    Total debt.........................................................................      85,039
                                                                                         -----------  -----------
Redeemable Preferred Stock--Series I...................................................         280
                                                                                         -----------  -----------
Company or subsidiary obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated debt securities of--
  Company..............................................................................       1,200
  Subsidiaries.........................................................................       2,620
Stockholders' equity:
  Capital stock at aggregate liquidation value.........................................       2,313
  Common stock and additional paid-in capital (net of treasury stock)..................       5,031
  Retained earnings....................................................................      35,746
  Accumulated other changes in equity from nonowner sources............................         593
  Unearned compensation................................................................        (593)
                                                                                         -----------  -----------
    Total stockholders' equity.........................................................      43,090
                                                                                         -----------  -----------
Total capitalization...................................................................   $ 132,229    $
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                     DESCRIPTION OF THE CAPITAL SECURITIES

    The Capital Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Institutional Trustee, The Chase Manhattan Bank, will act as indenture trustee under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Capital Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part), the Business Trust Act of the State of Delaware (the "Trust Act") and the Trust Indenture Act.

GENERAL

    The Declaration authorizes the Regular Trustees to issue on behalf of Citigroup Capital the Trust Securities, which represent undivided beneficial interests in the assets of Citigroup Capital. All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities rank PARI PASSU, and payments will be made thereon on a PRO RATA basis, with the Capital Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Capital Securities. The Declaration does not permit the issuance by Citigroup Capital of any securities other than the Trust Securities or the incurrence of any indebtedness by Citigroup Capital. Pursuant to the Declaration, the Institutional Trustee will hold title to the Junior Subordinated Debt Securities purchased by Citigroup Capital for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by Citigroup Capital, and payments upon redemption of the Capital Securities or liquidation of Citigroup Capital out of money held by Citigroup Capital, are guaranteed by the Company to the extent described under "Description of Guarantee." The Guarantee will be held by The Chase Manhattan Bank, the Guarantee Trustee, for the benefit of the holders of the Capital Securities. The Guarantee does not cover payment of distributions when Citigroup Capital does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Capital Securities is to (i) vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities or (ii) if the failure of Citigroup Capital to pay distributions is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment to such holder of the principal or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities. See "--Voting Rights."

DISTRIBUTIONS

    Distributions on the Capital Securities will be fixed at a rate per annum of % of the stated liquidation amount of $ per Capital Security. Distributions not paid when due (or would be due, if not for any Extension Period or default by the Company on the Junior Subordinated Debt Securities) will themselves
accumulate additional interest at the annual rate of   % thereof compounded
      . The term "distribution" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Capital Securities will be cumulative, will accrue from
and including            , and will be payable       in arrears on
of each year, commencing      . When, as and if available for payment,
distributions will be made by the Institutional Trustee, except as otherwise described below.

    The distribution rate and the distribution payment dates and other payment dates for the Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the Junior Subordinated Debt Securities.

    The Company has the right under the Indenture to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period from time to time on the Junior Subordinated Debt Securities for an
Extension Period not exceeding   consecutive       interest periods during which
no interest shall be due and payable, PROVIDED, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. As a consequence of the Company's extension of the interest payment period, distributions on the Capital Securities would be deferred (though such
distributions would continue to accrue with interest thereon compounded       ,
since interest would continue to accrue on the Junior Subordinated Debt Securities) during any such extended interest payment period. In the event that the Company exercises its right to extend the interest payment period, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank PARI PASSU with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further extend such Extension Period; PROVIDED, that such Extension Period, together with all such
previous and further extensions thereof, may not exceed   consecutive
      interest periods; PROVIDED FURTHER, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements.
Consequently, there could be up to   Extension Periods of varying lengths
throughout the term of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities-- Interest" and "--Option to Extend Interest Payment Period." The Regular Trustees shall give the holders of the Capital Securities notice of any Extension Period upon their receipt of notice thereof from the Company. See "Description of the Junior Subordinated Debt Securities--Option To Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the Capital Securities as they appear on the books and records of Citigroup Capital on the record date next following the termination of such deferral period.

    Distributions on the Capital Securities will be made on the dates payable to the extent that Citigroup Capital has funds available for the payment of such distributions in the Property Account. Citigroup Capital's funds available for distribution to the holders of the Capital Securities will be limited to payments received from the Company on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities." The payment of distributions out of monies held by Citigroup Capital is guaranteed by the Company to the extent set forth under "Description of Guarantee."

    Distributions on the Capital Securities will be payable to the holders named on the securities register of Citigroup Capital at the close of business on the relevant record dates, which, as long as the Capital Securities remain in book-entry only form, will be one Business Day prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Junior Subordinated Debt Securities in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Capital Securities do not continue to remain in book-entry only form, the relevant record dates shall conform to the rules of any securities exchange on which the Capital Securities are listed and, if none, the Regular Trustees shall have the right to select relevant record dates, which shall be more than 14 days but less than 60 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Capital Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION OF TRUST SECURITIES

    The Capital Securities have no stated maturity date but will be redeemed upon the maturity of the Junior Subordinated Debt Securities or to the extent the Junior Subordinated Debt Securities are redeemed. The Junior Subordinated
Debt Securities will mature on      , 20  , and may be redeemed, in whole or in
part, at any time on or after             , or at any time, in whole or in part,
in certain circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event (as described under "Special Event Redemption" below). See "Description of the Junior Subordinated Debt Securities--Optional Redemption." Upon the maturity of the Junior Subordinated Debt Securities, the proceeds of the repayment thereof shall simultaneously be applied to redeem all outstanding Trust Securities at the Redemption Price. Upon the redemption of the Junior Subordinated Debt Securities, whether in whole or in part (either at the option of the Company or pursuant to a Tax Event, an Investment Company Event or a Regulatory Capital Event), the proceeds from such redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed at the Redemption Price; PROVIDED, that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed PRO RATA as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION

    "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of this Prospectus), in either case after the date of this Prospectus, there is more than an insubstantial risk that (i) Citigroup Capital would be subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debt Securities, (ii) interest payable to Citigroup Capital on the Junior Subordinated Debt Securities would not be deductible, in whole or in part, by the Company for United States federal income tax purposes or (iii) Citigroup Capital would be subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent counsel experienced in practicing under the 1940 Act (as defined herein) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that Citigroup Capital is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this Prospectus.

    "Regulatory Capital Event" means a determination by Citigroup, based on an opinion of counsel experienced in such matters (who may be an employee of Citigroup or any of its affiliates), that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment, clarification, change, pronouncement or decision is announced or is effective after the date of this Prospectus, there is more than an insubstantial risk that the Capital Securities will no longer constitute Tier I Capital of Citigroup or any bank holding company of which Citigroup is a subsidiary (or its equivalent) for purposes of the capital adequacy guidelines or policies of the Board of Governors of the Federal Reserve System or its successor as Citigroup's primary federal banking regulator.

    Subject to obtaining any required regulatory approval, if a Tax Event, an Investment Company Event or a Regulatory Capital Event (each, a "Special Event") shall occur and be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Junior Subordinated Debt Securities, in whole or in part, for cash within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debt Securities so redeemed shall be redeemed by Citigroup Capital at the Redemption Price on a PRO RATA basis; PROVIDED, HOWEVER, that if at the time there is available to the Company or Citigroup Capital the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on Citigroup Capital, the Company or the holders of the Trust Securities, then the Company or Citigroup Capital will pursue such measure in lieu of redemption.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    Citigroup will have the right at any time to dissolve Citigroup Capital and, after satisfaction of the liabilities of creditors of Citigroup Capital as provided by applicable law, to cause Junior Subordinated Debt Securities to be distributed to the holders of the Capital Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Capital Securities then outstanding. Prior to any such dissolution, Citigroup will obtain any required regulatory approvals.

    If the Junior Subordinated Debt Securities are distributed to the holders of the Capital Securities, the Company will use its best efforts to cause the Junior Subordinated Debt Securities to be listed on the NYSE or on such other exchange as the Capital Securities are then listed.

    After the date for any distribution of Junior Subordinated Debt Securities upon dissolution of Citigroup Capital, (i) the Capital Securities will no longer be deemed to be outstanding, (ii) the securities depositary or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debt Securities to be delivered upon such distribution, and (iii) any certificates representing Capital Securities not held by the Depositary or its nominee will be deemed to represent Junior Subordinated Debt Securities having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, such Capital Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

    There can be no assurance as to the market prices for either the Capital Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Capital Securities if a dissolution and liquidation of Citigroup Capital were to occur. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of Citigroup Capital were to occur, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

    Citigroup Capital may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all
Capital Securities for all       distribution periods terminating on or prior to
the date of redemption.

    If Citigroup Capital gives a notice of redemption in respect of the Capital Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, and if the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debt Securities, the Institutional Trustee will irrevocably deposit with the Depositary (as defined below) funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Capital Securities is improperly withheld or refused and not paid either by Citigroup Capital, or by the Company pursuant to the Guarantee, distributions on such Capital Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

    In the event that fewer than all of the outstanding Capital Securities are to be redeemed, the Capital Securities will be redeemed in accordance with the Depositary's standard procedures. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time, and from time to time, purchase outstanding Capital Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of Citigroup Capital (each a "Liquidation"), the holders of the Capital Securities will be entitled to receive out of the assets of Citigroup Capital, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $ per Capital Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Junior Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and with accrued and unpaid interest equal to accrued and unpaid distributions on, the Capital Securities outstanding at such time have been distributed on a PRO RATA basis to the holders of such Capital Securities. See "--Distribution of the Junior Subordinated Debt Securities."

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because Citigroup Capital has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by Citigroup Capital on the Capital Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such Liquidation PRO RATA with the holders of the Capital Securities, except that if a Declaration Event of Default has occurred and is continuing the Capital Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, Citigroup Capital shall terminate (i) on
            , 20 , the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or the Company, the filing of a certificate of cancellation with respect to Citigroup Capital, or the revocation of the charter of the holder of the Common Securities or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Junior Subordinated Debt Securities to holders of Capital Securities upon exercise of the Company's right to dissolve Citigroup Capital at any time and distribute Junior Subordinated Debt Securities to holders of Capital Securities, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, the Company or Citigroup Capital, or (vi) upon the redemption of all the Trust Securities.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED, that pursuant to the Declaration the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Capital Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. In the event that any Declaration Event of Default with respect to the Capital Securities is waived by the holders of the Capital Securities as provided in the Declaration, the holders of Common Securities pursuant to the Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of Common Securities. See "--Voting Rights."

    If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Capital Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Capital Securities may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Capital Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Citigroup Capital. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities.

    Upon the occurrence of an Indenture Event of Default, the Institutional Trustee as the sole holder of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable. The Company and Citigroup Capital are each required to file annually with the Institutional Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described in this Prospectus under "Description of Guarantee--Modification of Guarantee; Assignment," and except as provided under the Trust Act, the Trust Indenture Act and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

    Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Junior Subordinated Debt Securities, to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debt Securities, (ii) waive any past Indenture Event of Default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debt Securities shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities where such consent shall be required; PROVIDED, HOWEVER, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Junior

Subordinated Debt Securities (a "Super Majority") affected thereby, only the holders of at least such Super Majority in aggregate liquidation amount of the Capital Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any record holder of Capital Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. The Institutional Trustee shall notify all holders of the Capital Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy available to the Institutional Trustee, the Institutional Trustee, as holder of the Junior Subordinated Debentures, shall not take any of the actions described in clauses (i), (ii),
(iii) or (iv) above unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of such action, Citigroup Capital will not fail to be classified as a grantor trust for United States federal income tax purposes.

    In the event the consent of the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the written direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where any amendment, modification or termination under the Indenture would require the consent of a Super Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in aggregate liquidation amount of the Trust Securities which the relevant Super Majority represents of the aggregate principal amount of the Junior Subordinated Debt Securities outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that for United States federal income tax purposes Citigroup Capital will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default by the Institutional Trustee at the direction of the holders of the Capital Securities will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Capital Securities may be given at a separate meeting of holders of Capital Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Capital Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Capital Securities will be required for Citigroup Capital to redeem and cancel Capital Securities or distribute Junior Subordinated Debt Securities in accordance with the Declaration.

    Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Capital Securities were not outstanding.

    The procedures by which holders of Capital Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company."

    Except in certain circumstances, holders of the Capital Securities will have no rights to appoint or remove the Citigroup Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), PROVIDED, that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of Citigroup Capital other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Capital Securities or the Common Securities, then only holders of the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of holders of a majority in liquidation amount of such class of Trust Securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause Citigroup Capital to be classified for United States federal income tax purposes as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause Citigroup Capital to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

    Citigroup Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body except as described below. Citigroup Capital may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State; PROVIDED, that (i) such successor entity either (x) expressly assumes all of the obligations of Citigroup Capital under the Trust Securities or (y) substitutes for the Capital Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee, in its capacity as the holder of the Junior Subordinated Debt Securities, (iii) the Capital Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Capital Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose identical to that of Citigroup Capital, (vii) prior to such merger, consolidation, amalgamation or replacement, Citigroup Capital has received an opinion of a nationally recognized independent counsel to Citigroup Capital experienced in such matters to the effect that, (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (B) following such merger, consolidation, amalgamation or replacement, neither Citigroup Capital nor such successor entity will be required to register as an "investment company" under the 1940 Act; and (viii) the Company guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, Citigroup Capital shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if in the opinion of a nationally recognized independent tax counsel experienced in such matters, such consolidation, amalgamation, merger or replacement would cause Citigroup Capital or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

    The Depository Trust Company ("DTC") will act as securities depositary for the Capital Securities. The Capital Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Capital Securities certificates, representing the total aggregate number of Capital Securities, will be issued and will be deposited with DTC. This means that Citigroup Capital will not issue certificates to the purchasers for the Capital Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Capital Securities as represented by a global certificate.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE and The Nasdaq-Amex Market Group. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of Capital Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Capital Securities on DTC's records. The ownership interest of each actual purchaser of each Capital Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Capital Securities. Transfers of ownership interests in the Capital Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Capital Securities, except in the event that use of the book-entry system for the Capital Securities is discontinued.

    To facilitate subsequent transfers, all the Capital Securities deposited by Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Capital Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Capital Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Capital Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

    Any redemption notices will be sent by Citigroup Capital to Cede & Co. DTC will then inform the Direct Participants, who will then contact the Beneficial Owners. If less than all of the Capital Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in such Capital Securities in accordance with its procedures.

    Although voting with respect to the Capital Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Capital Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to Citigroup Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights to those Direct Participants to whose accounts the Capital Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and Citigroup Capital believe that the arrangements among DTC, Direct and Indirect Participants, and Beneficial Owners will enable the Beneficial Owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in Citigroup Capital.

    Distribution payments on the Capital Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such Participant and not of DTC, Citigroup Capital or the Company, subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of Citigroup Capital, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    Except as provided herein, a Beneficial Owner in a global Capital Security certificate will not be entitled to receive physical delivery of Capital Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Capital Securities.

    DTC may discontinue providing its services as securities depositary with respect to the Capital Securities at any time by giving reasonable notice to Citigroup Capital. Under such circumstances, in the event that a successor securities depositary is not obtained, Capital Securities certificates are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Capital Securities. In that event, certificates for the Capital Securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and Citigroup Capital believe to be reliable, but neither the Company nor Citigroup Capital takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

    The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. Notwithstanding the foregoing, the holders of Capital Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action following a Declaration Event of Default.

PAYING AGENT

    In the event that the Capital Securities do not remain in book-entry only form, the following provisions will apply:

    The Institutional Trustee will act as paying agent and may designate an additional or substitute paying agent at any time.

    Registration of transfers of Capital Securities will be effected without charge by or on behalf of Citigroup Capital, but upon payment (with the giving of such indemnity as Citigroup Capital or the Company may require) in respect of any tax or other government charges that may be imposed in relation to it.

    Citigroup Capital will not be required to register or cause to be registered the transfer of Capital Securities after such Capital Securities have been called for redemption.

GOVERNING LAW

    The Declaration and the Capital Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to operate Citigroup Capital in such a way so that Citigroup Capital will not be required to register as an "investment company" under the 1940 Act or be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Junior Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Citigroup Capital or the certificate of incorporation of the Company, that each of the Company and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Capital Securities or vary the terms thereof.

    Holders of the Capital Securities have no preemptive rights.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    Set forth below is a description of the specific terms of the Junior Subordinated Debt Securities in which Citigroup Capital will invest the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, dated as of October 7, 1996 (as supplemented, the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"), the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part; and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement qualified in its entirety by such reference.

    Under certain circumstances involving the dissolution of Citigroup Capital, subject to obtaining any required regulatory approval, Junior Subordinated Debt Securities will be distributed to the holders of the Trust Securities in liquidation of Citigroup Capital. See "Description of the Capital Securities-- Special Event Redemption or Distribution."

    If the Junior Subordinated Debt Securities are distributed to the holders of the Capital Securities, the Company will use its best efforts to have the Junior Subordinated Debt Securities listed on the NYSE or on such other national securities exchange or similar organization on which the Capital Securities are then listed or quoted.

GENERAL

    The Junior Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Junior Subordinated Debt Securities will be limited in
aggregate principal amount to approximately $      , such amount being the sum
of the aggregate stated liquidation amount of the Capital Securities and the capital contributed by the Company to Citigroup Capital in exchange for the Common Securities (the "Citigroup Payment"). (Section 3.1)

    The Junior Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Junior Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compound Interest (as defined herein) and
Additional Interest (as defined herein), if any, on       , 20  .

    If Junior Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in Citigroup Capital, such Junior Subordinated Debt Securities will initially be issued in the form of one or more Global Securities (as defined under "Book-Entry and Settlement" below). As described herein, under certain limited circumstances, Junior Subordinated Debt Securities may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Junior Subordinated Debt Securities are issued in certificated form, such Junior Subordinated Debt Securities will be in denominations of $ and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Junior Subordinated Debt Securities issued as a Global Security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Junior Subordinated Debt Securities. In the event Junior Subordinated Debt Securities are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debt Securities will be registrable and Junior Subordinated Debt Securities will be exchangeable for Junior Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in New York, New York; PROVIDED, that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

    The Company does not intend to issue and sell the Junior Subordinated Debt Securities to any purchasers other than Citigroup Capital.

    There are no covenants or provisions in the Indenture that would afford the holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect such holders.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that the Company will not consolidate with or merge into any other corporation or convey, transfer or lease its assets substantially as an entirety unless (a) the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Junior Subordinated Debt Securities issued thereunder and the performance of every other covenant of the Indenture on the part of the Company and (b) immediately thereafter no Event of Default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Junior Subordinated Debt Securities. (Sections 8.1 and 8.2)

SUBORDINATION

    The Indenture provides that the Junior Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. This means that no payment of principal (including redemption payments), premium, if any, or interest on the Junior Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company has not been paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company must be paid in full before the holders of Junior Subordinated Debt Securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Junior Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Junior Subordinated Debt Securities are paid in full.

    The term "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any conditional sale or title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations, contingent or otherwise, of such obligor in respect of any letters of credit, banker's acceptance, security purchase facilities or similar credit transactions, (v) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Junior Subordinated Debt Securities and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) any other Citigroup Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "financing entity") in connection with the issuance by such financing entity of preferred securities or other securities guaranteed by the Company pursuant to an instrument that ranks PARI PASSU with, or junior to, the Guarantee. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company.

OPTIONAL REDEMPTION

    Subject to obtaining any required regulatory approval, the Company shall have the right to redeem the Junior Subordinated Debt Securities, in whole or in
part, from time to time, on or after             , or at any time in certain
circumstances upon the occurrence of a Tax Event, an Investment Company Event or a Regulatory Capital Event, as described under "Description of the Capital Securities--Special Event Redemption," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest (as defined herein), if any, to the redemption date. If a partial redemption of the Capital Securities resulting from a partial redemption of the Junior Subordinated Debt Securities would result in the delisting of the Capital Securities, the Company may only redeem the Junior Subordinated Debt Securities in whole. (Section 11.2)

INTEREST

    Each Junior Subordinated Debt Security shall bear interest at the annual
rate of   %, from and including the original date of issuance, payable       in
arrears on             of each year (each an "Interest Payment Date"),
commencing             to the person in whose name such Junior Subordinated Debt
Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Junior Subordinated Debt Securities shall not continue to remain in book-entry only form, the Company shall have the right to select record dates, which shall be more than 14 days but less than 60 days prior to the Interest Payment Date.

    The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for
any period shorter than a full       period for which interest is computed will
be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Junior Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company can defer interest payments by extending the interest payment
period for a period not exceeding       consecutive periods, PROVIDED, that no
Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities, at the end of which Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Interest) together
with interest thereon compounded       at the rate specified for the Junior
Subordinated Debt Securities to the extent permitted by applicable law ("Compound Interest"); PROVIDED FURTHER, that during any such Extension Period,
(a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank PARI PASSU with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. Prior to the termination of any Extension Period, the Company may further defer payments of interest by extending such Extension Period; PROVIDED, HOWEVER, that such Extension Period, including all such previous and further extensions, may not
exceed   consecutive       interest periods (including the       interest period
in which notice of such Extension Period (as described below) is given); PROVIDED FURTHER, that no Extension Period may extend beyond the maturity of the Junior Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Capital Securities would be payable, if not for such Extension Period, or (ii) the date the Regular Trustees are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Capital Securities of the record date or the date such distribution would be payable, if not for such Extension Period, but in any event one Business Day prior to such record date. The Regular Trustees shall give notice of the Company's selection of such Extension Period to the holders of the Capital Securities. If the Institutional Trustee shall not be the sole holder of the Junior Subordinated Debt Securities, the Company shall give the holders of the Junior Subordinated Debt Securities notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date upon which the Company is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Junior Subordinated Debt Securities of the record or payment date of such related interest payment. (Sections 13.1 and 13.2)

ADDITIONAL INTEREST

    If at any time Citigroup Capital is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then the Company will be required to pay additional interest ("Additional Interest") on the Junior Subordinated Debt Securities. The amount of any Additional Interest will be an amount sufficient so that the net amounts received and retained by Citigroup Capital after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts Citigroup Capital would have received had no such taxes, duties, assessments or other governmental charges been imposed.

INDENTURE EVENTS OF DEFAULT

    The Indenture provides that the following are Events of Default with respect to the Junior Subordinated Debt Securities: (a) default in the payment of the principal of (or premium, if any, on) any Junior Subordinated Debt Security at its maturity; (b) default for 30 days in the payment of any installment of interest on any Junior Subordinated Debt Security; (c) default for 90 days after written notice in the performance of any other covenant in respect of the Junior Subordinated Debt Securities; (d) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company; and (e) any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued. The Indenture Trustee may withhold notice to the holders of the Junior Subordinated Debt Securities of any default with respect thereto (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (Section 5.1)

    If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Junior Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Junior Subordinated Debt Securities (including any Compound Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Junior Subordinated Debt Securities. (Section 5.2) An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Capital Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Capital Securities--Declaration Events of Default" and "--Voting Rights."

    Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Capital Securities may institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all of the holders of Capital Securities of Citigroup Capital. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Junior Subordinated Debt Securities held by Citigroup Capital or the Institutional Trustee of Citigroup Capital, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities. (Sections 5.7 and 5.8)

MODIFICATIONS AND AMENDMENTS

    Modifications and amendments to the Indenture may be made by the Company and the Indenture Trustee with the consent of the Holders of a majority in principal amount of the Junior Subordinated Debt Securities at the time outstanding, PROVIDED, that no such modification or amendment may, without the consent of the Holder of each Junior Subordinated Debt Security affected thereby: (i) modify the terms of payment of principal, premium, if any, or interest on; or (ii) reduce the percentage of

Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture or waive compliance by the Company with any covenant or past default, PROVIDED, FURTHER, that if the Junior Subordinated Debt Securities are held by Citigroup Capital or a trustee of Citigroup Capital, such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of Trust Securities of Citigroup Capital shall have consented to such supplemental indenture; PROVIDED FURTHER, that if the consent of the Holder of each outstanding Junior Subordinated Debt Security is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of Citigroup Capital shall have consented to such supplemental indenture. (Section 9.2)

DISCHARGE AND DEFEASANCE

    The Company may discharge all of its obligations (except those set forth below) to holders of the Junior Subordinated Debt Securities issued under the Indenture, which Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities and to make any mandatory sinking fund payments thereon when due. (Section 4.1)

    Unless otherwise specified herein with respect to the Junior Subordinated Debt Securities, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Junior Subordinated Debt Securities (except for certain obligations to pay all expenses of Citigroup Capital, to register the transfer or exchange of Junior Subordinated Debt Securities, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities, and to maintain Paying Agents and hold monies for payment in trust), or (ii) need not comply with certain covenants specified herein with respect to the Junior Subordinated Debt Securities, and the occurrence of an event described in clause (c) under "Events of Default" above with respect to any defeased covenant and any other Event of Default provided in the applicable resolution of the Board of Directors or supplemental indenture under which the Junior Subordinated Debt Securities are issued shall no longer be an Event of Default if, in either case, the Company deposits with the Indenture Trustee, in trust, money or U.S. Government Obligations that through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of (and premium, if any) and any interest on the Junior Subordinated Debt Securities on the dates such payments are due (which may include one or more redemption dates designated by the Company) in accordance with the terms of the Junior Subordinated Debt Securities. Such a trust may only be established, if, among other things, the Company shall have delivered an Opinion of Counsel, which, in the case of a discharge pursuant to clause (i), must be based upon a ruling or administrative pronouncement of the Internal Revenue Service, to the effect that the Holders of the Junior Subordinated Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit or defeasance and will be subject to federal income tax in the same manner as if such defeasance had not occurred. (Sections 4.2, 4.3 and 4.4) In the event the Company omits to comply with its remaining obligations under the Indenture after a defeasance of the Indenture with respect to the Junior Subordinated Debt Securities as described under clause (ii) above and the Junior Subordinated Debt Securities are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and U.S. Government Obligations on deposit with the Indenture Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable in respect of such payments.

CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee has extended substantial credit facilities (the borrowings under which constitute Senior Indebtedness) to the Company. The Company and certain of its subsidiaries also maintain bank accounts, borrow money and have other customary commercial banking or investment banking relationships with the Indenture Trustee in the ordinary course of business.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of Capital Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Citigroup Capital as a result of the occurrence of a Special Event, the Junior Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the depositary or its nominee. Except under the limited circumstances described below, Junior Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Junior Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Junior Subordinated Debt Securities in definitive form and will not be considered the Holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Junior Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

    If Junior Subordinated Debt Securities are distributed to holders of Capital Securities in liquidation of such holders' interests in Citigroup Capital, DTC will act as securities depositary for the Junior Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Capital Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Capital Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

    None of the Company, Citigroup Capital, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Junior Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

    A Global Security shall be exchangeable for Junior Subordinated Debt Securities registered in the names of persons other than the depositary or its nominee only if (i) the depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default with respect to such Junior Subordinated Debt Securities. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Junior Subordinated Debt Securities registered in such names as the depositary shall direct. It is expected that such instructions will be based upon directions received by the depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

CERTAIN COVENANTS

    If the Junior Subordinated Debt Securities are issued to Citigroup Capital or a trustee of such trust in connection with the issuance of Trust Securities by Citigroup Capital and (i) there shall have occurred and be continuing an Event of Default, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or
(iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), and (b) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to the Junior Subordinated Debt Securities. The foregoing, however, will not apply to any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid. (Section 13.3)

    For so long as the Trust Securities remain outstanding, the Company will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) to not voluntarily dissolve, wind-up or terminate the Trust, except in connection with a distribution of Junior Subordinated Debt Securities as described under "Distribution of the Junior Subordinated Debt Securities" and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration, (iii) to timely perform its duties as Sponsor of the Trust and (iv) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes. (Section 10.5)

MISCELLANEOUS

    The Indenture provides that the Company will pay all fees and expenses related to (i) the offering of the Trust Securities and the Junior Subordinated Debt Securities, (ii) the organization, maintenance and dissolution of Citigroup Capital, (iii) the retention of the Citigroup Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Capital Securities.

                            DESCRIPTION OF GUARANTEE

    Set forth below is a summary of information concerning the Guarantee that will be executed and delivered by the Company for the benefit of the holders of Capital Securities. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee under the Guarantee (the "Guarantee Trustee"). The terms of the Guarantee will be those set forth in the Guarantee and those made part of the Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities.

GENERAL

    Pursuant to and to the extent set forth in the Guarantee, the Company will irrevocably and unconditionally agree to pay in full to the holders of the Capital Securities (except to the extent paid by Citigroup Capital), as and when due, regardless of any defense, right of set-off or counterclaim which Citigroup Capital may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Capital Securities, to the extent Citigroup Capital has funds available therefor, and (ii) the redemption price of $ per Capital Security, plus all accrued and unpaid distributions (the "Redemption Price"), to the extent Citigroup Capital has funds available therefor, with respect to any Capital Securities called for redemption by Citigroup Capital, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of Citigroup Capital (other than in connection with the distribution of Junior Subordinated Debt Securities to the holders of Capital Securities or the redemption of all of the Capital Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Capital Securities to the date of payment or (b) the amount of assets of Citigroup Capital remaining for distribution to holders of the Capital Securities in liquidation of Citigroup Capital. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Capital Securities or by causing Citigroup Capital to pay such amounts to such holders.

    The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities from the time of issuance of the Capital Securities but will not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of Citigroup Capital, except to the extent Citigroup Capital shall have funds available therefor. If the Company does not make interest payments on the Junior Subordinated Debt Securities, Citigroup Capital will not pay distributions on the Capital Securities and will not have funds available therefor. See "Description of Junior Subordinated Debt Securities." The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Citigroup Capital (other than with respect to Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Capital Securities.

CERTAIN COVENANTS OF THE COMPANY

    In the Guarantee, the Company will covenant that, so long as any Capital Securities remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payment with respect thereto (other than (i) repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) as a result of an exchange or conversion of any class or series of the Company's capital stock for any other class or series of the Company's capital stock, or (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) and (b) the Company shall not make any payment of interest on, or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company which rank PARI PASSU with or junior to the Junior Subordinated Debt Securities. The Guarantee, however, will except from the foregoing any stock dividends paid by the Company where the dividend stock is the same stock as that on which the dividend is being paid.

MODIFICATION OF GUARANTEE; ASSIGNMENT

    Except with respect to any changes that do not adversely affect the rights of holders of Capital Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding Capital Securities. All guarantees and agreements contained in the Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

    An Event of Default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee Trustee's rights under the Guarantee, any holder of related Capital Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Citigroup Capital, the Guarantee Trustee or any other person or entity. A holder of Capital Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against Citigroup Capital or any other person or entity.

    The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under the Guarantee and as to any default in such performance.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate as to the Capital Securities upon full payment of the Redemption Price of all Capital Securities, upon distribution of the Junior Subordinated Debt Securities to the holders of the Capital Securities or upon full payment of the amounts payable in accordance with the Declaration upon liquidation of Citigroup Capital. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

STATUS OF THE GUARANTEE

    The Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, (ii) PARI PASSU with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any subsidiary of the Company and (iii) senior to the Company's common stock. The terms of the Capital Securities provide that each holder of Capital Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

    The Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity).

GOVERNING LAW

    The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
             JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of Citigroup Capital is to issue the Trust Securities evidencing undivided beneficial interests in the assets of Citigroup Capital, and to invest the proceeds from such issuance and sale in the Junior Subordinated Debt Securities.

    As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Junior Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Capital Securities; (iii) pursuant to the Indenture, the Company shall pay, and Citigroup Capital shall not be obligated to pay, directly or indirectly, all costs, expenses, debt and obligations of Citigroup Capital other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Citigroup Trustees shall not cause or permit Citigroup Capital to, among other things, engage in any activity that is not consistent with the purposes of Citigroup Capital.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Capital Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of Guarantee" in this Prospectus. If the Company does not make interest payments on the Junior Subordinated Debt Securities purchased by Citigroup Capital, it is expected that Citigroup Capital will not have sufficient funds to pay distributions on the Capital Securities. The Guarantee is a guarantee on a subordinated basis with respect to the Capital Securities from the time of its issuance but does not apply to any payment of distributions unless and until Citigroup Capital has sufficient funds for the payment of such distributions.

    The Guarantee covers the payment of distributions and other payments on the Capital Securities only if and to the extent that the Company has made a payment of interest or principal or other payments on the Junior Subordinated Debt Securities held by Citigroup Capital as its sole asset. The Guarantee, when taken together with the Company's obligations under the Junior Subordinated Debt Securities and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of Citigroup Capital (other than with respect to the Trust Securities), will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the Capital Securities.

    If the Company fails to make interest or other payments on the Junior Subordinated Debt Securities when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Capital Securities, using the procedures described in "Description of the Capital Securities--Book Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Junior Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Junior Subordinated Debt Securities, any holder of Capital Securities may directly institute a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Capital Securities may also institute a Direct Action for payment on or after the respective due date specified in the Junior Subordinated Debt Securities without first (i) directing the Institutional Trustee to enforce the terms of the Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Institutional Trustee's rights under the Junior

Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Consequently, the Company will be entitled to payment of amounts that a holder of Capital Securities receives in respect of an unpaid distribution that resulted in the bringing of a Direct Action to the extent that such holder receives or has already received full payment with respect to such unpaid distribution from Citigroup Capital. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Capital Securities. If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Capital Securities may direct the Guarantee Trustee to enforce its rights thereunder. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Capital Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against Citigroup Capital, the Guarantee Trustee, or any other person or entity. A holder of Capital Securities may also directly institute a legal proceeding against the Company to enforce such holder's right to receive payment under the Guarantee without first (i) directing the Guarantee Trustee to enforce the terms of the Guarantee or (ii) instituting a legal proceeding against Citigroup Capital or any other person or entity.

    The Company and Citigroup Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by the Company of payments due on the Capital Securities. See "Description of Guarantee--General."

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

    The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by holders who purchase the Capital Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, common trust funds, insurance companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the United States Dollar or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly with retroactive effect.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

    In connection with the issuance of the Junior Subordinated Debt Securities, Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"), tax counsel to the Company and Citigroup Capital, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities held by Citigroup Capital will be classified for United States federal income tax purposes as indebtedness of the Company.

CLASSIFICATION OF CITIGROUP CAPITAL

    In connection with the issuance of the Capital Securities, Skadden, Arps will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, Citigroup Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities, and each holder will be required to include in its gross income all interest (or original issue discount ("OID")) and any gain recognized with respect to its allocable share of those Junior Subordinated Debt Securities.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

    Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the Regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance and, accordingly, that a holder of the Capital Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debt Securities in accordance with such holder's method of tax accounting.

    Under the Regulations, if the option to defer any payment of interest was determined not to be "remote," or if the Company exercised such option, the Junior Subordinated Debt Securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debt Securities would thereafter be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debt Securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during an Extension Period.

    No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term "remote" as used in the Regulations, and it is possible that the IRS could take a position contrary to the interpretation herein.

    Because income on the Capital Securities will constitute interest or OID, corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBT SECURITIES OR CASH UPON LIQUIDATION OF
  CITIGROUP CAPITAL

    Under certain circumstances, as described under "Description of the Capital Securities--Special Event Redemption or Distribution," Junior Subordinated Debt Securities may be distributed to holders in exchange for the Capital Securities upon the liquidation of Citigroup Capital. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debt Securities received in liquidation of Citigroup Capital would include the period during which the Capital Securities were held by such holder.

    Under certain circumstances described herein (see "Description of the Capital Securities"), the Junior Subordinated Debt Securities may be redeemed by the Company for cash and the proceeds of such redemption distributed by Citigroup Capital to holders in redemption of their Capital Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "United States Federal Income Taxation--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

    A holder that sells Capital Securities will be considered to have disposed of all or part of its PRO RATA share of the Junior Subordinated Debt Securities and will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities and that the Junior Subordinated Debt Securities are not deemed to be issued with OID, a holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. If the Junior Subordinated Debt Securities are deemed to be issued with OID, a holder's tax basis in the Capital Securities generally will be its initial purchase price, increased by OID previously includible in such holder's gross income to the date of disposition and decreased by distributions or other payments received on the Capital Securities since and including the date that the Junior Subordinated Debt Securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss (except to the extent of any accrued interest with respect to such holder's PRO RATA share of the Junior Subordinated Debt Securities required to be included in income) and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

    Should the Company exercise its option to defer any payment of interest on the Junior Subordinated Debt Securities, the Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a holder who disposes of its Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition and to add such amount to its adjusted tax basis in its PRO RATA share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

    For purposes of this discussion, a "Non-United States Holder" is any person other than (i) a citizen or a resident of the United States; (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust's administration and (B) one or more United States persons have the authority to control all of the trust's substantial decisions. The term "United States" means the United States of America (including the States and the District of Columbia).

    Under present United States federal income tax law: (i) payments by Citigroup Capital or any of its paying agents to any holder of a Capital Security who or which is a Non-United States Holder will not be subject to United States federal withholding tax; PROVIDED, that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Capital

Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to Citigroup Capital or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to Citigroup Capital or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes Citigroup Capital or its agent with a copy thereof; and (ii) a Non-United States Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

    Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

    Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS on a timely basis.

    The United States Treasury Department recently issued final regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-United States Holders after December 31, 1999. The new Treasury regulations would alter the procedures for claiming the benefits of an income tax treaty and may change the certification procedures relating to the receipt by intermediaries of payments on behalf of a beneficial owner of a Junior Subordinated Debt Security. Holders of Capital Securities should consult their tax advisors concerning the effect, if any, of such new Treasury regulations on an investment in the Capital Securities.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (an "ERISA Plan") should consider the fiduciary standards of ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment in the Capital Securities of the Trust. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the ERISA Plan and whether the investment is appropriate for the ERISA Plan in view of its overall investment policy and diversification of its portfolio.

    Certain provisions of ERISA and the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to section 4975 of the Code (collectively, "Plans"), from engaging in certain transactions involving "plan assets" with parties that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. The U.S. Department of Labor has issued a final regulation (the "Regulation") with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests are deemed to be plan assets.

    Under such Regulation, for purposes of ERISA and section 4975 of the Code, the assets of the Trust would be deemed to be "plan assets" of a Plan whose assets were used to purchase Capital Securities of the Trust if the Capital Securities of the Trust were considered to be equity interests in the Trust and no exception to plan asset status were applicable under the Regulation.

    If the assets of the Trust were deemed to be plan assets of Plans that are holders of the Capital Securities of the Trust, a Plan's investment in the Capital Securities of the Trust might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in Capital Securities of the Trust. Also, the Company might be considered a "party in interest" or "disqualified person" with respect to Plans whose assets were used to purchase Capital Securities of the Trust. If this were the case, an investment in Capital Securities of the Trust by a Plan might constitute, or in the course of the operation of the Trust give rise to, a prohibited transaction under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to the Company would be considered to occur under ERISA and the Code.

    In addition, the Company might be considered a "party in interest" or "disqualified person" with respect to certain Plans for reasons unrelated to the operation of the Trust, E.G., because of the provision of services by the Company or an affiliate to the Plan. A purchase of Capital Securities of the Trust by any such Plan would be likely to result in a prohibited extension of credit to the Company, without regard to whether the assets of the Trust constituted plan assets.

    Because of the possibility that a prohibited extension of credit could occur as a result of the purchase or holding of the Capital Securities of the Trust by a Plan, the Capital Securities of the Trust may be not purchased or held by any Plan or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transaction involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), or PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Any purchaser of the Capital Securities of the Trust or any interest therein will be deemed to have represented to the Trust that either (a) it is not a Plan and is not purchasing such securities (or interest therein) on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the Capital Securities of the Trust (or interest therein) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

    Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of Capital Securities of the Trust with Plan assets consult with its counsel regarding the consequences under ERISA and the Code of the acquisition and ownership of Capital Securities of the Trust and the availability of exemptive relief under the class exemptions listed above. In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 114 S.Ct. 517 (1993), the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. The issues raised in HARRIS TRUST have also been the subject of legislative action, and have been addressed in proposed regulations issued by the U.S. Department of Labor in December 1997.

                                  UNDERWRITING

    Under the terms and subject to the conditions of the Underwriting Agreement
dated             (the "Underwriting Agreement"), each Underwriter named below
(the "Underwriters") has severally agreed to purchase from Citigroup Capital, and Citigroup Capital has agreed to sell to such Underwriter, the number of Capital Securities set forth opposite the name of such Underwriter below.

                                                                                  NUMBER OF
                                                                                  CAPITAL
UNDERWRITERS                                                                      SECURITIES
--------------------------------------------------------------------------------  ------------

                                                                                  ------------
Total
                                                                                  ------------
                                                                                  ------------

    The Underwriters are obligated to take and pay for the total number of Capital Securities offered hereby if any such Capital Securities are purchased. In the event of default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

    Underwriters, dealers and agents may be entitled, under agreements with Citigroup Capital and the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Capital and the Company and affiliates of Citigroup Capital and the Company in the ordinary course of business.

    Citigroup Capital and the Company have agreed, during the period beginning on the date of the Underwriting Agreement and continuing to and including the
date that is   days after the closing date for the purchase of the Capital
Securities, not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any preferred stock or any other securities (including any backup undertakings of such preferred stock or other securities) of the Company or of Citigroup Capital, in each case that are substantially similar to the Capital Securities, or any securities convertible into or exchangeable for the Capital Securities or such substantially similar securities of either Citigroup Capital or the Company, except securities in the offering or with the prior
written consent of             .

    In view of the fact that the proceeds of the sale of the Capital Securities will ultimately be used to purchase the Junior Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will pay as
compensation to the Underwriters $      per Capital Security for the accounts of
the several Underwriters ($      in the aggregate); PROVIDED that such
compensation will be $ per Capital Security for sales of 10,000 or more Capital Securities to a single purchaser. Therefore, to the extent of such sales, the actual amount of Underwriters' Compensation will be less than the aggregate amount specified in the preceding sentence.

    The Underwriters propose to offer the Capital Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and to certain dealers at a price that represents a
concession not in excess of $      , provided that such concession for sales of
10,000 or more Capital Securities to a single purchaser will not be in excess of
$      per Capital Security. The Underwriters may allow, and such dealers may
reallow, a concession not in excess of $      per Capital Security to certain
brokers and dealers. After the Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives of the Underwriters.

    Application will be made to list the Capital Securities on the NYSE. If approved for listing, we expect the Capital Securities will begin trading on the NYSE within 30 days after they are first issued.

    The broker-dealer subsidiaries of the Company (the "Broker-Dealer Subsidiaries") are members of the National Association of Securities Dealers, Inc. (the "NASD") and subsidiaries of the Company, and may participate in distributions of the Capital Securities. Accordingly, offerings of Capital Securities in which Broker-Dealer Subsidiaries participate will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

    In connection with this offering and in accordance with applicable law and industry practice, the underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Capital Securities at levels above those which might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when Capital Securities originally sold by the syndicate member are purchased in syndicate covering transactions. Such transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. The underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

    If any Broker-Dealer Subsidiary makes an offering of the Capital Securities, such offering will be conducted pursuant to the applicable sections of Rule 2810 of the Conduct Rules of the NASD. The Underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

    This Prospectus may also be used by any Broker-Dealer Subsidiary in connection with offers and sales of the Capital Securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any Broker-Dealer Subsidiary may act as principal or agent in such transactions. No Broker-Dealer Subsidiary has any obligation to make a market in any of the Capital Securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

                                 LEGAL MATTERS

    The validity of the Capital Securities, the Junior Subordinated Debt Securities, the Guarantee and certain matters relating thereto and certain United States federal income tax matters will be passed upon for the Company and Citigroup Capital by Skadden, Arps, New York, New York. Certain legal matters will be passed upon for the Underwriters by Dewey Ballantine LLP, New York, New York. Kenneth J. Bialkin, a partner of Skadden, Arps, is a director of the Company and he and other attorneys in such firm beneficially own an aggregate of less than one percent of the common stock of the Company. Dewey Ballantine LLP has from time to time acted as counsel for the Company and certain of its subsidiaries and may do so in the future. A member of Dewey Ballantine LLP participating in this matter is the beneficial owner of shares of the Company's common stock.

                                    EXPERTS

    The consolidated financial statements and schedules of Travelers Group Inc. ("Travelers") as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, incorporated by reference or included in Travelers' Annual Report on Form 10-K, as amended, for the year ended December 31, 1997, and incorporated by reference herein, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their reports thereon (also incorporated by reference herein), which reports state that KPMG Peat Marwick LLP did not audit the consolidated financial statements of Salomon Inc and its subsidiaries, appearing in Salomon Inc's Annual Report on Form 10-K for the year ended December 31, 1996 (the "Salomon Financials"), as of December 31, 1996, and for each of the two years in the period ended December 31, 1996 and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. The consolidated financial statements of Travelers referred to above are incorporated by reference herein in reliance upon such reports and upon the authority of said firms as experts in accounting and auditing.

    The consolidated financial statements of Citicorp and its subsidiaries as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 1997 and 1996, included in the 1997 Citicorp Annual Report and Form 10-K, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

    The supplemental consolidated financial statements and schedule of Citigroup Inc. (formerly Travelers Group Inc.) ("Citigroup") as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, included in Citigroup's Current Report on Form 8-K dated October 26, 1998, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon, included therein and incorporated herein by reference, which report states that KPMG Peat Marwick LLP did not audit the Salomon Financials (as defined above) and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. The supplemental consolidated financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of Citigroup after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements referred to above are incorporated by reference herein in reliance upon such reports given the authority of said firms as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on consolidated financial statements of Citigroup issued at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

                             AVAILABLE INFORMATION

    Our Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the SEC. You can inspect and copy such reports and other information at the public reference facilities maintained by the SEC at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World Trade Center, New York, New York 10048. You can also obtain copies of such material from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as our Company, that file electronically with the SEC. The Company's common stock is listed on the NYSE and The Pacific Exchange, Inc., and such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and The Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012.

    We have filed with the SEC a Registration Statement on Form S-3 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Capital Securities. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Capital Securities, reference is made to the Registration Statement and exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Company's Registration Statement, each such statement being qualified in all respects by such reference.

    No separate financial statements of Citigroup Capital have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Citigroup Capital will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Citigroup Capital has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company, and (iii) the obligations of the Citigroup Capital under the Capital Securities are fully and unconditionally guaranteed by the Company to the extent that Citigroup Capital has funds available to meet such obligations. See "Description of the Junior Subordinated Debt Securities" and "Description of Guarantee."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Our Company incorporates by reference into this Prospectus the following documents previously filed with the SEC pursuant to the Exchange Act:

       1. Annual Report on Form 10-K, as amended, of the Company for the fiscal year ended December 31, 1997;

       2. Quarterly Reports on Form 10-Q of the Company for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

       3. Current Reports on Form 8-K of the Company, dated January 6, 1998, January 26, 1998, February 17, 1998, April 6, 1998, April 8, 1998,
           April 20, 1998, June 1, 1998, July 20, 1998, August 18, 1998, August
           31, 1998, October 8, 1998, October 21, 1998, October 26, 1998,
           October 29, 1998, November 1, 1998 and November 13, 1998.

    Any documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the later of
(i) the termination of the offering of Capital Securities hereby and (ii) the date on which any Broker-Dealer Subsidiary ceases offering and selling Capital Securities pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such document.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

    We will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference in the Registration Statement of which this Prospectus forms a part other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be directed to Citigroup Inc., 153 East 53(rd) Street, New York, NY 10043; Attention: Treasurer; telephone (212) 559-1000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                        Securities
                               CITIGROUP CAPITAL

                               % CAPITAL SECURITIES

                             $  LIQUIDATION AMOUNT

                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                                 CITIGROUP INC.

                                     [LOGO]
                                    -------

                                   PROSPECTUS

                                   ---------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Registrants in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission Registration fee and the NASD fee.

Commission Registration Fee...................................  $1,153,700.00
Accounting Fees...............................................    150,000.00
Trustees' Fees and Expenses...................................     75,000.00
Blue Sky Fees and Expenses....................................     40,000.00
Printing and Engraving Fees...................................    500,000.00
Rating Agency Fees............................................  2,000,000.00
NASD Fee......................................................     30,500.00
Legal Fees and Expenses.......................................    500,000.00
Stock Exchange Listing Fees...................................    254,300.00
Miscellaneous.................................................      6,500.00
                                                                ------------
    Total.....................................................  $4,710,000.00
                                                                ------------
                                                                ------------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized and ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section Four of Article IV of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

    The Declaration of each of the Citigroup Trusts provides that no Institutional Trustee or any of its affiliates, Delaware Trustee or any of its affiliates, or officer, director, shareholder, member, partner, employee, representative custodian, nominee or agent of the Institutional Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee, or any employee or agent of such Citigroup Trust or its affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such Citigroup Trust, any affiliate of such Citigroup Trust or any holder of securities issued by such Citigroup Trust, or to any officer, director, shareholder, partner, member, representative, employee or agent of such Citigroup Trust or its Affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of such Citigroup Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any loss, damage, or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence (or in the case of a Fiduciary Indemnified Person, negligence) or willful misconduct with respect to such acts or omissions. The Declaration of each Citigroup Trust also provides that, to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in right of such Citigroup Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration of each Citigroup Trust also provides that to the full extent permitted by law, the Company shall indemnify any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of such Citigroup Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Citigroup Trust and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Citigroup Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper. The Declaration of each Citigroup Trust further provides that expenses (including attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in the immediately preceding two sentences shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in the Declaration.

    The directors and officers of the Company and the Regular Trustee are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or the Citigroup Trusts. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify the Company's directors and their officers and the Citigroup Trustees who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to the Company or any of the Citigroup Trusts by or on behalf of such indemnifying party.

    For the undertaking with respect to indemnification, see Item 17 herein.

    See the forms of Underwriting Agreements and the form of Distribution Agreement filed or to be filed as Exhibits 1.01, 1.02, 1.03, 1.04, 1.05 and 1.06 for certain indemnification provisions.

ITEM 16. EXHIBITS.

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      1.01      --      Underwriting Agreement Basic Provisions, dated January 12, 1993 relating to Debt Securities
                        (incorporated by reference to Exhibit 1.01 to Amendment No. 1 to the Company's Registration
                        Statement on Form S-3 (No. 33-55542)).
      1.02      --      Form of Underwriting Agreement for Index Warrants will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      1.03      --      Form of Underwriting Agreement for Preferred Stock (incorporated by reference to Exhibit 1.2 to the Company's Registration Statement on Form S-3 (No. 333-27155)).
      1.04      --      Form of Distribution Agreement relating to the Company's Medium-Term Senior Notes, Series A, and
                        Medium-Term Subordinated Notes, Series A.*
      1.05      --      Form of Underwriting Agreement for Capital Securities.*
      1.06      --      Form of Underwriting Agreement for Common Stock will be filed as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
      4.01      --      Restated Certificate of Incorporation of the Company.*
      4.02      --      By-Laws of the Company effective October 8, 1998 (incorporated by reference to Exhibit 3.02 to the Company's Quarterly Report on Form 10-Q dated September 30, 1998).
      4.03      --      Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.01 to the Company's
                        Registration Statement on Form S-3 (No. 33-55542)).

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      4.04      --      First Supplemental Indenture, dated as of December 15, 1988, among Primerica Corporation,
                        Primerica Holdings, Inc. and The Bank of New York, as trustee (incorporated by reference to
                        Exhibit 4.02 to the Company's Registration Statement on Form S-3 (No. 33-55542)).
      4.05      --      Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings, Inc. and
                        The Bank of New York, as trustee (incorporated by reference to Exhibit 4.03 to the Company's
                        Registration Statement on Form S-3 (No. 33-55542)).
      4.06      --      Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Inc.,
                        Primerica Corporation and The Bank of New York, as trustee (incorporated by reference to Exhibit
                        5 to the Company's Form 8-A dated December 21, 1992, with respect to the Company's 7 3/4% Notes
                        Due June 15, 1999 (No. 1-9924)).
      4.07      --      Fourth Supplemental Indenture, dated as of November 2, 1998, between the Company and The Bank of
                        New York, as trustee (incorporated by reference to Exhibit 4.01 to the Company's Quarterly Report on Form 10-Q dated September 30, 1998).
      4.08      --      Indenture, dated as of July 17, 1998, between the Company and The First National Bank of Chicago, as trustee (incorporated by reference to Exhibit 4.05 to the Company's Registration Statement on
                        Form S-3 (No. 333-51201)).
      4.09      --      First Supplemental Indenture, dated as of December 15, 1998 between the Company and The First
                        National Bank of Chicago, as trustee.*
      4.10      --      Form of proposed Index Warrant Agreement for Index Warrants, with form of proposed Index Warrant
                        Certificate attached as an exhibit thereto, will be filed as an Exhibit to a Current Report on
                        Form 8-K and incorporated herein by reference.
      4.11      --      Form of Certificate for Preferred Stock will be filed as an exhibit to a Current Report on Form
                        8-K and incorporated herein by reference.
      4.12      --      Form of Deposit Agreement (incorporated by reference to Exhibit 4.17 to the Company's
                        Registration Statement on Form S-3 (No. 333-27155)).
      4.13      --      Form of Depositary Receipt (included in Exhibit 4.12).
      4.14      --      Forms of Medium-Term Senior Notes, Series A and Medium-Term Subordinated Notes, Series A.*
      4.15      --      Certificate of Trust of Citigroup Capital VI, as amended.*
      4.16      --      Certificate of Trust of Citigroup Capital VII, as amended.*
      4.17      --      Certificate of Trust of Citigroup Capital VIII, as amended.*
      4.18      --      Certificate of Trust of Citigroup Capital IX.*
      4.19      --      Certificate of Trust of Citigroup Capital X.*
      4.20      --      Certificate of Trust of Citigroup Capital XI.*
      4.21      --      Certificate of Trust of Citigroup Capital XII.*
      4.22      --      Certificate of Trust of Citigroup Capital XIII.*
      4.23      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VI.*
      4.24      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VII.*
      4.25      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital VIII.*
      4.26      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital IX.*
      4.27      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital X.*
      4.28      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XI.*
      4.29      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XII.*
      4.30      --      Form of Amended and Restated Declaration of Trust for Citigroup Capital XIII.*
      4.31      --      Form of Indenture between the Company and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.11 to the Company's Registration Statement on Form S-3 (No. 333-12439)).

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
      4.32      --      First Supplemental Indenture, dated as of December 15, 1998, between the Company and The Chase
                        Manhattan Bank, as trustee.*
      4.33      --      Forms of Capital Security for each of the Trusts (included in Exhibits 4.23-4.30).
      4.34      --      Forms of Common Security for each of the Trusts (included in Exhibits 4.23-4.30).
      4.35      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VI (incorporated by reference to Exhibit 4.14 to the Company's Registration Statement on Form S-3 (No. 333-27155)).
      4.36      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VII (incorporated by reference to Exhibit 4.15 to the Company's Registration Statement on Form S-3 (No.
                        333-27155)).
      4.37      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital VIII.*
      4.38      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital IX.*
      4.39      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital X.*
      4.40      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XI.*
      4.41      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XII.*
      4.42      --      Form of Guarantee with respect to the Capital Securities of Citigroup Capital XIII.*
      4.43      --      Form of Junior Subordinated Debt Securities (included in Exhibit 4.31).
      5.01      --      Opinion of Stephanie B. Mudick, Esq.*
      5.02      --      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the Capital Securities and
                        Preferred Stock.*
     12.01      --      Supplemental Calculation of Ratio of Income to Fixed Charges and Supplemental Calculation of
                        Ratio of Income to Combined Fixed Charges Including Preferred Stock Dividends (incorporated by reference to Exhibit 12.01 to the Company's Current Report on Form 8-K dated November 13, 1998).
     23.01      --      Consent of KPMG Peat Marwick LLP, independent public accountants.*
     23.02      --      Consent of KPMG Peat Marwick LLP, independent public accountants.*
     23.03      --      Consent of KPMG Peat Marwick LLP, independent public accountants.*
     23.04      --      Consent of Arthur Andersen LLP, independent public accountants.*
     23.05      --      Consent of Stephanie B. Mudick, Esq. (included in Exhibit 5.01).
     23.06      --      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.02).
     24.01      --      Powers of Attorney of certain Directors.*
     25.01      --      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Indenture dated as of March 15, 1987, as supplemented.*
     25.02      --      Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture dated as of July
                        17, 1998, as supplemented.*
     25.03      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VI.*
     25.04      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VII.*
     25.05      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital VIII.*
     25.06      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital IX.*

  EXHIBIT
  NUMBER                                                           DESCRIPTION
-----------             -------------------------------------------------------------------------------------------------
     25.07      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as trustee under the Declaration of Trust of Citigroup Capital X.*
     25.08      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XI.*
     25.09      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XII.*
     25.10      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Declaration of Trust of Citigroup Capital XIII.*
     25.11      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Trustee under the Indenture dated as of October 7, 1996, as supplemented.*
     25.12      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital VI.*
     25.13      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Preferred Capital Securities of Citigroup Capital VII.*
     25.14      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital VIII.*
     25.15      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital IX.*
     25.16      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital X.*
     25.17      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XI.*
     25.18      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XII.*
     25.19      --      Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
                        Manhattan Bank, as Guarantee Trustee under the Capital Securities Guarantee of Citigroup Inc. for the benefit of holders of Capital Securities of Citigroup Capital XIII.*

------------------------

*   Filed herewith.

ITEM 17. UNDERTAKINGS.

    Each of Citigroup Inc., Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII hereby undertakes:

        (A)(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       PROVIDED, HOWEVER, that the undertakings set forth in clauses (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Citigroup Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Citigroup Inc.'s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of any such registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

        (D)(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 15(th) day of December, 1998.

                                              CITIGROUP INC.

                                              By:        /s/ HEIDI G. MILLER
                                                         -----------------------------------------
                                                         Heidi G. Miller
                                                         Chief Financial Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED THIS 15(TH) DAY OF DECEMBER, 1998.

                       SIGNATURES
--------------------------------------------------------

                    /s/ JOHN S. REED                      Chairman of the Board, Co-Chief Executive Officer
      --------------------------------------------        (Principal Executive Officer) and Director
                      John S. Reed

                  /s/ SANFORD I. WEILL                    Chairman of the Board, Co-Chief Executive Officer
      --------------------------------------------        (Principal Executive Officer) and Director
                    Sanford I. Weill

                  /s/ HEIDI G. MILLER                     Chief Financial Officer
      --------------------------------------------        (Principal Financial Officer)
                    Heidi G. Miller

                   /s/ IRWIN ETTINGER                     Chief Accounting Officer
      --------------------------------------------        (Principal Accounting Officer)
                     Irwin Ettinger

                  /s/ ROGER W. TRUPIN                     Controller (Principal Accounting Officer)
      --------------------------------------------
                    Roger W. Trupin

                           *                              Director
      --------------------------------------------
                  C. Michael Armstrong

                           *                              Director
      --------------------------------------------
                      Judith Arron

                           *                              Director
      --------------------------------------------
                    Alain J.P. Belda

                           *                              Director
      --------------------------------------------
                   Kenneth J. Bialkin

                           *                              Director
      --------------------------------------------
                    Kenneth T. Derr

                           *                              Director
      --------------------------------------------
                     John M. Deutch

                           *                              Director
      --------------------------------------------
                   Ann Dibble Jordan

                           *                              Director
      --------------------------------------------
                      Reuben Mark

                           *                              Director
      --------------------------------------------
                    Michael T. Masin

                           *                              Director
      --------------------------------------------
                    Dudley C. Mecum

                           *                              Director
      --------------------------------------------
                   Richard D. Parsons

                           *                              Director
      --------------------------------------------
                   Andrall E. Pearson

                           *                              Director
      --------------------------------------------
                   Robert B. Shapiro

                           *                              Director
      --------------------------------------------
                   Franklin A. Thomas

                           *                              Director
      --------------------------------------------
                    Edgar S. Woolard

                           *                              Director
      --------------------------------------------
                     Arthur Zankel

*By:                  /s/ HEIDI G. MILLER
           ----------------------------------------
                        Heidi G. Miller
                       Attorney-in-Fact

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, each of Citigroup Capital VI, Citigroup Capital VII, Citigroup Capital VIII, Citigroup Capital IX, Citigroup Capital X, Citigroup Capital XI, Citigroup Capital XII and Citigroup Capital XIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, this 15(th) day of December, 1998.

                                CITIGROUP CAPITAL VI

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL VII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL VIII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL IX

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL X

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL XI

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL XII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee

                                CITIGROUP CAPITAL XIII

                                By:               /s/ ROBERT MATZA
                                     -----------------------------------------
                                              Robert Matza, as Trustee

                                By:              /s/ IRWIN ETTINGER
                                     -----------------------------------------
                                             Irwin Ettinger, as Trustee